Exhibit 10.1

Execution Version

AMENDMENT No. 6, dated as of February 10, 2023 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of April 13, 2017, amended by Amendment No. 1, dated as of March 14, 2018, Amendment No. 2, dated as of April 27, 2020, Amendment No. 3, dated as of September 28, 2020, Amendment No. 4, dated as of December 15, 2021 and Amendment No. 5, dated as of February 7, 2022, among CEDAR FAIR, L.P., a Delaware limited partnership (the “U.S. Borrower”), MAGNUM MANAGEMENT CORPORATION, an Ohio corporation (“MMC”), MILLENNIUM OPERATIONS LLC, a Delaware limited liability company (“MML” and, together with MMC, the “U.S. Co-Borrowers”), CANADA’S WONDERLAND COMPANY, a Nova Scotia unlimited company (the “Canadian Borrower” and, collectively with the U.S. Borrower and the U.S. Co-Borrowers, the “Borrowers” and, individually, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), the Issuing Lenders party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and as collateral agent (as amended, restated, modified and supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).

WHEREAS, the Borrowers have requested to amend the Existing Credit Agreement in order to, among other things, (i) extend the Revolving Termination Date of the Revolving Credit Facilities to be the date that is five years after the Amendment No. 6 Effective Date (as defined below), (ii) replace the LIBOR-based interest rate applicable to the Revolving Credit Facilities with a SOFR-based rate and (iii) make certain other amendments to the Existing Credit Agreement in connection therewith, in each case, in accordance with Section 11.1 of the Existing Credit Agreement;

WHEREAS, each person party hereto as a Lender and/or an Issuing Lender has agreed to such amendments and has agreed to provide Revolving Commitments and Letter of Credit Commitments, respectively, in the amounts set forth opposite such Lender’s or Issuing Lender’s name on Schedule I hereto, in each case on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to Credit Amendment. Each of the parties hereto hereby agrees that, effective on the Amendment No. 6 Effective Date (as defined below):

(a) the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto;

(b) Exhibit J to the Existing Credit Agreement shall be replaced in its entirety with Exhibit B hereto; and

(c) Schedule 1.2 to the Existing Credit Agreement shall be replaced in its entirety with Schedule I hereto.

Section 2. The Commitments.

(a) Effective as of the Amendment No. 6 Effective Date, (i) each Lender party hereto hereby agrees to provide a U.S. Revolving Commitment and a Canadian Revolving Commitment under the Amended Credit Agreement in the amounts set forth opposite its name on Schedule I hereto under the headings “U.S. Revolving Commitment” and “Canadian Revolving Commitment”, respectively, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement and (ii) the Borrowers, the Lenders party hereto and the Administrative Agent agree that the Revolving Commitments in effect under Existing Credit Agreement shall be terminated in full and the Revolving Commitments of each Lender party hereto provided as set forth in clause (i) above shall become effective;

(b) Each Lender party hereto (i) confirms that it has received a copy of the Amended Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender. Each Lender acknowledges and agrees that, on and as of the Amendment No. 6 Effective Date, such Lender shall be a Lender under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(c) On the Amendment No. 6 Effective Date, (i) the Borrowers shall pay to the Administrative Agent, for the account of each of the Lenders under the Existing Credit Agreement immediately prior to the Amendment No. 6 Effective Date (each, an “Existing Lender”), all accrued fees and interest under the Existing Credit Agreement to, but not including, the Amendment No. 6 Effective Date, (ii) each Existing Lender will, to the extent applicable, automatically and without further act be deemed to have assigned to each Lender party hereto, and each Lender party hereto will, to the extent applicable, automatically and without further act be deemed to have assumed, a portion of such Existing Lender’s participations under the Existing Credit Agreement in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations under the Amended Credit Agreement in Letters of Credit held by each Lender party hereto will equal such Lender’s Revolving Credit Percentage (after giving effect to this Amendment) and (iii) the Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the Amendment No. 6 Effective Date shall be prepaid on the Amendment No. 6 Effective Date from the proceeds of a borrowing of Revolving Loans under the Amended Credit Agreement in the amount of $40,000,000, which borrowing shall be a Term SOFR Rate Loan with an Interest Period of one month commencing on February 10, 2023.

(d) Each Issuing Lender acknowledges and agrees that, on and as of the Amendment No. 6 Effective Date, such Issuing Lender shall be an Issuing Lender under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, with a Letter of Credit Commitment as set forth on Schedule 1 hereto, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of an Issuing Lender thereunder.

Section 3. Release of Mortgages. Each of the Lenders party to this Amendment hereby (i) agree that the Mortgages on any properties (x) with a fair market value equal to or less than $15,000,000, (y) that do not constitute fee owned real property of Cedar Fair LP or any of its Subsidiaries, or (z) not otherwise listed on Schedule 1.1 attached hereto (the “Released Mortgaged Properties”) shall be automatically released, discharged and terminated; (ii) authorizes the Collateral Agent to execute and deliver mortgage releases, discharges and terminations with respect thereto; and (iii) authorizes the filing and/or recording of such mortgage releases, discharges and terminations in the recording offices of the applicable jurisdiction.

Section 4. Conditions to the Amendment No. 6 Effective Date. This Amendment shall become effective on the date (such date, if any, the “Amendment No. 6 Effective Date”) that the following conditions have been satisfied:

(a) Execution of Amendment. The Administrative Agent shall have received executed signature pages hereto from (i) each Loan Party and (ii) each Lender and Issuing Lender identified on Schedule I hereto (which may, in each case, include any electronic signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of this Amendment);

(b) Fees. The Administrative Agent shall have received (x) payment of all fees and expenses required to be paid or reimbursed to JPMorgan Chase Bank, N.A., as separately agreed between the U.S. Borrower and JPMorgan Chase Bank, N.A., (y) for the account of each Lender, an upfront fee equal to 0.50% of the aggregate principal amount of the Revolving Commitments of such Revolving Lender under the Amended Credit Agreement on the Amendment No. 6 Effective Date and (z) evidence reasonably satisfactory to it that substantially concurrently with the effectiveness of this Amendment on the Amendment No. 6 Effective Date all accrued fees and interest referred to in Section 2(c)(i) above shall have been paid;

(c) Officer’s Certificate. the Administrative Agent shall have received:

(i) a copy of the resolutions or equivalent action of the governing body of each Loan Party authorizing, the execution, delivery and performance of this Amendment, certified by the secretary, an assistant secretary or other authorized representative of such Loan Party as of the Amendment No. 6 Effective Date, which certificate shall state that the resolutions or other action thereby certified have not been amended, modified (except as any later such resolution or other action may modify any earlier such resolution or other action), revoked or rescinded and are in full force and effect;

(ii) a certificate of each Loan Party, dated as of the Amendment No. 6 Effective Date, as to the incumbency and signature of the officers or other authorized signatories of such Loan Party executing this Amendment executed by a Responsible Officer or other authorized representative and the secretary, any assistant secretary or another authorized representative of such Loan Party;

(iii) copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Amendment No. 6 Effective Date as complete and correct copies thereof (or no changes since last delivered to the Administrative Agent) by the secretary, an assistant secretary or other authorized representative of such Loan Party; and

(iv) a certificate from the U.S. Borrower, dated as of the Amendment No. 6 Effective Date, certifying as to the accuracy of the representations and warranties set forth in Section 5 below;

(d) KYC Information. The Administrative Agent shall have received, at least three (3) Business Days prior to the Amendment No. 6 Effective Date, (i) all documentation and other information about the Borrowers and the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) to the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification as required by the Beneficial Ownership Regulation in relation to such Borrower, in each case, that has been requested by the Administrative Agent in writing at least three (3) Business Days prior to the Amendment No. 6 Effective Date;

(e) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions covering such matters as may be reasonably requested by the Administrative Agent:

(i) the legal opinion of Simpson Thacher & Bartlett LLP, New York counsel to Cedar Fair LP and its Subsidiaries;

(ii) the legal opinion of Squire Patton Boggs (US) LLP, Ohio counsel to Cedar Fair LP and its Subsidiaries;

(iii) the legal opinion of Fasken Martineau DuMoulin LLP, Ontario counsel to Cedar Fair LP and its Subsidiaries;

(iv) the legal opinion of Warner Norcross & Judd LLP, Michigan counsel to Cedar Fair LP and its Subsidiaries; and

(v) the legal opinion of McInnes Cooper, Nova Scotia counsel to Cedar Fair LP and its Subsidiaries; and

(f) Flood. The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the U.S. Borrower and each Loan Party relating thereto) and, if required, evidence of flood insurance as required by Section 7.5(b) of the Credit Agreement and as required by applicable law and otherwise in form and substance reasonably acceptable to the Administrative Agent.

Section 5. Representation and Warranties. The U.S. Borrower hereby represents and warrants that as of the Amendment No. 6 Effective Date, immediately after giving effect to the transactions to occur on the Amendment No. 6 Effective Date, (i) no Event of Default or Default has occurred and is continuing under the Amended Credit Agreement and (ii) the representations and warranties of the U.S. Borrower and each Loan Party contained in the Amended Credit Agreement and each other Loan Document are true and correct in all material respects as of the Amendment No. 6 Effective Date; provided that to the extent that such representations and warranties specifically relate to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Section 6. Post-Closing Mortgage Matters. Within 90 days after the Amendment No. 6 Effective Date (or such longer period as the Collateral Agent may agree in its reasonable discretion), U.S. Borrower or the applicable Loan Party shall deliver either the items listed in paragraph (i) or the items listed in paragraph (ii) below:

(i) an opinion or email confirmation from local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Collateral Agent, substantially to the effect that, after giving effect to this Amendment:

(A) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations (as defined in each Mortgage), including the Obligations evidenced by this Amendment and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(B) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement as amended by this Amendment and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(i) with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Collateral Agent:

(A) with respect to each Mortgage encumbering a Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent; and

(B) with respect to each Mortgage Amendment, a title search (each, a “Title Search,” collectively, the “Title Searches”) from and after the date of the most recent date of each existing Title Policy relating to the Mortgage encumbering the Mortgaged Property subject to such Mortgage assuring the Collateral Agent that such Mortgaged Property is free and clear of all Liens other than Liens permitted pursuant to clauses (a), (b), (e), (h), (i), (k) and (m) of Section 8.3 or otherwise consented to by the Collateral Agent, and such Title Search shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent; and

(C) with respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to the Collateral Agent and the Secured Parties, (y) shall cover the enforceability of the respective Mortgage as amended by such Mortgage Amendment, the due authorization, execution and delivery of the Mortgage Amendment and (z) shall be in form and substance reasonably satisfactory to the Collateral Agent.

Section 7. Loan Party Acknowledgment. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Existing Credit Agreement and this Amendment and consents to the amendment of the Existing Credit Agreement effected pursuant to this Amendment and the Amended Credit Agreement and acknowledges and agrees that the Lenders (including both existing Lenders and additional Lenders) are “Lenders” and “Secured Parties” for all purposes under the Loan Documents to which such Loan Party is a party. Each Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound, all Liens created thereunder and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document (as amended hereby)). Each Loan Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and the Amended Credit Agreement.

Section 8. Reference to and effect on the Existing Credit Agreement and the Other Loan Documents. On and after the Amendment No. 6 Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement reflecting the amendments set forth in Section 1. Except as specifically amended by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Amended Credit Agreement or any of the other Loan Documents. This Amendment and the Amended Credit Agreement do not constitute a novation of the Obligations or any of the Loan Documents.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For purposes of this Section 9, “Electronic Signature” means an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Section 10. Governing Law, Submission to Jurisdiction and Waiver of Jury Trial. The provisions of Sections 11.11 (Governing Law), 11.12 (Submission to Jurisdiction; Waivers) and 11.16 (Waiver of Jury Trial) of the Amended Credit Agreement shall apply with like effect to this Amendment. This Amendment is a Loan Document as defined in and for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 11. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CEDAR FAIR, L.P.

By:	Cedar Fair Management Inc., its General Partner

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

MAGNUM MANAGEMENT CORPORATION

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

MILLENNIUM OPERATIONS LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

CANADA’S WONDERLAND COMPANY

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Secretary

CAROWINDS LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Cedar Fair Amendment No. 6]

CEDAR FAIR SOUTHWEST INC.

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

CEDAR POINT PARK LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

DORNEY PARK LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

GEAUGA LAKE LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

KINGS DOMINION LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

KINGS ISLAND COMPANY

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Cedar Fair Amendment No. 6]

KINGS ISLAND PARK LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

KNOTT’S BERRY FARM LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

MICHIGAN’S ADVENTURE, INC.

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

MICHIGAN’S ADVENTURE PARK LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

VALLEYFAIR LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

WONDERLAND COMPANY INC.

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Cedar Fair Amendment No. 6]

WORLDS OF FUN LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

CALIFORNIA’S GREAT AMERICA LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

GALVESTON WATERPARK, LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

NEW BRAUNFELS WATERPARK, LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

SAWMILL CREEK LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Cedar Fair Amendment No. 6]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Issuing Lender and a Lender

By:	/s/ Matthew Cheung
Name: Matthew Cheung
Title: Vice President

[Signature Page to Cedar Fair Amendment No. 6]

KEYBANK NATIONAL ASSOCIATION, as a Lender and an Issuing Lender

By:	/s/ Lynnette Ritter
Name: Lynnette Ritter
Title: SVP

[Signature Page to Cedar Fair Amendment No. 6]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Lender

By:	/s/ Brook K. Miller
Name: Brook K. Miller
Title: Executive Director

[Signature Page to Cedar Fair Amendment No. 6]

THE HUNTINGTON NATIONAL BANK., as a Lender and an Issuing Lender

By:	/s/ Brian H. Gallagher
Name: Brian H. Gallagher
Title: Senior Vice President

[Signature Page to Cedar Fair Amendment No. 6]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Lender

By:	/s/ Devin Reasons
Name: Devin Reasons
Title: Vice President

[Signature Page to Cedar Fair Amendment No. 6]

SCHEDULE 1

TO

AMENDMENT No. 6

[On file with the Administrative Agent]

SCHEDULE 1.1

TO

AMENDMENT No. 6

Mortgaged Property

[On file with the Administrative Agent]

~~UNOFFICIAL CONFORMED COPY~~EXHIBIT A

~~(through Amendment No. 5, dated as of February 7. 2022)~~

$~~1,010,000,000.00~~300,000,000

AMENDED AND RESTATED

CREDIT AGREEMENT

among

CEDAR FAIR, L.P.,

as U.S. Borrower,

MAGNUM MANAGEMENT CORPORATION

and

MILLENNIUM OPERATIONS LLC

as U.S. Co-Borrowers,

CANADA’S WONDERLAND COMPANY,

as Canadian Borrower,

The Several Lenders

from Time to Time Parties Hereto,

~~UBS SECURITIES LLC~~

~~and~~

WELLS FARGO BANK, N.A.,

as Co-Syndication ~~Agents~~Agent,

KEYBANK NATIONAL ASSOCIATION

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

~~and~~

~~KEYBANK NATIONAL ASSOCIATION,~~

as ~~Joint Lead Arrangers and~~ Co-Documentation Agents,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

and

~~JPMORGAN CHASE~~WELLS FARGO BANK, N.A.,

~~UBS SECURITIES LLC~~KEYBANK NATIONAL ASSOCIATION,

and

~~WELLS FARGO SECURITIES, LLC,~~

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Bookrunners

and

JPMORGAN CHASE BANK, N.A.,

as Lead Arranger and Bookrunner for Amendment No. ~~1 and Amendment No. 3~~6

Amended and Restated as of April 13, 2017 and amended by Amendment No. 1 on March 14, 2018, Amendment No. 2 on April 27, 2020, Amendment No. 3 on September 28, 2020, Amendment No. 4, dated as of December 15, 2021 ~~and~~, Amendment No. 5~~,~~ dated as of February 7, 2022~~.~~ and Amendment No. 6 dated as of February 10, 2023

TABLE OF CONTENTS

Page
SECTION 1. DEFINITIONS
1.1.	DEFINED TERMS	1
1.2.	OTHER DEFINITIONAL PROVISIONS	~~33~~1
1.3.	JOINT AND SEVERAL LIABILITY OF BORROWERS ~~for Term Loans~~	~~34~~.43
1.4.	LIMITED CONDITION ACQUISITIONS	44
~~1.4~~1.5 .	EFFECT OF RESTATEMENT	~~34~~45
1.6.	CERTAIN CALCULATIONS	45
1.7.	DIVISIONS	45
1.8.	INTEREST RATES; BENCHMARK NOTIFICATIONS	46

SECTION 2. AMOUNT AND TERMS OF ~~U.S.~~ TERM ~~B~~ LOANS		~~35~~46

2.1.	~~U.S. Term B Loans~~[RESERVED]	~~35~~46
2.2.	PROCEDURE FOR TERM LOAN BORROWING	~~35~~46
2.3.	REPAYMENT OF TERM LOANS	~~35~~47
2.4.	REFINANCING TERM LOANS	~~36~~49
2.5.	EXTENDED TERM LOANS	~~37~~50
2.6.	INCREMENTAL COMMITMENTS	~~38~~50

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS		~~39~~50

3.1.	REVOLVING COMMITMENTS	~~39~~51
3.2.	PROCEDURE FOR REVOLVING LOAN BORROWING	~~40~~51
3.3.	[~~reserved~~RESERVED]	~~41~~53
3.4.	[~~reserved~~RESERVED]	~~41~~53
3.5.	COMMITMENT FEES, ETC.	~~41~~53
3.6.	REDUCTION OR TERMINATION OF REVOLVING COMMITMENTS	~~42~~53
3.7.	L/C COMMITMENT	~~42~~54
3.8.	PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT	~~43~~55
3.9.	FEES AND OTHER CHARGES	~~44~~56
3.10.	L/C PARTICIPATIONS	~~45~~57
3.11.	REIMBURSEMENT OBLIGATION OF THE U.S. BORROWER AND CANADIAN BORROWER	~~46~~58
3.12.	OBLIGATIONS ABSOLUTE	~~47~~59
3.13.	LETTER OF CREDIT PAYMENTS	~~48~~59
3.14.	APPLICATIONS	~~48~~60
3.15.	REPLACEMENT REVOLVING COMMITMENTS	~~48~~60

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT		~~49~~61

4.1.	OPTIONAL PREPAYMENTS	~~49~~61
4.2.	MANDATORY PREPAYMENTS AND REVOLVING COMMITMENT REDUCTIONS	~~51~~63
4.3.	CONVERSION AND CONTINUATION OPTIONS	~~52~~64
4.4.	LIMITATIONS ON ~~Eurodollar~~TERM SOFR RATE TRANCHES	~~53~~65
4.5.	INTEREST RATES AND PAYMENT DATES	~~53~~65
4.6.	COMPUTATION OF INTEREST AND FEES	~~55~~67
4.7.	INABILITY TO DETERMINE INTEREST RATE	~~55~~67

-i-

Page
4.8.	PRO RATA TREATMENT AND PAYMENTS	~~56~~70
4.9.	REQUIREMENTS OF LAW	~~57~~71
4.10.	TAXES	~~58~~72
4.11.	BREAK FUNDING PAYMENTS	~~61~~75
4.12.	CHANGE OF LENDING OFFICE	~~61~~75
4.13.	REPLACEMENT OF LENDERS	~~61~~75
4.14.	EVIDENCE OF DEBT	~~62~~75
4.15.	ILLEGALITY	~~62~~76
4.16.	DEFAULTING LENDERS	~~62~~76
~~4.17.~~	~~Soft-Call Premium~~	~~78~~

SECTION 5. REPRESENTATIONS AND WARRANTIES		~~64~~78

5.1.	FINANCIAL CONDITION	~~64~~78
5.2.	NO CHANGE	~~65~~78
5.3.	CORPORATE EXISTENCE; COMPLIANCE WITH LAW	~~65~~78
5.4.	POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS	~~65~~79
5.5.	NO LEGAL BAR	~~65~~79
5.6.	LITIGATION	~~65~~79
5.7.	NO DEFAULT	~~65~~79
5.8.	OWNERSHIP OF PROPERTY; LIENS	~~65~~79
5.9.	INTELLECTUAL PROPERTY	~~66~~79
5.10.	TAXES	~~66~~80
5.11.	FEDERAL REGULATIONS	~~66~~80
5.12.	LABOR MATTERS	~~66~~80
5.13.	PENSION AND BENEFIT PLANS	~~66~~80
5.14.	INVESTMENT COMPANY ACT; OTHER REGULATIONS	~~67~~81
5.15.	SUBSIDIARIES	~~67~~81
5.16.	USE OF PROCEEDS	~~67~~81
5.17.	ENVIRONMENTAL MATTERS	~~67~~81
5.18.	ACCURACY OF INFORMATION, ETC~~.~~	~~68~~82
5.19.	SECURITY DOCUMENTS	~~68~~82
5.20.	SOLVENCY	~~69~~83
5.21.	REGULATION H	~~69~~83
5.22.	CONDITION OF THE PROPERTY	~~69~~83
5.23.	NO CONDEMNATION	~~69~~83
5.24.	OPERATING PERMITS	~~69~~83
5.25.	PUBLIC ACCESS	~~70~~83
5.26.	ANTI-CORRUPTION LAWS AND SANCTIONS	~~70~~84

SECTION 6. CONDITIONS PRECEDENT		~~70~~84

6.1.	RESTATEMENT EFFECTIVE DATE	~~70~~85
6.2.	CONDITIONS TO EACH EXTENSION OF CREDIT	~~72~~86

SECTION 7. AFFIRMATIVE COVENANTS		~~72~~86

7.1.	FINANCIAL STATEMENTS	~~72~~87
7.2.	CERTIFICATES; OTHER INFORMATION	~~73~~88
7.3.	PAYMENT OF OBLIGATIONS	~~74~~88
7.4.	MAINTENANCE OF EXISTENCE; COMPLIANCE	~~74~~88
7.5.	MAINTENANCE OF PROPERTY; INSURANCE	~~74~~88
7.6.	INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS	~~75~~89
7.7.	NOTICES	~~75~~89
7.8.	ENVIRONMENTAL LAWS	~~75~~89

-ii-

Page
7.9.	[RESERVED]	~~76~~89
7.10.	ADDITIONAL COLLATERAL, ETC~~.~~	~~76~~89
7.11.	FURTHER ASSURANCES	~~78~~92

SECTION 8. NEGATIVE COVENANTS		~~78~~92

8.1.	FINANCIAL ~~Covenants~~COVENANT	~~78~~92
8.2.	INDEBTEDNESS	~~79~~93
8.3.	LIENS	~~80~~93
8.4.	FUNDAMENTAL CHANGES	~~81~~93
8.5.	DISPOSITION OF PROPERTY	~~81~~93
8.6.	RESTRICTED PAYMENTS	~~82~~95
8.7.	INVESTMENTS	~~83~~96
8.8.	OPTIONAL PAYMENTS OF CERTAIN DEBT	~~84~~97
8.9.	~~Transactions with Affiliates~~[RESERVED]	~~84~~97
8.10.	SALES AND LEASEBACKS	~~85~~99
8.11.	HEDGE AGREEMENTS	~~85~~100
8.12.	~~Changes in Fiscal Periods~~[RESERVED]	~~85~~101
8.13.	NEGATIVE PLEDGE CLAUSES	~~85~~101
8.14.	CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS	~~85~~101
~~8.15.~~	~~Lines of Business~~	~~101~~

SECTION 9. EVENTS OF DEFAULT		~~86~~102

SECTION 10. THE AGENTS		~~88~~105

10.1.	APPOINTMENT	~~88~~105
10.2.	DELEGATION OF DUTIES	~~88~~105
10.3.	EXCULPATORY PROVISIONS	~~88~~105
10.4.	RELIANCE BY AGENTS	~~89~~105
10.5.	NOTICE OF DEFAULT	~~89~~106
10.6.	~~Non-Reliance on Agents and Other~~ACKNOWLEDGEMENTS OF LENDERS AND ISSUING LENDERS	~~89~~107
10.7.	INDEMNIFICATION	~~90~~107
10.8.	WITHHOLDING TAX	~~90~~108
10.9.	AGENT IN ITS INDIVIDUAL CAPACITY	~~90~~108
10.10.	SUCCESSOR ADMINISTRATIVE AGENT	~~91~~108
10.11.	AGENTS GENERALLY	~~91~~108
10.12.	THE LEAD ARRANGERS, CO-SYNDICATION AGENTS AND CO-DOCUMENTATION AGENTS	~~91~~108
10.13.	CREDIT BIDDING	~~91~~109
10.14.	CERTAIN ERISA MATTERS	~~92~~111

SECTION 11. MISCELLANEOUS		~~93~~111

11.1.	AMENDMENTS AND WAIVERS	~~93~~113
11.2.	NOTICES	~~95~~113
11.3.	NO WAIVER; CUMULATIVE REMEDIES	~~96~~113
11.4.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	~~96~~113
11.5.	PAYMENT OF EXPENSES; LIMITATION OF LIABILITY; INDEMNITY	~~96~~ 113

-iii-

Page
11.6.	SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS	~~97~~114
11.7.	ADJUSTMENTS; SET OFF	~~99~~117
11.8.	COUNTERPARTS; ELECTRONIC EXECUTION	~~100~~ 117
11.9.	SEVERABILITY	~~100~~118
11.10.	INTEGRATION	~~100~~118
11.11.	GOVERNING LAW	~~100~~119
11.12.	SUBMISSION TO JURISDICTION; WAIVERS	~~100~~119
11.13.	ACKNOWLEDGMENTS	~~101~~119
11.14.	RELEASES OF GUARANTEES AND LIENS	~~101~~120
11.15.	CONFIDENTIALITY	~~102~~120
11.16.	WAIVERS OF JURY TRIAL	~~102~~120
11.17.	INTEREST RATE LIMITATION	~~102~~121
11.18.	CANADIAN BORROWER	~~102~~121
11.19.	JUDGMENT CURRENCY	~~103~~121
11.20.	NO FIDUCIARY DUTY, ETC~~.~~	~~103~~121
11.21.	USA PATRIOT ACT	~~103~~122
11.22.	CANADIAN ANTI-MONEY LAUNDERING LEGISLATION	~~104~~122
11.23.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS	~~104~~122
11.24.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	~~105~~ 123

SCHEDULES:

1.1	Mortgaged Property
1.2	Commitments
3.7	Existing Letters of Credit
5.4	Consents, Authorizations, Filings and Notices
5.15	Subsidiaries
5.19(a)	UCC Filing Jurisdictions
5.19(b)	Mortgage Filing Jurisdictions
8.2(d)	Existing Indebtedness
8.3(f)	Existing Liens
11.2	Notices

EXHIBITS:

A	Form of Subsidiary Borrower Designation Letter
B	Form of Assignment and Assumption
C	Form of Compliance Certificate
D	[Reserved]
E	[Reserved]
F	Forms of Non-Bank Tax Certificates
G-1	Form of Term Note
G-2	Form of U.S. Revolving Note
G-3	Form of Canadian Revolving Note
H	Form of Restatement Effective Date Certificate
I	[Reserved]
J	Form of Borrowing Notice
K	[Reserved]
L	[Reserved]
M	[Reserved]
N	Form of Notice of Security Interest in IP (Canada)
O	[Reserved]
P	~~Form of First Lien Intercreditor Agreement~~[Reserved]
Q	Form of Discounted Prepayment Option Notice
R	Form of Lender Participation Notice
S	Form of Discounted Voluntary Prepayment Notice

-iv-

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 13, 2017 and amended by Amendment No. 1, dated as of March 14, 2018, Amendment No. 2, dated as of April 27, 2020 and Amendment No. 3, dated as of September 28, 2020, Amendment No. 4, dated as of December 15, 2021, Amendment No. 5 dated as of February 7, 2022 and Amendment No. 6 dated as of February 10, 2023 (this “Agreement”), among CEDAR FAIR, L.P., a Delaware limited partnership (the “U.S. Borrower” or “Cedar Fair LP”), MAGNUM MANAGEMENT CORPORATION, an Ohio corporation (“MMC”), MILLENNIUM OPERATIONS LLC, a Delaware limited liability company (“MOL”, and together with MMC, and any other Subsidiary Guarantor that becomes a U.S. Borrower as contemplated by the definition of “Borrower”, the “U.S. Co-Borrowers”), CANADA’S WONDERLAND COMPANY, a Nova Scotia unlimited company (the “Canadian Borrower” and together with the U.S. Borrower and the U.S. Co-Borrowers, collectively, the “Borrowers” and, each individually, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), the Issuing Lenders party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity, and together with its successors, the “Collateral Agent”).

WHEREAS, ~~in connection with the consummation of the Refinancing (as defined herein), the~~(i) the U.S. Borrowers have requested the U.S. Lenders and U.S. Issuing Lenders to extend credit in the form of ~~(a)~~ U.S. ~~Term B Loans on the Restatement Effective Date, in an aggregate principal amount not in excess of $750,000,000, and (b)~~ Revolving Loans and U.S. Letters of Credit at any time and from time to time prior to the Revolving Termination Date, in an aggregate outstanding amount at any time not in excess of $~~275,000,000;~~285,000,000 and (ii) the Borrowers have requested the Canadian Revolving Lenders and Canadian Issuing Lenders to extend credit in the form of Canadian Revolving Loans and Canadian Letters of Credit at any time and from time to time prior to the Revolving Termination Date, in an aggregate outstanding amount at any time not in excess of $15,000,000;

NOW THEREFORE, in consideration of the foregoing, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Acceptable Discount”: as defined in Section 4.1(b)(iii).

“Acceptance Date”: as defined in Section 4.1(b)(ii).

“Acquired Entity”: as defined in the definition of “Permitted Acquisition”.

“Additional Extensions of Credit”: as defined in Section 11.1.

“Additional First Lien Collateral Agent”: as defined in the definition of “First Lien Intercreditor Agreement”.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

~~“Additional Restrictions Period”: the period commencing on the Amendment No. 2 Effective Date and ending on the earlier of (i) the date of delivery of a Compliance Certificate for the fiscal quarter ending December 31, 2022 so long as no Event of Default has occurred and is continuing under Section 8.1(a) as of December 31, 2022 or (ii) at the irrevocable option of Cedar Fair LP by written notice from a Responsible Officer to the Administrative Agent, any earlier date, so long as, in the case of this clause (ii), the Borrowers would have been in compliance with Section 8.1(a) as of the last day of the most recent fiscal quarter for which a Compliance Certificate has been delivered (without giving effect to Deemed EBITDA for any fiscal quarter).~~

~~“Additional U.S. Term B Commitment”: the commitment of the Additional U.S. Term B Lender to make a U.S. Term B Loan to the Borrowers on the Restatement Effective Date in an aggregate principal amount equal to $735,000,000 minus the aggregate principal amount of Converted U.S. Term Loans.~~

~~“Additional U.S. Term B Lender”: JPMorgan Chase Bank, N.A.~~

“Administrative Agent”: as defined in the preamble to this Agreement.

“Affected Financial Institution”: means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by exercise of voting power, contract or otherwise.

“Agents”: the collective reference to the Co-Documentation Agents, the Co-Syndication Agents, the Lead Arrangers, the Collateral Agent and the Administrative Agent, which term shall include, for purposes of Section 10 only, and each Issuing Lender.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) the amount of such Lender’s Term Commitments then in effect and the aggregate then unpaid principal amount of such Lender’s Term Loans and (b) the amount of such Lender’s Revolving Commitments then in effect or, if the Revolving Commitments have terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, in the case of any Revolving Loans made or Letters of Credit issued in Canadian Dollars, based on the Dollar Equivalent of such Revolving Loans or Letters of Credit.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: this Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Amendment No. 1”: means Amendment No. 1 to this Agreement, dated as of March 14, 2018, by and among the Borrowers, the Administrative Agent~~, the Purchasing U.S. Term B Lender~~ and the ~~other~~ Lenders party thereto.

~~“Amendment No. 1 Assignment”: means an assignment of U.S. Term B Loans by an Amendment No. 1 Non-Consenting Lender to the Purchasing U.S. Term B Lender on the Amendment No. 1 Effective Date pursuant to the last sentence of Section 11.1.~~

~~“Amendment No. 1 Effective Date”: has the meaning set forth in Amendment No. 1.~~

~~“Amendment No. 1 Lead Arranger”: means JPMorgan Chase Bank, N.A. in its capacity as lead arranger and bookrunner under Amendment No. 1.~~

~~“Amendment No. 1 Non-Consenting Lender”: means a Lender that is a Non-Consenting Lender with respect to Amendment No. 1.~~

“Amendment No. 2”: means Amendment No. 2 to this Agreement, dated as of April 27, 2020, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

~~“Amendment No. 2 Effective Date”: has the meaning set forth in Amendment No. 2.~~

“Amendment No. 3”: means Amendment No. 3 to this Agreement, dated as of September 28, 2020, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

~~“Amendment No. 3 Effective Date”: has the meaning set forth in Amendment No. 3.~~

~~“Amendment No. 3 Lead Arranger”: means JPMorgan Chase Bank, N.A. in its capacity as lead arranger and bookrunner under Amendment No. 3.~~

“Amendment No. 4”: means Amendment No. 4 to this Agreement, dated as of December 15, 2021, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 5”: means Amendment No. 5 to this Agreement, dated as of February 7, 2022, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 6”: means Amendment No. 6 to this Agreement, dated as of the Amendment No. 6 Effective Date, by and among the Loan Parties, the Administrative Agent and the Lenders and Issuing Lenders party thereto.

“Amendment No. 6 Effective Date”: means February 10, 2023.

“Amendment No. 6 Lead Arranger”: means JPMorgan Chase Bank, N.A. in its capacity as lead arranger and bookrunner under Amendment No. 6.

“Ancillary Document”: as defined in Section 11.6(b).

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Discount”: as defined in Section 4.1(b)(iii).

~~“Applicable ECF Percentage”: for any fiscal year, (a) 50% if the Senior Secured Leverage Ratio as of the last day of such fiscal year is greater than 3.75 to 1.00, and (b) 0% if the Senior Secured Leverage Ratio as of the last day of such fiscal year is equal to or less than 3.75 to 1.00.~~

~~“Applicable Facility”: as defined in Section 4.7.~~

“Applicable Margin”: a percentage per annum equal to:

~~(a) with respect to U.S. Term B Loans (i) for Eurodollar Loans, 1.75% and (ii) for Base Rate Loans, 0.75%:~~

(~~b~~a) with respect to ~~(I)~~ Revolving Loans (other than ~~Replacement-1~~, for the avoidance of doubt, Revolving Loans ~~(A) for Eurodollar Loans and BA~~under any Replacement Revolving Commitments established after the Amendment No. 6 Effective Date), (A) for Term SOFR Rate Loans, ~~3.00%,~~CDOR Rate Loans and RFR Loans, 3.50% and (B) for Base Rate Loans and Canadian Prime Rate Loans, ~~2.00% and (II) Replacement-1 Revolving Loans, the applicable rate set forth in Amendment No. 3~~2.50%; and

(c) with respect to any Incremental Term Loan, Refinancing Term Loans, Extended Term Loan or Revolving Loans under any Replacement Revolving Commitments, the “Applicable Margins” set forth in the applicable Incremental Amendment, Refinancing Term Loan Amendment, Term Loan Extension Amendment or Replacement Revolving Facility Amendment.

“Application”: an application, in such form as the applicable Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

~~“Asset Sale”: any Disposition of (a) Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 8.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $25,000,000 or (b) any Capital Stock of any Subsidiary or series of related Dispositions of Capital Stock of any Subsidiary (in either case, whether through the sale or issuance thereof or otherwise), excluding any such Disposition permitted by clause (d) of Section 8.5, that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $25,000,000.~~

“Assignee”: as defined in Section 11.6(b)(i).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit B or such other form (including electronic records generated by use of an electronic platform) as is reasonably acceptable to the Administrative Agent.

“Available Amount”: at any time, the sum of:

~~(i) $580,000,000 plus the cumulative portion of Excess Cash Flow for each fiscal year of the U.S. Borrower, commencing with the fiscal year ending December 31, 2017, that is not required to be applied to prepay or repay Loans pursuant to Section 4.2; plus~~

(i) $1,085,000,000 plus an amount (not less than zero) equal to 50.0% of the Consolidated Net Income of the Borrower, for the period, taken as one accounting period, from January 1, 2023 to the end of the U.S. Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1, or, in case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(ii) the Net Cash Proceeds from any sale of Capital Stock of Cedar Fair LP (or contributions to the capital of Cedar Fair LP) (in each case, other than Net Cash Proceeds received from a Subsidiary) following the ~~Restatement~~Amendment No. 6 Effective Date; minus

(iii) the aggregate amount of Restricted Payments following the ~~Restatement~~Amendment No. 6 Effective Date made in reliance on Sections 8.6(f); minus

(iv) the aggregate amount of Investments made following the ~~Restatement~~Amendment No. 6 Effective Date in reliance on Section 8.7(m) (net of any cash return to Cedar Fair LP and its Subsidiaries in respect of such Investments); minus

(v) the aggregate amount of Indebtedness prepaid in reliance on Section 8.8(iii) following the ~~Restatement~~Amendment No. 6 Effective Date.

“Available Canadian Revolving Commitment”: as to any Canadian Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Canadian Revolving Commitment then in effect over (b) such Lender’s Canadian Revolving Extensions of Credit then outstanding.

“Available Liquidity”: at any time of determination an amount equal to the sum of (a) the aggregate Available Canadian Revolving Commitments at such time plus (b) the aggregate Available U.S. Revolving Commitments at such time plus (c) unrestricted cash of the Loan Parties on hand at such time less (d) the dollar amount of checks written by Loan Parties but not yet cleared against the balance on deposit in the Loan Parties’ bank accounts at such time.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of ýSection 4.7.

“Available U.S. Revolving Commitment”: as to any U.S. Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s U.S. Revolving Commitment then in effect over (b) such Lender’s U.S. Revolving Extensions of Credit then outstanding.

~~“BA Rate” means, with respect to any Interest Period for any BA Rate Loan, the rate determined by the Administrative Agent to be the average offered rate for bankers’ acceptances for the applicable Interest Period appearing on Reuters Screen CDOR (Canadian Dollar Offered Rate) page as of 10:00 a.m. (New York City time) on the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen CDOR (Canadian Dollar Offered Rate) page (or otherwise on the Reuters screen), the BA Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying bankers’ acceptance rates as may be selected by the Agent in consultation with Cedar Fair LP. Notwithstanding the foregoing, in the event that the BA Rate as determined above for any Interest Period shall be less than 0.00% per annum, the BA Rate for such Interest Period shall instead be deemed to be 0.00% per annum.~~

~~“BA Rate Loan”: a Loan denominated in Canadian Dollars that bears interest by reference to the BA Rate.~~

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50%, (c) the ~~Eurodollar~~Adjusted Term SOFR Rate ~~applicable~~ for ~~an Interest Period of~~a one month ~~commencing on~~Interest Period as published two U.S. Government Securities Business Days prior to such ~~date~~day (or~~,~~ if such ~~date~~day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day), plus ~~1.00%~~1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology) and (d) 1.00%. For purposes hereof: “Prime Rate” shall mean the rate of interest ~~per annum publicly announced from time to time~~last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent ~~as its prime rate in effect at its principal office in New York, New York~~) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the ~~Eurodollar~~Adjusted Term SOFR Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the ~~Eurodollar~~Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 4.7 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to ýSection 4.7(b)), then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate.

“Benchmark”: initially, (x) with respect to any Term SOFR Rate Loan, the Term SOFR Rate and (y) with respect to any CDOR Rate Loan, CDOR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date shall have occurred with respect to the Adjusted Term SOFR Rate, CDOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of ýSection 4.7.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) in the case of Loans denominated in Dollars, the sum of: (a) Daily Simple SOFR plus (b) the related Benchmark Replacement Adjustment; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Cedar Fair LP as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the Dollars at such time in the United States, or, as the case may be, Canadian Dollars in Canada and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Cedar Fair LP for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar or, as the case may be, Canadian Dollar denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, “Canadian Prime Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with Cedar Fair LP, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with Cedar Fair LP, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents.)

“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or the Federal Reserve Board, the NYFRB or the CME Term SOFR Administrator, in the case of a Dollar denominated Benchmark or, as the case may be, the Bank of Canada, in the case of a Canadian Dollar denominated Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component), in each case, has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ýSection 4.7 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ýSection 4.7.

“Benefit Plan”: means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender”: as defined in Section 11.7(a).

“BHC Act Affiliate” of a party means an “affiliate~~’~~” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” and “Borrowers”: as defined in the preamble to this Agreement; provided, that any Subsidiary Guarantor that is a Domestic Subsidiary may, at the option of the U.S. Borrower, upon ten Business Days’ notice to the Administrative Agent (provided that at least four Business Days prior to the addition of a given U.S. Co-Borrower pursuant to a Subsidiary Borrower Designation Letter, the Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act, requested by it at least eight Business Days prior to the addition of such U.S. Co-Borrower pursuant to a Subsidiary Borrower Designation Letter), become jointly and severally liable with the existing U.S. Co-Borrowers as a “U.S. Co-Borrower” hereunder pursuant to a Subsidiary Borrower Designation Letter, in which case, the provisions applicable to a U.S. Co-Borrower hereunder and under the other Loan Documents shall apply equally to such Subsidiary Guarantor in its capacity as a U.S. Co-Borrower.

“Borrower Credit Agreement Obligations”: as defined in the Guarantee and Collateral Agreement.

“Borrowing Date”: any Business Day specified by the applicable Borrower as a date on which the applicable Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Notice”: with respect to any request for the borrowing of Loans hereunder, a notice from the applicable Borrower, substantially in the form of, and containing the information prescribed by, Exhibit J (or such other form approved by the Administrative Agent), delivered to the Administrative Agent.

“Business”: as defined in Section 5.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City or (solely with respect to all notices and determinations in connection with, and payments of principal and interest on, Canadian Revolving Extensions of Credit) Toronto, Ontario are authorized or required by law to close~~:~~; provided ~~that, with respect to notices and determinations~~, however, that, when used in connection with~~, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.~~ a Term SOFR Rate Loan or RFR Loan, the term “Business Day” shall mean a U.S. Government Securities Business Day.

“Canadian Benefit Plans”: all material employee benefit plans, funds, programs and policies maintained or contributed to or for which any Group Members has any liability in respect to Canadian employees by any Group Member formed in Canada that are not Canadian Pension Plans including, without limitation, all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, supplementary unemployment benefit plans or arrangements and all material life, health, dental and disability plans and arrangements in which the employees or former employees of any Group Member employed in Canada participate or are eligible to participate, in each case whether written or oral, funded or unfunded, insured or self-insured, reported or unreported, but excluding all stock option or stock purchase plans.

“Canadian Blocked Person”: means any Person that is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws.

“Canadian Borrower”: as defined in the preamble hereto.

“Canadian CFC Subsidiary”: any Canadian Subsidiary that is a CFC or a Subsidiary of a CFC.

“Canadian Dollar” and “C$”: lawful currency of Canada.

“Canadian Economic Sanctions and Export Control Laws”: means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act, (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code, (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Guarantee Agreement”: the Amended and Restated Canadian Guarantee Agreement executed and delivered by the Canadian Borrower, dated as of the Restatement Effective Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Canadian Guarantor”: (i) the Canadian Borrower and (ii) each Canadian Subsidiary that is not a Canadian CFC Subsidiary (other than any such Subsidiary that is not a Material Subsidiary).

“Canadian Issuing Lender”: ~~JPMorgan Chase Bank, N.A., UBS AG, Stamford Branch~~each Canadian Revolving Lender with a Letter of Credit Commitment to issue Canadian Letters of Credit and any other Canadian Revolving Lender from time to time designated by the Canadian Borrower or the U.S. Borrower as a Canadian Issuing Lender with the consent of such Canadian Revolving Lender and the Administrative Agent; ~~provided, that UBS AG, Stamford Branch shall only be a Canadian Issuing Lender with respect to standby Canadian Letters of Credit (and not, for the avoidance of doubt, documentary Canadian Letters of Credit)~~.

“Canadian L/C Obligations”: at any time, an amount equal to the sum of (a) the then aggregate undrawn and unexpired amount of the then outstanding Canadian Letters of Credit and (b) the aggregate amount of drawings under the Canadian Letters of Credit that have not then been reimbursed pursuant to Section 3.11.

“Canadian L/C Participants”: with respect to any Canadian Letter of Credit, the collective reference to the Canadian Revolving Lenders.

“Canadian L/C Sub Commitment”: Five Million Dollars ($5,000,000).

“Canadian Letters of Credit”: as defined in Section 3.7(c).

“Canadian Obligations”: the obligations of the Canadian Borrower to pay the unpaid principal of and interest on (including, without limitation, interest, fees and other amounts accruing after the maturity of the Term Loans, Canadian Revolving Loans made to the Canadian Borrower and Canadian Reimbursement Obligations of the Canadian Borrower and interest, fees and other amounts accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post filing or post-petition interest, fees or other amounts is allowed in such proceeding) the Term Loans, the Canadian Revolving Loans, the Canadian Reimbursement Obligations and all other obligations and liabilities of the Canadian Borrower or any Canadian Subsidiary that is a Subsidiary Guarantor to the Canadian Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Canadian Letters of Credit, Specified Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Lead Arrangers, to the Agents or to any Lender that are required to be paid by the Canadian Borrower or any Canadian Subsidiary that is a Subsidiary Guarantor pursuant hereto or thereto and all interest, fees and other amounts accruing at the then applicable rate provided in any Specified Agreement after the maturity of the obligations thereof and interest, fees and other amounts accruing at the then applicable rate provided in any Specified Arrangement Agreement after the commencement of any bankruptcy case or insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest, fees and other amounts is allowed in such proceeding) or otherwise.

“Canadian Payment Amount”: as defined in Section 3.11(b).

“Canadian Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to Cedar Fair LP, the Canadian Borrower and the Canadian Revolving Lenders.

“Canadian Pension Plans”: any plan, program or arrangement which is considered to be a pension plan for the purposes of any applicable pension benefits standards, or tax, statute and/or regulation in Canada or any province or territory thereof established, maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Group Member, their respective employees or former employees, in each case whether written or oral, funded or unfunded, insured or self-insured, reported or unreported.

~~“Canadian Prime Rate”: on any day the greater of:~~

~~(a) the annual rate of interest quoted from time to time in the “Report on Business” section of The Globe and Mail (or, if the Globe and Mail ceases to be published, such other source as may be~~ “Canadian Prime Rate”: on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) ~~as being the “Canadian Prime Rate”, “chartered bank prime rate” or words of similar description;~~

and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Refinitiv Canadian Dollar Offered Rate (CDOR) Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. ~~(b) the BA Rate for a one month Interest Period on such day (or, if such day is not a Business Day, on the preceding Business Day) plus 100 basis points per annum; and~~

~~(c) 1.00%.~~

Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR shall be effective ~~as of the opening of business on the date the change becomes~~from and including the effective ~~generally.~~date of such change in the PRIMCAN Index or CDOR, respectively:

“Canadian Prime Rate Loans”: Canadian Revolving Loans which are denominated in Canadian Dollars and in respect of which the Canadian Borrower or the U.S. Borrower is obligated to pay interest in accordance with Section 4.5 at the Canadian Prime Rate plus the Applicable Margin.

“Canadian Property”: any right or interest in or to property of any kind whatsoever whether now owned or hereafter acquired, whether real, personal or mixed and whether tangible or intangible, in each case as and while located in Canada, including, without limitation, the Capital Stock of any Person formed and existing under the laws of Canada or any territory, province or subdivision thereof.

“Canadian Reimbursement Obligations”: the Reimbursement Obligations owing by the Canadian Borrower or the U.S. Borrower pursuant to the Canadian Revolving Facility.

“Canadian Revolving Commitment”: as to any Canadian Revolving Lender, the obligation of such Lender, if any, to make Canadian Revolving Loans and participate in Canadian Letters of Credit, in an aggregate principal amount, the Dollar Equivalent of which does not to exceed the amount set forth under the heading “Canadian Revolving Commitment” under such Lender’s name (i) on Schedule ~~1.2~~I to Amendment No. 6 or (ii) as the case may be, on the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof (including pursuant to Section 2.6). The aggregate amount of Canadian Revolving Commitments as of the ~~Restatement~~Amendment No. 6 Effective Date is Fifteen Million Dollars ($ 15,000,000). For the avoidance of doubt, all ~~Replacement~~ Revolving Commitments in favor of both the Canadian Borrower and the U.S. Borrower shall constitute “Canadian Revolving Commitments” for all purposes of this Agreement.

“Canadian Revolving Credit Percentage”: as to any Canadian Revolving Lender at any time, the percentage which such Lender’s Canadian Revolving Commitment then constitutes of the aggregate Canadian Revolving Commitments (or, at any time after the Canadian Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Canadian Revolving Extensions of Credit then outstanding constitutes of the amount of the aggregate Canadian Revolving Extensions of Credit then outstanding); provided that in the case of Section 4.16 when a Defaulting Lender shall exist, “Canadian Revolving Credit Percentage” shall mean the percentage of the total Canadian Revolving Commitments (disregarding any Defaulting Lender’s Canadian Revolving Commitment) represented by such Lender’s Canadian Revolving Commitment.

“Canadian Revolving Extensions of Credit”: as to any Canadian Revolving Lender at any time, an amount equal to the Dollar Equivalent of the sum of (a) the aggregate principal amount of all Canadian Revolving Loans made by such Lender then outstanding and (b) such Lender’s Canadian Revolving Credit Percentage of the Canadian L/C Obligations then outstanding.

“Canadian Revolving Facility”: as defined in the definition of “Facility” in this Section 1.1.

“Canadian Revolving Lender”: each Lender that has a Canadian Revolving Commitment or that is the holder of Canadian Revolving Loans, including, if applicable, institutions that, in separate capacities, serve as Canadian Issuing Lenders.

“Canadian Revolving Loans”: as defined in Section 3.1(b).

“Canadian Revolving Note”: as defined in Section 4.14(d).

“Canadian Secured Parties”: the collective reference to the Term Lenders, the Canadian Revolving Lenders, the Collateral Agent (in its capacity as agent for the other Canadian Secured Parties), the Administrative Agent, the Qualified Counterparties under Specified Agreements entered into by the Canadian Borrower or any of its Subsidiaries and the Canadian Issuing Lenders.

“Canadian Security Documents”: collectively, (a) the Debenture (Canada), the Security Agreement (Canada), and the Notice of Security Interest in IP (Canada), in each case, between each of the Loan Parties having Canadian Property and the Collateral Agent, (b) the Canadian Guarantee Agreement, and (c) all other documents delivered to the Collateral Agent granting or perfecting a Lien on Canadian Property of any Person, including all financing statements filed in connection therewith, any intellectual property security agreements, blocked account agreements or control agreements that may be required to be delivered pursuant to this Agreement or any other Loan Document with respect to such Canadian Property, and all other security documents hereafter delivered to the Collateral Agent granting or perfecting a Lien on such Canadian Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Canadian Subsidiary”: any Subsidiary of Cedar Fair LP organized under the laws of Canada or one of the provinces or territories of Canada.

~~“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.~~

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP~~.~~; provided, that all obligations of any Person that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 31, 2015 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease Obligation) for purposes of this Agreement regardless of any change in GAAP after December 31, 2015 that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government, the Canadian Government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or by a bank listed in Schedule I of the Bank Act (Canada) and having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A1 by Standard & Poor’s Ratings Services (“S&P”) or P1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States or Canada; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or Al by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“CDOR”: with respect to any Loan denominated in Canadian Dollars, the annual rate of discount or interest which is the arithmetic average of the discount rates for such term applicable to Canadian Dollar bankers’ acceptances identified as such on the Reuters Screen CDOR Page, or, in the event such rate does not appear on any such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion (the “CDOR Screen Rate”) at approximately 10:00 a.m. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. to reflect any error in any posted rate or in the posted average annual rate). Notwithstanding the foregoing, in the event that CDOR or the CDOR Screen Rate for any period as determined above would be less than 0.00%, CDOR or the CDOR Screen Rate, as the case may be, for such period shall be deemed to be 0.00%.

“CDOR Rate Loan”: a Loan that bears interest based on CDOR.

“CDOR Screen Rate”: as defined in the definition of “CDOR.”

“Cedar Fair LP”: as defined in the preamble to this Agreement.

“CFC”: a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Charges”: as defined in Section 11.17.

“Closing Date”: March 6, 2013.

~~“Covered Party”: has the meaning assigned to it in Section 11.24.~~

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agents”: Fifth Third Bank, National Association and KeyBank National Association, in their capacity as such and their respective successors in such capacity.

“Co-Syndication Agents”: UBS Securities LLC and Wells Fargo Bank, N.A., in their capacity as such and their respective successors in such capacity.

“Covered Entity”: any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party”: has the meaning assigned to it in Section 11.24.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent”: as defined in the preamble to this Agreement.

“Commitment”: as to any Lender, the sum of the Term Commitments, the Revolving Commitments and the Replacement Revolving Commitments of such Lender.

“Commitment Fee Rate”:

(a) with respect to the Revolving Credit Facilities (other than ~~the Replacement-1 Revolving Credit Facilities) (i) until delivery of financial statements for the fiscal quarter ending September 30, 2017 pursuant to Section 7.1(b) and the related Compliance Certificate pursuant to Section 7.2(b), 0.375% per annum and (ii) thereafter, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.2(b):~~, for the avoidance of doubt, any Replacement Revolving Commitments established after the Amendment No. 6 Effective Date), 0.625% per annum; and

~~Pricing Level~~	~~Consolidated Leverage Ratio~~	~~Commitment Fee Rate~~
~~1~~	~~> 2.75 to 1.00~~	~~0.375%~~
~~2~~	~~< 2.75 to 1.00~~	~~0.300%~~

~~Any increase or decrease in the Commitment Fee Rate pursuant to this clause (a) resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.2(b); provided that, if a Compliance Certificate is not delivered by the date required by Section 7.2(b) then, at the option of the Majority Facility Lenders under the Revolving Facility, Pricing Level 1 shall apply from the Business Day following the date such Compliance Certificate was required to be delivered until the first Business Day following the date such Compliance Certificate is delivered; and~~

(b) with respect to ~~(i) the Replacement-1 Revolving Commitments, the percentage set forth in Amendment No. 3 and (ii) any other~~any Replacement Revolving Commitments, the “Commitment Fee Rate” set forth in the applicable Replacement Revolving Facility Amendment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”: any entity, whether or not incorporated, that is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes any Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.

~~“Conduit Lender”: any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and Cedar Fair LP (which consent shall not be unreasonably withheld); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; and provided, further, that a Conduit Lender shall be entitled to the benefits of Section 4.9, 4.10, 4.11 or 11.5 (subject to the limitations and requirements of those Sections and Sections 4.12 and 4.13) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.6 but no Conduit Lender shall be deemed to have any Commitment.~~

~~“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Cedar Fair LP and its Subsidiaries at such date.~~

~~“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Cedar Fair LP and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Cedar Fair LP and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.~~

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and, except in the case of clause (e)(ii) below, to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts, debt extinguishment costs and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles and organization costs, (e) any (i) non-recurring, unusual or restructuring cash charges and (ii) “run-rate” cost savings and synergies projected by the U.S. Borrower in good faith to result from actions taken or to be taken ~~prior to or during such period (~~(which cost savings or synergies shall be subject only to certification by a Responsible Officer of the U.S. Borrower and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on a “run-rate” basis throughout such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that a Responsible Officer of the U.S. Borrower shall have certified to the Administrative Agent that (A) such cost savings or synergies are reasonably identifiable, reasonably attributable to the actions or initiatives specified and reasonably anticipated to result from such actions or initiatives and (B) such actions or initiatives have been taken or are to be taken within ~~twelve~~twenty-four (~~12~~24) months from the date of determination in an aggregate amount for all such increases pursuant to this clause (e) for any period not to exceed the greater of (x) $50,000,000 in any four fiscal quarter period and (y) an amount equal to 10% of Consolidated EBITDA of the U.S. Borrower for such period (prior to giving effect to any adjustments pursuant to this clause (e)), (f) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights and other equity-based compensation to the management of Cedar Fair LP, (g) fees, commissions, expenses, debt extinguishment costs ~~and other costs incurred in connection with the negotiation of the Refinancing~~ and transactions costs and customary fees to third parties incurred in connection with the issuance of stock or the issuance or incurrence of debt for borrowed money, (h) any other non-recurring, non-cash charges, non-cash expenses or non-cash losses of Cedar Fair LP or any of its Subsidiaries for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made and (i) proceeds of business interruption insurance and any expenses reimbursed by third parties (in each case, only to the extent actually received in cash and only to the extent not included in calculating Consolidated Net Income), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any non-recurring income or gains determined in accordance with GAAP and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (h) above), all as determined on a consolidated basis.

~~“Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period (other than one-time fees, commissions, expenses, debt extinguishment costs and other costs incurred in connection with any financing or refinancing), (b) income taxes paid in cash during such period, excluding, for the avoidance of doubt, taxes resulting from the gain on the sale of assets and (c) Capital Expenditures paid in cash during such period (excluding such amounts paid with Reinvestment Deferred Amounts and other amounts reimbursed by a third party that is not a Group Member to the extent received in cash and excluding Capital Expenditures constituting all or a portion of a Permitted Acquisition).~~

~~“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Cedar Fair LP and its Subsidiaries for such period with respect to all outstanding Indebtedness of Cedar Fair LP and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).~~

“Consolidated Leverage Ratio”: at any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date; provided the Consolidated Leverage Ratio shall be determined on a Pro Forma Basis.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of Cedar Fair LP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person (other than a Subsidiary of Cedar Fair LP) in which Cedar Fair LP or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Cedar Fair LP or such Subsidiary in the form of dividends or similar distributions and (b) solely for purposes of calculating the Available Amount, the undistributed earnings of any Subsidiary of Cedar Fair LP to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness (of the type described in clauses (a) through (e), inclusive, of the definition of such term) of Cedar Fair LP and its Subsidiaries at such date determined on a consolidated basis in accordance with GAAP, minus, solely for purposes of testing compliance with Section 8.1 and not for any other purpose, up to $50,000,000 of unrestricted cash and Cash Equivalents on the balance sheet of Cedar Fair LP and its Subsidiaries as of such date; provided that the aggregate principal amount of Revolving Loans outstanding on any date shall be based on the average daily outstanding principal amount of Revolving Loans ~~(and, prior to the one year anniversary of the Restatement Effective Date, “Revolving Loans” and “Swing Line Loans” (each as defined in the Existing Credit Agreement))~~ during the most recent four fiscal quarter period of Cedar Fair L.P.

~~“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.~~

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

~~“Converted U.S. Term Loan”: the aggregate principal amount of each U.S. Term Loan held by a Restatement Consenting Lender on the Restatement Effective Date (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Restatement Effective Date).~~

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding any business day adjustment) as such Available Tenor.

“Credit Party”: as defined in the definition of “Defaulting Lender”.

~~“Current Holder Group”: (i) those individuals who are officers and directors of Cedar Fair LP or the Managing General Partner on the Restatement Effective Date, (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such individual, (iii) the executors and administrators of the estate of any such individual, and any court appointed guardian of any such individual, and (iv) any trust for the benefit of any such individual referred to in the foregoing clauses (i) and (ii) or any other individuals, so long as one or more members of the Current Holder Group has the exclusive right to control the voting and disposition of securities held by such trust.~~

“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is an U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR.

“Debenture (Canada)”: the Amended and Restated Debenture executed and delivered by the Canadian Borrower, dated as of the Restatement Effective Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within two Business Days of the date required to be funded by it hereunder (unless the subject of a good faith dispute and such Lender has notified the Administrative Agent in writing that a condition precedent to funding, specifically identified and including the particular default, has not been satisfied), (b) with respect to a Revolving Lender, notified any Borrower or notified the Administrative Agent or any Issuing Lender (each, a “Credit Party”) in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (in each case, unless the subject of a good faith dispute notified to the Administrative Agent in writing in reasonable detail that a condition precedent to funding, specifically identified and including the particular default, has not been satisfied), (c) failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) otherwise failed to pay over to a Credit Party any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, or (e) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the U.S. Borrower or a Subsidiary in connection with a disposition pursuant to Section 8.5(e) that is designated as Designated Non-Cash Consideration ~~pursuant to a certificate of a Responsible Officer of~~by the U.S. Borrower ~~delivered to the Administrative Agent, setting forth the basis of such valuation~~, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or conversion of or collection on such Designated Non-Cash Consideration.

“Discount Range”: as defined in Section 4.1(b)(ii).

“Discounted Prepayment Option Notice”: as defined in Section 4.1(b)(ii).

“Discounted Voluntary Prepayment”: as defined in Section 4.1(b)(i).

“Discounted Voluntary Prepayment Notice”: as defined in Section 4.1(b)(v).

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (in each case, other than for Capital Stock of Cedar Fair LP which is not Disqualified Capital Stock), in whole or in part, on or prior to the final maturity of all Term Loans outstanding at the time such Capital Stock is issued; provided that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the payment in full of all Obligations (other than contingent obligations for which no claim has been asserted) and the Commitments have been terminated in full.

“Disqualified Lenders” means (i) those Persons identified by the U.S. Borrower in writing to the Administrative Agent from time to time as direct competitors of the U.S. Borrower or any of its Subsidiaries and (ii) any of their respective Affiliates (other than bona fide debt investors) to the extent that such Affiliates (x) are clearly identifiable as such on the basis of their similarity of name or (y) are identified in writing by the U.S. Borrower to Administrative Agent from time to time. Any supplement to the list of Disqualified Lenders pursuant to clauses (i) or (ii) above shall be sent by the U.S. Borrower to JPMDQ_Contact@jpmorgan.com and such supplement shall take effect 3 Business Days after such notice is received by the Administrative Agent (it being understood that no such supplement to the list of Disqualified Lenders shall operate to disqualify any Person that is already a Lender or that is party to a pending trade at the time such supplement would otherwise become effective). The Administrative Agent shall make available the list of Disqualified Lenders to Lenders (including Public-Siders) and prospective assignees. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Loan Party and the Lenders acknowledge and agree that the neither the Administrative Agent nor any other Agent will have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and neither the Administrative Agent nor any other Agent will have any liability with respect to any assignment made to a Disqualified Lender.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount ~~and~~, (b) if such amount is expressed in ~~any other currency~~Canadian Dollars, the equivalent of such amount in Dollars determined by using the average rate of exchange for the purchase of ~~the~~ Dollars with ~~such other currency in the London foreign exchange market at or about 11:00 a~~Canadian Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the Bank of Canada at 4:30 p.m. ~~London time~~ (~~or~~ New York City time~~, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (~~) on the Business Day immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with Canadian Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of the Bank of Canada chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate ~~and reasonable~~ in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of Cedar Fair LP organized under the laws of the United States, any state thereof or the District of Columbia.

~~“Deemed EBITDA Quarters”: (x) Consolidated EBITDA for the second fiscal quarter 2021 will be replaced with Consolidated EBITDA for the second fiscal quarter ending 2019, (y) Consolidated EBITDA for the third fiscal quarter 2021 will be replaced with Consolidated EBITDA for the third fiscal quarter 2019 and (z) Consolidated EBITDA for the fourth fiscal quarter 2021 will be replaced with Consolidated EBITDA for the fourth fiscal quarter ending 2019.~~

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway (including the United Kingdom).

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws”: any and all foreign, Federal, Canadian, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto and any regulations promulgated thereunder.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.~~

~~“Eurodollar Base Rate”: with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate. Notwithstanding the foregoing, if the Eurodollar Base Rate for any Interest Period would be less than zero, the Eurodollar Base Rate for such Interest Period shall be deemed to be zero.~~

~~“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.~~

~~“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded to the sixth decimal point):~~

~~Eurodollar Base Rate~~

~~1.00 minus Eurocurrency Reserve Requirements~~

~~(to the extent, if any, applicable to the~~

~~Eurodollar Tranche in question)~~

~~“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility with the same Interest Period.~~

“Event of Default”: any of the events specified in Section 9; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

~~“Excess Cash Flow”: for any fiscal year of Cedar Fair LP (a)(i) Consolidated EBITDA for such fiscal year plus (ii) any decrease in Consolidated Working Capital for such fiscal year minus (b) the sum of, in each case to the extent not otherwise reducing Consolidated EBITDA in such period, without duplication, (i) scheduled principal payments of Consolidated Total Debt during such period (including for purposes hereof, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto), in each case other than in connection with a refinancing thereof, (ii) Consolidated Fixed Charges for such period other than to the extent financed with the proceeds of Indebtedness (other than Revolving Loans), (iii) to the extent not financed with the incurrence or assumption of Indebtedness or proceeds from an issuance of Capital Stock, the amount of Investments, on a consolidated basis, made by Cedar Fair LP and its Subsidiaries during such period pursuant to clauses (g), (i), (j), (k), (l), (m) and (n) of Section 8.7, (iv) any increase in Consolidated Working Capital for such fiscal year and (v) any Restricted Payments made pursuant to Section 8.6(e) during such period.~~

~~“Excess Cash Flow Application Date”: as defined in Section 4.2(d).~~

“Exchange Act”: as defined in Section 7.2(d).

“Excluded Foreign Subsidiary”: any Subsidiary (other than the Canadian Borrower) that is (a) neither a Domestic Subsidiary nor a Canadian Subsidiary; (b) a Canadian Subsidiary that is a Canadian CFC Subsidiary or that is not a CFC but adverse federal tax consequences would result from its giving a Guarantee; or (c) a Domestic or Canadian Subsidiary that is treated as a disregarded entity for United States federal income tax purposes and substantially all of whose assets are equity interests in one or more Subsidiaries that are CFCs.

“Excluded Indebtedness”: all Indebtedness permitted under Section 8.2 (other than clause (h) thereof).

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Subsidiary Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor becomes or would become effective with respect to such Swap Obligation.

“Excluded Taxes”: as defined in Section 4.10(a).

“Existing Credit Agreement”: the Credit Agreement, dated as of March 6, 2013, among the U.S. Borrower, the U.S. Co-Borrowers, the Canadian Borrower, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended prior to the date hereof).

“Existing Letters of Credit”: those letters of credit issued and outstanding under the ~~Existing Credit~~ Agreement immediately prior to the ~~Restatement~~Amendment No. 6 Effective Date ~~and set forth on Schedule 3.7~~.

~~“Existing Senior Notes”: 5.25% Senior Notes due 2021 pursuant to an Indenture dated as of March 6, 2013, by and among the Borrowers, the guarantors signatory thereto and The Bank of New York Mellon, as trustee.~~

“Existing Term Loan Facility”: as defined in Section 2.5(a).

“Extended Term Facility”: as defined in the definition of “Facility” in this Section 1.1.

“Extended Term Loans”: as defined in Section 2.5(a).

“Extending Term Lender”: as defined in Section 2.5(b).

“Extension Election”: as defined in Section 2.5(b).

“Extension Request”: as defined in Section 2.5(a).

“Extension Series”: as defined in Section 2.5(a).

“Facility”: each of (a) ~~the Additional U.S. Term B Commitment and the U.S. Term B Loans (the “U.S. Term B Facility”), (b)~~ in respect of the Revolving Commitments (i) the U.S. Revolving Commitments and the U.S. Revolving Extensions of Credit made thereunder (the “U.S. Revolving Facility”) and (ii) the Canadian Revolving Commitments and the Canadian Revolving Extensions of Credit (the “Canadian Revolving Facility”), (b) each Incremental Series of Incremental Term Loans (each such Incremental Series, an “Incremental Term Facility”), (c) each Series of Refinancing Term Loans (each such Series, a “Refinancing Term Facility”), and (d) ~~each Incremental Series of Incremental Term Loans (each such Incremental Series, an “Incremental Term Facility”) and (e)~~ each Extension Series of Extended Term Loans (each such Extension Series, an “Extended Term Facility”).

“FATCA”: Sections 1471 through 1474 of the Code as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other official administrative guidance issued thereunder and, for the avoidance of doubt, any intergovernmental agreement (or related rules, practices, legislation or official administrative guidance) entered into implementing the foregoing.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States of America.

“First Lien Intercreditor Agreement”: ~~an agreement substantially in the form of Exhibit P~~that certain First Lien Intercreditor Agreement, dated as of April 27, 2020 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), by and among the Collateral Agent, ~~the~~The Bank of New York Mellon and BNY Trust Company of Canada, each as Additional First Lien Collateral ~~Agent and the~~Agents (the “Additional First Lien Collateral Agents”), and each additional authorized ~~representatives~~representative from time to time party thereto with any such changes as are reasonably acceptable to the Collateral Agent.

“Flood Insurance Laws”: means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate and Adjusted Daily Simple SOFR. The initial Floor for the Adjusted Term SOFR Rate and Adjusted Daily Simple SOFR shall be 0%.

“Foreign Lender”: a Lender or Issuing Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary”: any Subsidiary of Cedar Fair LP that is not a Domestic Subsidiary.

“Fronting Fee”: as defined in Section 3.9(b).

~~“Funded Debt”: as to any Person, all Indebtedness (of the type described in clauses (a) through (e), inclusive, of the definition of such term) of such Person that matures more than one year from the date of its creation or matures within one year from the date of its creation but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.~~

“Funding Office”: the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to Cedar Fair LP and the Lenders.

“GAAP”: subject to Section 1.2(e), generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority”: any nation or government, any state, province, territory or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrowers and their respective Subsidiaries.

“Guarantee and Collateral Agreement”: the Amended and Restated Guarantee and Collateral Agreement executed and delivered by Cedar Fair LP and each Subsidiary Guarantor (other than Canadian Guarantors) dated as of the Restatement Effective Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

“Hedge Agreements”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Hedge Agreement.

~~“Impacted Interest Period”: as defined in the definition of “Eurodollar Base Rate.”~~

“Increased Amount Date”: as defined in Section 2.6(a)(i).

“Incremental Amendment”: as defined in Section 2.6(c).

“Incremental Series”: as defined in Section 2.6(b).

“Incremental Term Facility”: as defined in the definition of “Facility” in this Section 1.1.

“Incremental Term Lender”: a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment”: the commitment of any Lender, established pursuant to Section 2.6, to make Incremental Term Loans to the Borrowers.

“Incremental Term Loans”: Term Loans made by one or more Lenders to the Borrowers pursuant to Section 2.6.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 8.2 and 9(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities”: as defined in Section 11.5.

“Indemnitee”: as defined in Section 11.5.

“Ineligible Institution”: means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, (d) a Borrower or any of its Affiliates or (e) a Disqualified Lender.

~~“Initial Revolving Termination Date”: April 13, 2022.~~

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvency Law”: any of Title 11 of the United States Code entitled “Bankruptcy”, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction (federal, state, provincial, or otherwise), including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property and intellectual property rights, whether arising under United States or Canadian, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, know how, technology, and all other confidential business or technical information, and all rights to sue at law or in equity for any past, present or future infringement, misappropriation, dilution or other impairment thereof, including the right to receive all proceeds and damages therefrom, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Interest Payment Date”: (a) as to any Base Rate Loan or Canadian Prime Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any ~~Eurodollar~~RFR Loan, each date is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no numerically corresponding day in such month, then on the last day of such month), (c) as to any Term SOFR Rate Loan or ~~BA~~CDOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (~~c~~d) as to any ~~Eurodollar~~Term SOFR Rate Loan or ~~BA~~CDOR Rate Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, ~~(d) with respect to the U.S. Term B Loans, the Amendment No. 1 Effective Date,~~ and (e) as to any Loan (other than any Revolving Loan that is a Base Rate Loan or Canadian Prime Rate Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any ~~Eurodollar~~Term SOFR Rate Loan or ~~BA~~CDOR Rate Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such ~~Eurodollar Loan or BA~~Term SOFR Rate Loan or CDOR Rate Loan and ending (1) in the case of ~~Eurodollar Loans, (x) one, three or six months thereafter (or, in the case of the initial Interest Period for the U.S. Term B Loans, two weeks thereafter) or (y) if agreed by each Lender of such Eurodollar Loan, twelve months thereafter and (2) in the case of BA~~Term SOFR Rate Loans, one, three or six months thereafter and (2) in the case of CDOR Rate Loans, one or three months thereafter, in each case, subject to availability for all ~~Canadian Revolving~~applicable Lenders, in each case as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such ~~Eurodollar Loan or BA~~Term SOFR Rate Loan or CDOR Rate Loan and ending (1) in the case of ~~Eurodollar Loans, one, three, six or twelve months thereafter, as applicable, and (2) in the case of BA~~Term SOFR Rate Loans, one, three, or six months thereafter, as applicable, and (2) in the case of CDOR Rate Loans, one or three months thereafter, subject, in each case, to availability for all ~~Canadian Revolving~~applicable Lenders, in each case as selected by the applicable Borrower, by irrevocable notice to the Administrative Agent, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period selected in respect of a ~~Eurodollar~~Term SOFR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) if any Interest Period selected in respect of a ~~BA~~CDOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall end on the immediately preceding Business Day;

(iii) no Borrower may select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date for any Revolving Commitments thereunder or the date final payment is due on the applicable Term Loans, as the case may be; and

(iv) any Interest Period in respect of a ~~Eurodollar~~Term SOFR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(v) ~~the applicable Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.~~no tenor that has been removed from this definition in accordance with Section 4.7 shall be available for specification in any notice of borrowing or notice of conversion.

~~“Interpolated Rate” : at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available that exceeds the Impacted Interest Period, in each case, at such time.~~

“Investments”: as defined in Section 8.7.

“Issuing Lender”: any U.S. Issuing Lender and any Canadian Issuing Lender~~; provided that Comerica Bank shall not be an Issuing Lender from and after the Amendment No. 2 Effective Date~~.

“L/C Fee Payment Date”: with respect to any Revolving Credit Facility, the last day of each March, June, September and December and the last day of the Revolving Commitment Period for any Revolving Commitments under such Revolving Credit Facility.

“L/C Obligations”: the U.S. L/C Obligations and the Canadian L/C Obligations.

“L/C Participants”: the U.S. L/C Participants and the Canadian L/C Participants.

“LCT Election”: as defined in Section 1.4.

“LCT Test Date”: as defined in Section 1.4.

“Lead Arrangers”: JPMorgan Chase Bank, N.A., UBS Securities LLC and Wells Fargo Securities LLC, in their capacities as joint lead arrangers and joint bookrunners and Fifth Third Bank, National Association and KeyBank National Association, in their capacities as joint lead arrangers, and, in each case, their respective successors in such capacities~~, the Amendment No. 1 Lead Arranger~~ and the Amendment No. ~~3~~6 Lead Arranger.

~~“Leasehold Mortgage”: any Mortgage that grants a lien over any ground leasehold interest of any Loan Party.~~

“Lender Participation Notice”: as defined in Section 4.1(b)(iii).

“Lender Presentation”: the lender presentation dated ~~April 2017~~December 2022 and furnished to the Lenders in connection with ~~the Refinancing~~Amendment No. 6.

“Lender-Related Person”: as defined in Section 11.5(c).

“Lenders”: as defined in the preamble to this Agreement~~; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender~~.

“Letter of Credit Commitment”: with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder. The initial amount of each Issuing Lender’s Letter of Credit Commitment is set forth on Schedule 1.2. The Letter of Credit Commitment of any Issuing Lender may be increased or decreased from time to time as agreed in writing by the U.S. Borrower and such Issuing Lender and notified to the Administrative Agent.

“Letters of Credit”: the Canadian Letters of Credit and the U.S. Letters of Credit.

~~“LIBO Screen Rate” : for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion).~~

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

~~“Liquidity” means, at any time the sum of unrestricted cash and Cash Equivalents of Cedar Fair LP and its Subsidiaries at such time plus the aggregate amount by which the Revolving Commitments in effect at such time exceed the Revolving Extensions of Credit at such time.~~

“Limited Condition Acquisition”: any acquisition or permitted Investment by Cedar Fair LP or any Subsidiary the consummation of which is not conditioned on the availability of financing.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Applications, the Notes, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 ~~and~~, Amendment No. 5 and Amendment No. 6.

“Loan Parties”: the Borrowers and the Subsidiary Guarantors.

“Majority Facility Lenders”: with respect to any Facility, the Non-Defaulting Lenders holding more than 50% of the aggregate unpaid principal amount of the Term Loans or the Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of a Revolving Credit Facility, prior to termination in full of~~, respectively,~~ the Revolving Commitments thereunder, the Non-Defaulting Lenders holding more than 50% of, respectively, the Revolving Commitments thereunder).

“Managing General Partner”: Cedar Fair Management Inc., an Ohio corporation, together with its successors and assigns.

“Material Adverse Effect”: a material adverse effect on (a~~) the Refinancing, (b~~) the business, assets, property, financial condition or results of operations of Cedar Fair LP and its Subsidiaries taken as a whole, (~~c~~b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder or the validity, perfection or priority of the Collateral Agent’s Liens upon the Collateral or (~~d~~c) the ability of the Borrowers and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents~~; provided that, during the Additional Restrictions Period, matters, effects or impacts arising out of, related to, or in connection with the outbreak and spread of COVID-19 and disclosed in Cedar Fair LP’s Form 10-Q for the fiscal quarter ended June 28, 2020 shall not constitute, result in, be deemed to contribute to, or otherwise have a Material Adverse Effect, or be taken into account in determining whether a Material Adverse Effect has occurred.~~.

“Material Subsidiary”: at any time, any Subsidiary of Cedar Fair LP (i) that has assets at such time comprising two percent (2%) or more of the consolidated assets of Cedar Fair LP, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year) represent two percent (2%) or more of the Consolidated EBITDA for such fiscal year; provided, however, that notwithstanding the foregoing, the term “Material Subsidiary” shall include, without limitation, the Canadian Borrower~~,~~ and the U.S. Co-Borrowers~~, Carowinds LLC, a Delaware limited liability company, Cedar Fair Southwest Inc., a Delaware corporation, Cedar Point Park LLC, a Delaware limited liability company, Dorney Park LLC, a Delaware limited liability company, Geauga Lake LLC, a Delaware limited liability company, Kings Dominion LLC, a Delaware limited liability company, Kings Island Company, a Delaware corporation, Kings Island Park LLC, a Delaware limited liability company, Knott’s Berry Farm LLC, a Delaware limited liability company, Michigan’s Adventure, Inc., a Michigan corporation, Michigan’s Adventure Park LLC, a Delaware limited liability company, Valleyfair LLC, a Delaware limited liability company, Wonderland Company Inc., a Delaware corporation, and Worlds of Fun LLC, a Delaware limited liability company.~~.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea formaldehyde insulation.

“Maximum Rate”: as defined in Section 11.17.

“MMC”: as defined in the preamble to this Agreement.

“MOL”: as defined in the preamble to this Agreement.

“Mortgage Amendment”: as defined in Section 7.10(d)(ii)(A).

“Mortgaged Properties”: the real properties listed on Schedule 1.1 to Amendment No. 6, as to which the Collateral Agent for the benefit of the U.S. Secured Parties and/or the Canadian Secured Parties, as the case may be, shall be granted a Lien pursuant to the Mortgages and any other real property acquired after the ~~Restatement~~Amendment No. 6 Effective Date in respect of which a Mortgage is provided after the ~~Restatement~~Amendment No. 6 Effective Date pursuant to Section 7.10.

“Mortgages”: each of the fee ~~and ground leasehold~~owned mortgages, charges, debentures and deeds of trust, made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the U.S. Secured Parties and/or the Canadian Secured Parties, as the case may be.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: ~~(a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys’ fees, accountants’ fees, brokers’ commissions, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document and Liens securing Qualifying Senior Secured Debt) and other reasonable and customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b)~~ in connection with any issuance or sale of Capital Stock, any capital contribution or any incurrence of Indebtedness, the cash proceeds received from such issuance, contribution or incurrence, net of reasonable and customary attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith~~; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in any fiscal year shall constitute Net Cash Proceeds in such fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $35,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds) and (y) in any event, no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000.~~.

~~“New Senior Notes”: $500,000,000 aggregate principal amount of the Borrowers’ 5.375% Senior Notes due 2027 issued on the Restatement Effective Date.~~

~~“Non-Consenting Lender”: as defined in Section 11.1.~~

“Non-Defaulting Lender”: each Lender other than a Defaulting Lender.

“Non-Excluded Taxes”: as defined in Section 4.10(a).

“Note”: as defined in Section 4.14(d).

“Notice of Security Interest in IP (Canada)”: the Notice of Security Interest in IP executed and delivered by the Canadian Borrower, substantially in the form of Exhibit N.

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations”: without duplication, the Canadian Obligations and the U.S. Obligations.

“Offered Loans”: as defined in Section 4.1(b)(iii).

“Other Taxes”: all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are imposed with respect to an assignment (“Assignment Taxes”) but only if (i) such assignment was not made at the request of the Borrowers pursuant to Section 4.13 and (ii) such Assignment Taxes are imposed as a result of a present or former connection between the assignor or assignee and the jurisdiction imposing such Assignment Taxes (other than any such connection arising solely from such assignor or assignee having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, and/or engaged in any other transaction pursuant to any Loan Document).

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar~~eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant”: as defined in Section 11.6(c)(i).

“Participant Register”: as defined in Section 11.6(c)(i).

“Payment”: as defined in Section 10.6(b)(i).

“Payment Amount”: as defined in Section 3.11(a).

“Payment Notice”: as defined in Section 10.6(b)(ii).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Acquisition”: the acquisition by Cedar Fair LP or any other Loan Party of all or substantially all of the assets of a Person or line of business of a Person, or more than 50% of the Capital Stock of a Person (referred to herein as the “Acquired Entity”); provided that (i) the Acquired Entity shall be in a line of business consistent with the requirements of Section ~~8.15~~7.14; (ii) the consideration paid in connection with all such acquisitions (including all transaction costs and all Indebtedness incurred or assumed in connection therewith) with respect to any acquired Persons that do not become Subsidiary Guarantors or assets acquired in connection therewith that are not owned by Cedar Fair LP or a Subsidiary Guarantor during the term of this Agreement shall not exceed ~~$100,000,000~~the greater of (i) $150,000,000 and (y) 25% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1 in the aggregate; (iii) Cedar Fair LP shall be in compliance with the covenant set forth in Section 8.1 (~~a~~regardless of whether it is otherwise required to be tested at such time), as of the most recently completed period ending prior to such acquisition for which the financial statements required by Section 7.1(a) and (b) were required to be delivered, after giving pro forma effect to such acquisition and to any other event occurring during or after such period; ~~provided that the Administrative Agent shall have received an officer’s certificate of Cedar Fair LP with reasonable detailed calculations of such covenant compliance with Section 8.1(a);~~ (iv) at the time of such acquisition both before and after giving effect thereto, no ~~Default or~~ Event of Default shall have occurred and be continuing; and (v) Cedar Fair LP shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Sections 7.10 and 7.11 and the Security Documents.

“Permitted Refinancing Indebtedness”: Indebtedness of Cedar Fair LP or a Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of Cedar Fair LP or any of its Subsidiaries (the “Refinanced Indebtedness”); provided that:

(a) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Permitted Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Permitted Refinancing Indebtedness;

(b) the obligor of Permitted Refinancing Indebtedness does not include any Person (other than Cedar Fair LP or any Subsidiary Guarantor) that is not an obligor of the Refinanced Indebtedness;

(c) if the Refinanced Indebtedness was subordinated in right of payment to the Obligations then such Permitted Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Obligations;

(d) the Permitted Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of all outstanding Term Loans and the Revolving Commitments at the time such Permitted Refinancing Indebtedness is incurred;

(e) the portion, if any, of the Permitted Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of all then outstanding Term Loans and Revolving Commitments has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of all then outstanding Term Loans and Revolving Commitments; and

(f) such Permitted Refinancing Indebtedness is not secured by any Liens on any assets of Cedar Fair LP or any of its Subsidiaries other than assets that secured the Refinanced Indebtedness.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, but excluding, for greater certainty, Canadian Benefit Plans and Canadian Pension Plans.

“Pledged Stock”: as defined in the Guarantee and Collateral Agreement.

“Prime Rate”: as defined in the definition of “Base Rate” in this Section 1.1.

“Proceeds of Crime Act”: means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.

“Pro Forma Basis”: as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of Consolidated EBITDA, effect shall be given to any ~~Asset Sale~~Disposition, Permitted Acquisition, Restricted Payment, in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 2.6, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8 or 8.10, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition or relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 2.6, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8 or 8.10, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition or relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) the interest expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of Cedar Fair LP and may include adjustments to give appropriate effect to cost savings and synergies that are directly attributable to the relevant transaction, factually supportable and expected to have a continuing impact on the financial results of Cedar Fair LP and its Subsidiaries. Cedar Fair LP shall deliver to the Administrative Agent a certificate of a financial officer of Cedar Fair LP setting forth calculations of any such pro forma adjustments supporting them in reasonable detail; provided that ~~no~~any such adjustments for synergies or cost savings shall be made ~~with respect to such relevant transaction after the end of the first four consecutive fiscal quarters ended following such transaction~~in a manner consistent with the definition of “Consolidated EBIDTA”.

In the event any fixed “baskets” are intended to be utilized together with any incurrence-based “baskets” in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of Indebtedness or any other applicable transaction or action to be incurred under any incurrence-based “baskets” shall first be calculated without giving effect to amounts being utilized pursuant to any fixed “baskets”, but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed “baskets”, any incurrence and repayments of Indebtedness) and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “baskets” shall be calculated.

“Pro Forma Compliance”: at any date of determination, that Cedar Fair LP and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, issuance, incurrence and permanent repayment of Indebtedness), with the financial condition covenant pursuant to Section 8.1 recomputed as at the last day of the most recently ended fiscal quarter of Cedar Fair LP and its Subsidiaries for which the financial statements and certificates required pursuant to Section 7.1 have been or were required to have been delivered ~~(provided, that prior to delivery of financial statements for the first full fiscal quarter ended after the Restatement Effective Date, such covenant shall be deemed to have applied to Cedar Fair LP’s most recently completed fiscal quarter).~~.

“Projections”: as defined in Section 7.2(c).

“Properties”: as defined in Section 5.17(a).

“Property”: collectively, any U.S. Property, any Canadian Property and any other right or interest in or to property of any kind whatsoever whether now owned or hereafter acquired, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Proposed Discounted Prepayment Amount”: as defined in Section 4.1(b)(ii).

“PTE”: means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider”: a Lender whose representatives may trade in securities of the U.S. Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the U.S. Borrower under the terms of this Agreement.

~~“Purchasing U.S. Term B Lender”: has the meaning set forth in Amendment No.1.~~

“QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support”: has the meaning assigned to it in Section 11.24.

“Qualified Counterparty”: with respect to any Specified Agreement, any counterparty thereto that, at the time such Specified Agreement was entered into or on the Restatement Effective Date or on the Amendment No. 6 Effective Date, was a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent; provided that, in the event a counterparty to a Specified Agreement on the Restatement Effective Date or on the Amendment No. 6 Effective Date at the time such Specified Agreement was entered into was a Qualified Counterparty, such counterparty shall constitute a Qualified Counterparty hereunder and under the other Loan Documents.

“Qualifying Lender”: as defined in Section 4.1(b)(iv).

“Qualifying Loans”: as defined in Section 4.1(b)(iv).

“Qualifying Senior Secured Debt”: any senior secured Indebtedness of Cedar Fair LP or any Subsidiary Guarantor, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise), prior to the date that is six months after the final maturity of the Term Loans outstanding on the date on which such Indebtedness is incurred (or, if no Term Loans are outstanding at such time, six months after the final maturity of the Revolving Commitments outstanding on the date on which such Indebtedness is incurred) (it being understood that any required offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction) and which is subject to either (i) the terms of the First Lien Intercreditor Agreement as “Additional First Lien Obligations” or (ii) the terms of the Second Lien Intercreditor Agreement as second lien obligations and, in each case, the terms and conditions of which are otherwise reasonably satisfactory to the Administrative Agent.

“Qualifying Senior Unsecured Debt”: any senior unsecured Indebtedness of Cedar Fair LP or any Subsidiary Guarantor, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise), prior to the date that is six months after the final maturity of the Term Loans outstanding on the date on which such Indebtedness is incurred (or, if no Term Loans are outstanding at such time, six months after the final maturity of the Revolving Commitments outstanding on the date on which such Indebtedness is incurred) (it being understood that any required offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction) and the terms and conditions of which are otherwise reasonably satisfactory to the Administrative Agent.

~~“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.~~

“Reference Period”: as defined in the definition of “Pro Forma Basis”.

“Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Indebtedness”: as defined in the definition of “Permitted Refinancing Indebtedness”.

~~“Refinancing”: on the Restatement Effective Date, the incurrence of the U.S. Term B Loans, the repayment in full or deemed repayment in full, as the case may be, of all Loans interest and fees under the Existing Credit Agreement, the termination of all commitments under the Existing Credit Agreement, the issuance of the New Senior Notes and the redemption of the Existing Senior Notes.~~

“Refinancing Effective Date”: as defined in Section 2.4(a).

“Refinancing Term Facility”: as defined in the definition of “Facility” in this Section 1.1.

“Refinancing Term Lender”: as defined in Section 2.4(b).

“Refinancing Term Loan Amendment”: as defined in Section 2.4(c).

“Refinancing Term Loans”: as defined in Section 2.4(a).

“Register”: as defined in Section 11.6(b)(iv).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrowers to reimburse any Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit.

“Relevant Governmental Body”: means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, (x) the Bank of Canada or (y) any working group or committee officially endorsed or convened by (A) the Bank of Canada, (B) any other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of the Bank of Canada or any other such supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate”: (i) with respect to any Term SOFR Rate Loan, the Adjusted Term SOFR Rate, or (ii) with respect to any CDOR Rate Loan, CDOR.

“Relevant Screen Rate”: (i) with respect to any Term SOFR Rate Loan, the Term SOFR Reference Rate, (ii) with respect to any CDOR Rate Loan, the CDOR Screen Rate.

~~“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or the Revolving Loans pursuant to Section 4.2(c) as a result of the delivery of a Reinvestment Notice.~~

~~“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which Cedar Fair LP has delivered a Reinvestment Notice.~~

~~“Reinvestment Notice”: a written notice executed by a Responsible Officer and delivered to the Administrative Agent stating that no Event of Default has occurred and is continuing and that Cedar Fair LP (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair fixed or capital assets useful in its business.~~

~~“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair fixed or capital assets useful in Cedar Fair LP’s or its Subsidiaries’ business.~~

~~“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring 360 days after the receipt by Cedar Fair LP (directly or indirectly through a Subsidiary) of proceeds relating to such Reinvestment Event (or the 180th day after the last day of such 360 period if Cedar Fair LP or any of its Subsidiaries has entered into a contract to complete such project within such time period) and (b) the date on which Cedar Fair LP shall have determined not to, or shall have otherwise ceased to, acquire or repair fixed or capital assets useful in Cedar Fair LP’s business with all or any portion of the relevant Reinvestment Deferred Amount.~~

“Replacement Revolving Commitments”: as defined in Section 3.15(a). ~~For the avoidance of doubt, the Replacement-1 Revolving Commitments constitute Replacement Revolving Commitments.~~

“Replacement Revolving Facility Amendment”: as defined in Section 3.15(c).

“Replacement Revolving Facility Effective Date”: as defined in Section 3.15(a).

“Replacement Revolving Lender”: as defined in Section 3.15(b).

~~“Replacement-1 Revolving Commitments”: as defined in Amendment No. 3.~~

~~“Replacement-1 Revolving Credit Facilities”: as defined in Amendment No. 3.~~

“Reportable Event”: any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the Non-Defaulting Lenders holding more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the aggregate Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the aggregate Revolving Extensions of Credit then outstanding; provided that in the case of any Revolving Extensions of Credit made in Canadian Dollars, such amounts shall be valued at the Dollar Equivalent of such Canadian Dollars as of the relevant date of determination for purposes of this definition; provided, further, that the Loans, participations in L/C Obligations and unused Revolving Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or other official administrative guidance or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority”: means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president or chief financial officer of Cedar Fair LP, but in any event, with respect to financial matters, the chief financial officer of Cedar Fair LP.

“Restatement Agreement”: that certain Restatement Agreement to this Agreement, dated as of April 13,

2017.

~~“Restatement Consenting Lender”: each Lender under this Agreement that, prior to the Restatement Effective Date, has returned an executed counterpart to the Restatement Agreement to the Administrative Agent.~~

“Restatement Effective Date”: as defined in the Restatement Agreement.

~~“Restatement Effective Date Certificate”: a certificate, duly executed by each Loan Party, substantially in the form of Exhibit H.~~

“Restricted Payments”: as defined in Section 8.6.

“Revolving Commitment Period”: in the case of the U.S. Revolving Commitments or Canadian Revolving Commitments, the period from and including the ~~Restatement~~Amendment No. 6 Effective Date to the latest Revolving Termination Date for any U.S. Revolving Commitments or Canadian Revolving Commitments, as applicable.

“Revolving Commitments”: collectively, the U.S. Revolving Commitments and the Canadian Revolving Commitments.

“Revolving Credit Facilities”: collectively, the U.S. Revolving Facility and the Canadian Revolving Facility.

“Revolving Credit Percentage”: a Lender’s Canadian Revolving Credit Percentage or U.S. Revolving Credit Percentage, as the context requires.

“Revolving Extensions of Credit”: at any time, the aggregate U.S. Revolving Extensions of Credit and Canadian Revolving Extensions of Credit.

“Revolving Lender”: each U.S. Revolving Lender and Canadian Revolving Lender.

“Revolving Loans”: collectively, the U.S. Revolving Loans and the Canadian Revolving Loans.

“Revolving Termination Date”: (i) with respect to the U.S. Revolving Commitments and Canadian Revolving Commitments in effect on the ~~Restatement~~Amendment No. 6 Effective Date, ~~the Initial~~February 10, 2028; provided that (x) if any of the Borrower’s Senior Secured Notes due 2025 are outstanding as of January 30, 2025, then the Revolving Termination Date~~, (~~ shall be January 30, 2025 and (y) if any of the Borrower’s Senior Unsecured Notes due 2027 are outstanding on January 14, 2027, then the Revolving Termination Date shall be January 14, 2027; provided, further, that the immediately preceding proviso shall not apply (A) with respect to clause (x) of such proviso if the aggregate principal amount of the Borrower’s Senior Secured Notes due 2025 outstanding on such date is less than $200,000,000 and (B) with respect to clause (y) of such proviso if the aggregate principal amount of the Borrower’s Senior Unsecured Notes due 2027 outstanding on such date is less than $200,000,000 and (ii) with respect to ~~the Replacement-1~~any Replacement Revolving Commitments, the date ~~specified as the “Replacement-1 Revolving Maturity Date” in Amendment No. 3 and (iii) with respect to the Replacement Revolving Commitments (other than the Replacement-1 Revolving Commitments), the date~~ specified in the applicable Replacement Revolving Facility Amendment.

“RFR Loan”: means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Government of Canada, the Government of any province or territory of Canada or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person that constitutes a Canadian Blocked Person, (c) any Person operating, organized or resident in a Sanctioned Country or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c).

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, or (c) the

Government of Canada.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Lien Collateral Agent”: the collateral agent identified in the Second Lien Intercreditor Agreement.

“Second Lien Intercreditor Agreement”: an agreement, by and among the Collateral Agent, ~~the~~each Additional First Lien Collateral Agent~~, if any~~, the Second Lien Collateral Agent and the authorized representatives from time to time party thereto, in form and substance customary and reasonably satisfactory to the Collateral Agent and in any case, on terms no less favorable to the Lenders than the First Lien Intercreditor Agreement.

“Secured Parties”: the U.S. Secured Parties and the Canadian Secured Parties.

“Security Agreement (Canada)”: the Amended and Restated Security Agreement executed and delivered by the Canadian Borrower, dated as of the Restatement Effective Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents”: the collective reference to the U.S. Security Documents, the Canadian Security Documents, the Mortgages, the Mortgage Amendments and all other security documents hereafter delivered to the Collateral Agent granting or perfecting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under the Loan Documents (including, without limitation, all financing statements filed in connection therewith, any intellectual property security agreements, blocked account agreements or control agreements that may be required to be delivered pursuant to this Agreement or any other Loan Document, and all other security documents hereafter delivered to the Collateral Agent granting or perfecting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document), any such document, agreement or instrument is amended, supplemented, replaced or otherwise modified from time to time.

“Senior Notes”: collectively, ~~(i)~~ the ~~New~~ Senior Secured Notes ~~and (ii) the 5.375% senior notes due 2024, issued by Cedar Fair LP, the Canadian Borrower and MMC that are outstanding on the Restatement Effective Date~~due 2025 and the Senior Unsecured Notes.

“Senior Secured Leverage Ratio”: on any date, the ratio of (a) Total First Lien Senior Secured Debt as of the last day of such period most recently ended as of such date to (b) Consolidated EBITDA for such period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that ~~(i) during the Additional Restrictions Period, for purposes of any determination of compliance with Section 8.1(a) for any relevant period that includes any Deemed EBITDA Quarter, such Deemed EBITDA Quarter shall be used and (ii)~~ the Senior Secured Leverage Ratio shall be determined for such period on a Pro Forma Basis.

“Senior Secured Notes due 2025”: $1,000,000,000 in aggregate principal amount of Cedar Fair LP’s 5.500% senior secured notes due 2025.

“Senior Unsecured Notes due 2027”: $500,000,000 in aggregate principal amount of Cedar Fair LP’s 5.375% senior unsecured notes due 2027.

“Senior Unsecured Notes due 2028”: $300,000,000 in aggregate principal amount of Cedar Fair LP’s 6.500% senior unsecured notes due 2028.

“Senior Unsecured Notes due 2029”: $500,000,000 in aggregate principal amount of Cedar Fair LP’s 5.250% senior unsecured notes due 2029.

“Senior Unsecured Notes”: collectively, (a) the Senior Unsecured Notes due 2027, (b) the Senior Unsecured Notes due 2028 and (c) the Senior Unsecured Notes due 2029.

“Series”: as defined in Section 2.4(b).

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Agreement”: as defined in the Guarantee and Collateral Agreement.

“Specified Hedge Agreement”: any Hedge Agreement ~~(i)~~ entered into by (A) any Loan Party and (B) any Qualified Counterparty, as counterparty ~~and (ii) that has been designated by such Qualified Counterparty and any Loan Party, by notice to the Administrative Agent, as a Specified Hedge Agreement~~; provided that any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Qualified Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Subsidiary Guarantor under the Guarantee and Collateral Agreement except as provided in Section 11.14.

“Statutory Prior Claims”: claims for vacation pay, worker’s compensation, unemployment insurance, pension plan contributions on the wind-up of a Canadian Pension Plan or pension plan contributions that are due and payable in an ongoing pension plan and any employee contributions that have been deducted by a Canadian employer, employee or non-resident withholding tax source deductions, unremitted goods and services harmonized or sales taxes, realty taxes (including utility charges which are collectible like realty taxes), customs duties or similar statutory obligations secured by a Lien on any Group Member’s assets.

~~“Subject Fiscal Year”: as defined in Section 4.2(d).~~

“Subordinated Debt”: any ~~unsecured~~contractually subordinated Indebtedness of Cedar Fair LP, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise), prior to the date that is six months after the final maturity of the Term Loans outstanding at the time such Indebtedness is incurred (or, if no Term Loans are outstanding at such time, six months after the final maturity of the Revolving Commitments outstanding at such time) (it being understood that any required offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction) and the terms and conditions of which (including subordination provisions consistent with those prevailing in debt capital markets of the United States) are otherwise satisfactory to the Administrative Agent.

“Subordinated Debt Indenture”: the indenture pursuant to which any Subordinated Debt is issued.

“Subordinated Intercompany Note”: as defined in the Guarantee and Collateral Agreement.

“Subsequent Transaction”: as defined in Section 1.4.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Cedar Fair LP.

“Subsidiary Borrower Designation Letter”: means a Subsidiary Borrower Designation Letter, substantially in the form of Exhibit A.

“Subsidiary Guarantor”: each wholly-owned Domestic or Canadian Subsidiary of Cedar Fair LP, other than any Excluded Foreign Subsidiary and any Subsidiary that is not a Material Subsidiary (provided that the aggregate assets of all such Subsidiaries that are not Material Subsidiaries and are not Subsidiary Guarantors shall not exceed ten percent (10%) of the consolidated assets of Cedar Fair LP and shall not represent more than ten percent (10%) of Consolidated EBITDA in any fiscal year) and any other Subsidiary that, at the option of the U.S. Borrower, issues a guarantee of the Obligations after the Restatement Effective Date.

“Supported QFC”: has the meaning assigned to it in Section 11.24.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes”: as defined in Section 4.10(a).

“Term Commitments”: ~~the U.S. Term B Commitments and~~ any Incremental Term Loan Commitment.

“Term Lender”: each ~~U.S. Term B Lender, each~~ Incremental Term Lender, each Refinancing Term Lender and each Extending Term Lender.

“Term Loan Extension Amendment”: as defined in Section 2.5(c).

“Term Loans”: collectively, each ~~U.S. Term B Loan, each~~ Incremental Term Loan, each Extended Term Loan and each Refinancing Term Loan.

“Term Note”: as defined in Section 4.14(d).

“Term SOFR Determination Day”: as defined in the definition of Term SOFR Reference Rate.

“Term SOFR Rate Loan”: any Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Rate”: with respect to any Term SOFR Rate Loan and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Rate Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Title Endorsement”: as defined in Section 7.10(d)(ii)(B).

“Title Policy”: with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein, free and clear of all Liens other than Liens permitted pursuant to clauses (a), (b), (e), (h), (i), (k) and (m) of Section 8.3 or any Liens consented to by the Collateral Agent, in an amount not in excess of the fair market value of such Mortgaged Property and fixtures as determined by Cedar Fair LP in good faith and reasonably acceptable to the Collateral Agent; provided that the total value of all Title Policies, in the aggregate, shall not exceed the total amount of the Obligations and provided further that if a Title Policy is not delivered to the Collateral Agent with respect to a Mortgaged Property or the value of a Title Policy is less than the fair market value of the Mortgaged Property insured thereby because, in each case, the aggregate value of all Title Policies would otherwise exceed the total amount of the Obligations, then, in the event that the aggregate value of all Title Policies becomes less than the total amount of the Obligations, upon the request of the Collateral Agent, the ~~Borrower~~Borrowers shall obtain additional title insurance to the extent necessary to eliminate such deficiency.

“Total Assets”: as of any date of determination, consolidated total assets of Cedar Fair LP, determined as of the last day of the most recent fiscal quarter of Cedar Fair LP for which a Compliance Certificate has been delivered prior to the time of determination.

“Total First Lien Senior Secured Debt” at any date shall mean the aggregate principal amount of Consolidated Total Debt of Cedar Fair LP and its Subsidiaries outstanding at such date that consists of, without duplication, (i) Capital Lease Obligations and (ii) other Indebtedness of the type described in clauses (a) through (e), inclusive, of the definition of such term (other than Indebtedness in respect of the Revolving Loans) that in each case is then secured by Liens on property or assets of Cedar Fair LP or its Subsidiaries (other than (x) property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby and (y) Liens that are expressly subordinated to the Liens securing the Obligations)~~.~~; provided that, solely for purposes of testing compliance with Section 8.1 and not for any other purpose, the average daily outstanding principal amount of Revolving Loans during the most recent four fiscal quarter period of Cedar Fair L.P. shall be included in Total First Lien Senior Secured Debt.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as a Base Rate Loan, a Canadian Prime Rate Loan, a ~~BA~~CDOR Rate Loan, a Term SOFR Rate Loan or a ~~Eurodollar~~RFR Loan.

~~“United States”: the United States of America.~~

“UK Financial Institution”: means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States”: the United States of America.

“U.S. Borrower”: as defined in the preamble hereto.

“U.S. Co-Borrowers”: as defined in the preamble to this Agreement.

“U.S. Facilities”: collectively, ~~the U.S. Term B Facility,~~ the U.S. Revolving Facility, any Incremental Term Facility, any Extended Term Facility and any Refinancing Term Facility.

“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Issuing Lender”: ~~JPMorgan Chase Bank, N.A., UBS AG, Stamford Branch~~each U.S. Revolving Lender with a Letter of Credit Commitment to issue U.S. Letters of Credit and any other U.S. Revolving Lender from time to time designated by Cedar Fair LP as an U.S. Issuing Lender with the consent of such U.S. Revolving Lender and the Administrative Agent~~; provided, that UBS AG, Stamford Branch shall only be a U.S. Issuing Lender with respect to standby U.S. Letters of Credit (and not for the avoidance of doubt, documentary U.S. Letters of Credit)~~.

“U.S. L/C Obligations”: at any time, an amount equal to the sum of (a) the then aggregate undrawn and unexpired amount of the then outstanding U.S. Letters of Credit and (b) the aggregate amount of drawings under the U.S. Letters of Credit that have not then been reimbursed pursuant to Section 3.11.

“U.S. L/C Participants”: with respect to any U.S. Letter of Credit, the collective reference to the U.S. Revolving Lenders.

“U.S. L/C Sub Commitment”: $30,000,000.

“U.S. Lenders”: each of the U.S. Revolving Lenders~~, the U.S. Term B Lenders~~ and any Lender with an Incremental Term Loan, Extended Term Loan or Refinancing Term Loan.

“U.S. Letters of Credit”: as defined in Section 3.7(a).

“U.S. Loans”: each of the U.S. Revolving Loans, ~~the U.S. Term B Loans, any~~any Incremental Term Loans, any Extended Term Loans and any Refinancing Term Loans.

“U.S. Obligations”: the obligations of the U.S. Borrower and U.S. Co-Borrowers to pay the unpaid principal of and interest on (including, without limitation, interest, fees and other amounts accruing after the maturity of the U.S. Loans and U.S. Reimbursement Obligations (and the Canadian Revolving Loans made to the U.S. Borrower and Canadian Reimbursement Obligations of the U.S. Borrower) and interest, fees and other amounts accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the U.S. Borrower or the U.S. Co-Borrower, whether or not a claim for post filing or post-petition interest, fees and other amounts is allowed in such proceeding) the U.S. Loans, the U.S. Reimbursement Obligations (and the Canadian Revolving Loans made to the U.S. Borrower and Canadian Reimbursement Obligations of the U.S. Borrower) and all other obligations and liabilities of the U.S. Borrower, the U.S. Co-Borrower or any Domestic Subsidiary that is a Subsidiary Guarantor to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the U.S. Letters of Credit, any Specified Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the joint lead arrangers and bookrunners, to the Agents or to any Lender that are required to be paid by the U.S. Borrower, the U.S. Co-Borrowers or any Domestic Subsidiary that is a Subsidiary Guarantor pursuant hereto or thereto and all interest, fees and other amounts accruing at the then applicable rate provided in any Specified Agreement after the maturity of the obligations thereof and interest, fees and other amounts accruing at the then applicable rate provided in any Specified ~~Arrangement~~ Agreement after the commencement of any bankruptcy case or insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest, fees and other amounts is allowed in such proceeding) or otherwise.

“U.S. Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, in each case as and while located in the United States, including, without limitation, the Capital Stock of any Person formed and existing under the laws of the United States or any State or subdivision thereof.

“U.S. Reimbursement Obligations”: the Reimbursement Obligations owing by the U.S. Borrower.

“U.S. Revolving Commitment”: as to any U.S. Revolving Lender, the obligation of such Lender, if any, to make U.S. Revolving Loans and participate in U.S. Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “U.S. Revolving Commitment” under such Lender’s name on (i) on Schedule ~~1.2~~I to Amendment No. 6 or (ii) as the case may be, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as the same may be changed from time to time pursuant to the terms hereof (including pursuant to Section 2.6). The aggregate amount of U.S. Revolving Commitments as of the ~~Restatement~~Amendment No. 6 Effective Date is Two Hundred ~~Sixty~~Eighty-Five Million Dollars ($~~260,000,000~~285,000,000). For the avoidance of doubt, all ~~Replacement~~ Revolving Commitments in favor of the U.S. Borrower (and not in favor of both the U.S. Borrower and the Canadian Borrower) shall constitute “U.S. Revolving Commitments” for all purposes of this Agreement.

“U.S. Revolving Credit Percentage”: as to any U.S. Revolving Lender at any time, the percentage which such Lender’s U.S. Revolving Commitment then constitutes of the aggregate U.S. Revolving Commitments (or, at any time after the U.S. Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s U.S. Revolving Extensions of Credit then outstanding constitutes of the amount of the aggregate U.S. Revolving Extensions of Credit then outstanding); provided that in the case of Section 4.16 when a Defaulting Lender shall exist, “U.S. Revolving Credit Percentage” shall mean the percentage of the total U.S. Revolving Commitments (disregarding any Defaulting Lender’s U.S. Revolving Commitment) represented by such Lender’s U.S. Revolving Commitment.

“U.S. Revolving Extensions of Credit”: as to any U.S. Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all U.S. Revolving Loans made by such Lender then outstanding and (b) such Lender’s U.S. Revolving Credit Percentage of the U.S. L/C Obligations then outstanding.

“U.S. Revolving Facility”: as defined in the definition of “Facility” in this Section 1.1.

“U.S. Revolving Lender”: each Lender that has a U.S. Revolving Commitment or that is the holder of U.S. Revolving Loans, including institutions that, in separate capacities, serve as the U.S. Issuing Lender.

“U.S. Revolving Loans”: as defined in Section 3.1(a).

“U.S. Revolving Note”: as defined in Section 4.14(d).

“U.S. Secured Parties”: the collective reference to the Lenders under the U.S. Facilities, the Agents, the Qualified Counterparties under Specified Agreements entered into by the U.S. Borrower, the U.S. Co-Borrower or any Subsidiary Guarantor and the U.S. Issuing Lenders.

“U.S. Security Documents”: collectively, (a) the Guarantee and Collateral Agreement, (b) all other documents delivered to the Collateral Agent granting or perfecting a Lien on U.S. Property of any Person, including, without limitation, all financing statements filed in connection therewith, any intellectual property security agreements, blocked account agreements or control agreements that may be required to be delivered pursuant to this Agreement or any other Loan Document with respect to such U.S. Property, and all other security documents hereafter delivered to the Collateral Agent granting or perfecting a Lien on such U.S. Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document and (c) to the extent such agreements become effective, the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

“U.S. Special Resolution Regime”: has the meaning assigned to it in Section 11.24.

~~“U.S. Term B Facility”: as defined in the definition of “Facility” in this Section 1.1.~~

~~“U.S. Term B Facility Maturity Date”: as defined in Section 2.3(a).~~

~~“U.S. Term B Lender”: each Lender that has an Additional U.S. Term B Commitment or that is the holder of U.S. Term B Loans.~~

~~“U.S. Term B Loans”: as defined in Section 2.1(i).~~

~~“U.S. Term Loans”: all “U.S. Term Loans” outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date.~~

“USA Patriot Act”: the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers”: means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

~~“Yield”: for any Term Loan on any date on which any “Yield” is required to be calculated hereunder will be the internal rate of return on such Term Loan determined by the Administrative Agent in consultation with the U.S. Borrower utilizing (a) the greater of (i) if applicable, any “LIBOR floor” applicable to such Term Loan on such date and (ii) the forward LIBOR curve (calculated on a quarterly basis) as calculated by the Administrative Agent in accordance with its customary practice during the period from such date to the earlier of (x) the date that is four years following such date and (y) the maturity date of such Term Loan; (b) the Applicable Margin for such Term Loan on such date (other than any component thereof in the form of a “LIBOR floor” which shall be determined pursuant to clause (a) above); and (c) the issue price of such Term Loan (after giving effect to any original issue discount or upfront fees paid to the market in respect of such Term Loan calculated based on an assumed four year average life to maturity); provided that for the avoidance of doubt the Yield shall not be calculated utilizing any arrangement fees, structuring fees, commitment fees or underwriting fees.~~

1.2. Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that (i) if either Cedar Fair LP notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the ~~Closing~~ Amendment No. 6 Effective Date in GAAP or in the application thereof on the operation of such provision, or if the Administrative Agent notifies Cedar Fair LP that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) for purposes of any financial computation or limitation on Indebtedness or Liens hereunder, leases shall be accounted for in accordance with GAAP as in effect on ~~the Closing Date~~December 31, 2015 and without giving effect to any provision of GAAP that is required to be implemented following ~~the Closing Date~~December 31, 2015.

(f) Unless the context requires otherwise, for purposes of interpreting the definitions herein and the provisions of Sections 7, 8 and 9, references to amounts denominated in Dollars shall be deemed to refer to the aggregate of, to the extent applicable to Cedar Fair LP and/or its Subsidiaries in question, (i) Dollars, (ii) the Dollar Equivalent of Canadian Dollars and (iii) the equivalent in Dollars of other foreign currencies.

1.3. Joint and Several Liability of Borrowers ~~for Term Loans~~.

~~.~~ All ~~Term~~ Loans and Letters of Credit made hereunder are made to or for the mutual benefit, directly and indirectly, of the Borrowers, collectively, and in consideration of the agreement of each Borrower to accept joint and several liability for the Obligations ~~with respect to the Term Loans~~. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several and direct and primary liability for the full payment when due and performance of all Obligations ~~in respect of the Term Loans~~ and each such Borrower agrees that such liability is independent of the duties, obligations and liabilities of each of the joint and several Borrowers. In furtherance of the foregoing, each of the Borrowers, jointly and severally, absolutely and unconditionally guarantees to the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties the full payment and performance when due of all the Obligations in respect ~~of the Term Loans~~.

1.4. Limited Condition Acquisitions. As it relates to any action (other than any extension of credit under the Revolving Credit Facilities) being taken solely in connection with a Limited Condition Acquisition, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or financial test,

(ii) testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Total Assets), or

(iii) testing whether a Default or Event of Default has occurred and, with respect to any Incremental Term Loan to finance such Limited Condition Acquisition, testing whether any representation or warranty in any Loan Document is correct as of such date, in each case, at the option of Cedar Fair LP (Cedar Fair LP’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, any such Default or Event of Default exists and any such representation or warranty is correct shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition (and the other transactions to be entered into in connection therewith, including any incurrence of Indebtedness and the use of proceeds thereof, as if they had occurred on the first day of the most recently ended period of four consecutive fiscal quarters prior to the LCT Test Date for which financial statements have been, or were required to be, delivered), Cedar Fair LP to the applicable Subsidiary would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with or if no such Default or Event of Default shall exist on such LCT Test Date or such representation or warranty is correct as of such LCT Test Date then such condition shall be deemed satisfied on the date of consummation of such

LCT Test Date for purposes of clause (iii) above; provided that if financial statements for one or more subsequent fiscal periods shall have become available, Cedar Fair LP may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date. For the avoidance of doubt, if Cedar Fair LP has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of Cedar Fair LP or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or any Default or Event of Default has occurred and is continuing or any such representation or warranty in any Loan Document is not correct on the date of such Limited Condition Acquisition, such baskets, tests or ratios or requirement will not be deemed to have failed to have been complied with as a result of such circumstance; however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If Cedar Fair LP has made an LCT Election for any Limited Condition Acquisition, then in connection with any calculation of any ratio, test or basket availability with respect to any transaction permitted hereunder (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

~~1.4~~1.5. Effect of Restatement. This Agreement shall amend and restate the Existing Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Existing Credit Agreement and from and after the effectiveness of this Agreement, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed and governed by this Agreement. From and after the effectiveness of this Agreement, the Obligations under the Existing Credit Agreement shall continue as Obligations under this Agreement until otherwise paid in accordance with the terms hereof. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement. On and after the effectiveness of this Agreement, each reference to the “Credit Agreement” in any other Loan Document shall mean and be a reference to this Agreement. For the avoidance of doubt, all commitments under the Existing Credit Agreement shall terminate on the Restatement Effective Date.

1.6. Certain Calculations. In the event any fixed “baskets” under this Agreement are intended to be utilized together with any incurrence-based “baskets” under this Agreement in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of Indebtedness or any other applicable transaction or action to be incurred under any incurrence-based “baskets” shall first be calculated without giving effect to amounts being utilized pursuant to any fixed “baskets”, but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed “baskets”, any incurrence and repayments of Indebtedness) and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “baskets” shall be calculated.

1.7. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

1.8. Interest Rates; Benchmark Notifications. On May 16, 2022, Refinitiv, the administrator of CDOR, announced in a public statement that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on June 28, 2024. In addition, the interest rate on a Loan denominated in Dollars or Canadian Dollars may be derived from another interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 4.7 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2. AMOUNT AND TERMS OF ~~U.S.~~ TERM ~~B~~ LOANS

~~2.1. U.S. Term B Loans. Subject to the terms and conditions set forth herein, on the Restatement Effective Date (i) the Additional U.S. Term B Lender agrees to make a term loan in Dollars to the Borrowers (together with the loans established pursuant to clause (ii) below, each a “U.S. Term B Loan” and collectively the “U.S. Term B Loans”) and (ii) the Converted U.S. Term Loan of each Restatement Consenting Lender shall be converted to a U.S. Term B Loan of such Lender of like principal amount and denominated in Dollars. The U.S. Term B Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the U.S. Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3. Amounts repaid under the U.S. Term B Facility may not be reborrowed.~~

2.1. [Reserved].

2.2. Procedure for Term Loan Borrowing.

(a) [Reserved].

(b) [Reserved].

~~(a) The Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Restatement Effective Date) requesting that the U.S. Term B Lenders make U.S. Term B Loans on the Restatement Effective Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify the Additional U.S. Term B Lender thereof.~~

~~(b) Not later than 1:00 P.M., New York City time, on the Restatement Effective Date, the Additional U.S. Term B Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the U.S. Term B Loan to be made by the Additional U.S. Term B Lender. The Administrative Agent shall credit the account of the Borrowers on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Additional U.S. Term B Lender in immediately available funds.~~

(c) The procedures for the funding of Refinancing Term Loans shall be as set forth in the applicable Refinancing Term Loan Amendment ~~and~~, the procedures for the funding of Incremental Term Loans shall be as set forth in the applicable Incremental Amendment and the procedures for the funding of Extended Term Loans shall be as set forth in the applicable Term Loan Extension Amendment.

2.3. Repayment of Term Loans.

(a) [Reserved].

~~(a) The U.S. Term B Loans shall mature in 29 consecutive installments, commencing on June 30, 2017, each of which shall be in an aggregate amount equal to the amount set forth below opposite such installment, with the remaining balance to be repaid on April 13, 2024 (the “U.S. Term B Facility Maturity Date”) (each such scheduled repayment reduced on a pro rata basis to the extent any U.S. Term B Loans are converted to Extended Term Loans):~~

~~INSTALLMENT~~	~~PRINCIPAL AMOUNT~~
~~June 30, 2017~~	~~$1,875,000~~
~~September 30, 2017~~	~~$1,875,000~~
~~December 31, 2017~~	~~$1,875,000~~
~~March 31, 2018~~	~~$1,875,000~~
~~June 30, 2018~~	~~$1,875,000~~
~~September 30, 2018~~	~~$1,875,000~~
~~December 31, 2018~~	~~$1,875,000~~
~~March 31, 2019~~	~~$1,875,000~~
~~June 30, 2019~~	~~$1,875,000~~
~~September 30, 2019~~	~~$1,875,000~~
~~December 31, 2019~~	~~$1,875,000~~
~~March 31, 2020~~	~~$1,875,000~~
~~June 30, 2020~~	~~$1,875,000~~
~~September 30, 2020~~	~~$1,875,000~~
~~December 31, 2020~~	~~$1,875,000~~
~~March 31, 2021~~	~~$1,875,000~~
~~June 30, 2021~~	~~$1,875,000~~
~~September 30, 2021~~	~~$1,875,000~~
~~December 31, 2021~~	~~$1,875,000~~
~~March 31, 2022~~	~~$1,875,000~~
~~June 30, 2022~~	~~$1,875,000~~
~~September 30, 2022~~	~~$1,875,000~~
~~December 31, 2022~~	~~$1,875,000~~
~~March 31, 2023~~	~~$1,875,000~~
~~June 30, 2023~~	~~$1,875,000~~
~~September 30, 2023~~	~~$1,875,000~~
~~December 31, 2023~~	~~$1,875,000~~
~~March 31, 2024~~	~~$1,875,000~~
~~U.S. Term B Facility Maturity Date~~	~~Entire remaining principal~~
~~amount of U.S. Term B~~
~~Loans~~

(b) The Refinancing Term Loans of any Series shall mature as provided in the applicable Refinancing Term Loan Amendment.

(c) The Extended Term Loans of any Extension Series shall mature as provided in the applicable Term Loan Extension Amendment.

(d) The Incremental Term Loans of any Incremental Series shall mature as provided in the applicable Incremental Amendment.

2.4. Refinancing Term Loans.

(a) The Borrowers may by written notice to the Administrative Agent elect to request the establishment of one or more ~~additional~~ tranches of term loans denominated in Dollars under this Agreement (“Refinancing Term Loans”) to refinance any outstanding Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrowers propose that the Refinancing Term Loans shall be made, which shall be a date not less than five Business Days (or such shorter period as may be agreed by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent; provided that:

(i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 6.2 shall be satisfied;

(ii) such Refinancing Term Loans shall mature no earlier than, and the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the ~~U.S.~~ Term ~~B~~ Loans being refinanced at ~~the~~such time ~~of such refinancing~~ (or if longer, shall have a minimum Weighted Average Life to Maturity required pursuant to any previously established Incremental Amendment, Refinancing Term Loan Amendment or Term Loan Extension Amendment);

(iii) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees and interest rates which shall be as agreed between the applicable Borrower and the Lenders providing such Refinancing Term Loans) shall be substantially identical to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to the then outstanding Term Loans except to the extent such covenants and other terms apply solely to any period after the latest final maturity of the Term Loans and Revolving Commitments in effect on the Refinancing Effective Date immediately prior to the borrowing of such Refinancing Term Loans;

(iv) the Loan Parties and the Collateral Agent shall enter into such amendments to the Security Documents as may be requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Refinancing Term Loans are provided with the benefit of the applicable Security Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be requested by the Collateral Agent; and

(v) the Net Cash Proceeds of the Refinancing Term Loans shall be applied to the repayment of the then outstanding Term Loans in accordance with Section 4.2(b).

(b) The Borrowers may approach any Lender or any other Person that would be a permitted Assignee pursuant to Section 11.6 to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall, unless specified to be an increase in any previously established Facility, be designated a series (a “Series”) of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment, be designated as an increase in any previously established Series of Refinancing Term Loans made to the Borrowers.

(c) The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among the Borrowers, the Administrative Agent and the Refinancing Term Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”) which shall be consistent with the provisions set forth in paragraph (a) above (which shall not require the consent of any other Lender). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto.

2.5. Extended Term Loans.

(a) The Borrowers may at any time and from time to time request that all or a portion of the Term Loans under any Facility (an “Existing Term Loan Facility”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.5. In order to establish any Extended Term Loans, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Facility) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established which shall be identical to the Term Loans under the Existing Term Loan Facility from which such Extended Term Loans are to be converted except that:

(i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Facility to the extent provided in the applicable Term Loan Extension Amendment;

(ii) the interest margins and call protection with respect to the Extended Term Loans may be different than the interest margins and call protection for the Term Loans of such Existing Term Loan Facility and upfront fees may be paid to the Extending Term Lenders, in each case, to the extent provided in the applicable Term Loan Extension Amendment; and

(iii) the Term Loan Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest final maturity of the Term Loans and Revolving Commitments in effect on the effective date of the Term Loan Extension Amendment immediately prior to the establishment of such Extended Term Loans~~; and~~.

~~(iv) no Extended Term Loans may be optionally prepaid prior to the date on which the Term Loans under the Existing Term Loan Facility from which they were converted are repaid in full unless such optional prepayment is accompanied by a pro rata optional prepayment of the Term Loans under such Existing Term Loan Facility.~~

Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series (an “Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans converted from an Existing Term Loan Facility may, to the extent provided in the applicable Term Loan Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Term Loan Facility.

(b) The Borrowers shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Facility are requested to respond (or such shorter period as may be agreed by the Administrative Agent). No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Facility converted into Extended Term Loans pursuant to any Extension Request. Any Lender (an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Facility subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Facility which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans under the Existing Term Loan Facility subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, Term Loans subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election.

(c) Extended Term Loans shall be established pursuant to an amendment (a “Term Loan Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Term Lender providing an Extended Term Loan thereunder which shall be consistent with the provisions set forth in paragraph (a) above (but which shall not require the consent of any other Lender). Each Term Loan Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. In connection with any Term Loan Extension Amendment, the Loan Parties and the Collateral Agent shall enter into such amendments to the Security Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Security Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be requested by the Collateral Agent.

2.6. Incremental Commitments.

(a) The Borrowers may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments or an increase in the U.S. Revolving Commitments or the Canadian Revolving Commitments in an amount not to exceed the ~~greater~~sum of (I) $400,000,000 ~~in the aggregate and~~plus (II) any other amount so long as the Senior Secured Leverage Ratio (provided that increased commitments under the U.S. Revolving Commitments or the Canadian Revolving Commitments shall be treated as drawn term loans for the purposes of this Section 2.6(a)) shall not be greater than 3.25 to 1.00 on the last day of the most recent fiscal quarter on a Pro Forma Basis after giving effect to such Incremental Term Loan Commitments or such increase in the U.S. Revolving Commitments or the Canadian Revolving Commitments, so long as (x) on a Pro Forma Basis the U.S. Borrower or the Canadian Borrower is in compliance with the covenant set forth in Section 8.1 (~~a~~regardless of whether it is otherwise required to be tested at such time)~~,~~ as of the most recently completed period for which the financial statements required by Section 7.1(a) and (b) were required to be delivered, and (y) no Event of Default shall have occurred, be continuing or would result therefrom ~~and (z) other than in respect of an increase in the U.S. Revolving Commitments or the Canadian Revolving Commitments in an amount not to exceed $100,000,000 (inclusive of any increase pursuant to Section 2(A) of Amendment No. 2), the Additional Restrictions Period is not then in effect~~; provided that:

(i) before and after giving effect to the borrowing of such Incremental Term Loans on the date such Incremental Term Loans are borrowed or the increase in such Canadian Revolving Commitments or U.S. Revolving Commitments on the date such Revolving Commitments become effective (the “Increased Amount Date”) each of the conditions set forth in Section 6.2 shall be satisfied;

(ii) in the case of (x) Incremental Term Loans, such Incremental Term Loans shall mature no earlier than, and the Weighted Average Life to Maturity of such Incremental Term Loans shall not be shorter than, the then remaining Weighted Average Life to Maturity of, the Term Loans under any then outstanding Facility at the time of such refinancing (provided that if no Term Loans are outstanding at such time, the Incremental Term Loans shall mature no earlier than any then outstanding Revolving Commitments and the Weighted Average Life to Maturity of such Incremental Term Loans shall not be shorter than the remaining life to maturity of the Revolving Commitments) and (y) increases in the Canadian Revolving Commitments or U.S. Revolving Commitments, such increased commitments shall have the same terms and conditions (other than upfront fees) as any previously established Canadian Revolving Commitments or U.S. Revolving Commitments, as the case may be, selected by ~~the Company~~Cedar Fair LP;

(iii) in the case of Incremental Term Loans, all other terms applicable to such Incremental Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and, subject to clause (ii) above, amortization which shall be as agreed between the applicable Borrower and the Lenders providing such Incremental Term Loans) shall be substantially identical to, or less favorable to the Lenders providing such Incremental Term Loans than, those applicable to ~~the~~any other then outstanding Term Loans (or, if no such Term Loans are then outstanding, such other terms (other than any such terms that are related to the revolving nature of the Revolving Commitments or reflect customary mandatory prepayment provisions for term loan facilities) shall be substantially identical to, or less favorable, to the Lenders providing such Term Loans than those applicable to the Revolving Commitments) except to the extent such covenants and other terms apply solely to any period after the latest final maturity of the Term Loans and Revolving Commitments in effect on the Increased Amount Date immediately prior to the borrowing of such Incremental Term Loans;

(iv) ~~in the case of Incremental Term Loans incurred prior to the date that is 12 months after the Amendment No. 1 Effective Date, if the Yield on any Incremental Term Loans exceeds the Yield on the U.S. Term B Loans by more than 50 basis points, then the Applicable Margins for the U.S. Term B Loans shall be increased to the extent necessary so that the Yield on the U.S. Term B Loans is 50 basis points less than the Yield on such Incremental Term Loans;~~[reserved];

(v) the Loan Parties and the Collateral Agent shall enter into such amendments to the Security Documents as may be requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Incremental Term Lenders and/or Lenders providing increased Canadian Revolving Commitments or U.S. Revolving Commitments, as the case may be, are provided with the benefit of the applicable Security Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be requested by the Collateral Agent; and

(vi) the Incremental Term Loans and extensions of credit pursuant to any increase in the Canadian Revolving Commitments or U.S. Revolving Commitments shall rank pari passu in right of payment and security with the Term Loans and the Revolving Loans.

(b) The Borrowers may approach any Lender or any other Person that would be a permitted Assignee pursuant to Section 11.6 (including consent, if applicable, from the Administrative Agent and each applicable Issuing Lender required by Section 11.6(b)(i)) to provide all or a portion of the Incremental Term Loans (an “Incremental Term Lender”) or increases in the Canadian Revolving Commitments or U.S. Revolving Commitments; provided that any Lender offered or approached to provide all or a portion of the Incremental Term Loans, Canadian Revolving Commitments or U.S. Revolving Commitments may elect or decline, in its sole discretion, to provide an Incremental Term Loan or additional Canadian Revolving Commitment or U.S. Revolving Commitment. Any Incremental Term Loans made on any Increased Amount Date shall be designated an incremental series (an “Incremental Series”) of Incremental Term Loans for all purposes of this Agreement; provided that any Incremental Term Loans may, to the extent provided in the applicable Incremental Amendment, be designated as an increase in any previously established Incremental Series of Incremental Term Loans made to the Borrowers.

(c) The Incremental Term Loans and any increases in the Canadian Revolving Commitments or U.S. Revolving Commitments shall be established pursuant to an amendment to this Agreement among the Borrowers, the Administrative Agent and the Incremental Term Lenders providing such Incremental Term Loans or such additional Canadian Revolving Commitments or U.S. Revolving Commitments (an “Incremental Amendment”) which shall be consistent with the provisions set forth in paragraph (a) above (which shall not require the consent of any other Lender). Each Incremental Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto.

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

3.1. Revolving Commitments.

(a) Subject to the terms and conditions hereof, each U.S. Revolving Lender severally agrees to make revolving credit loans in Dollars (“U.S. Revolving Loans”) to the U.S. Borrower from time to time during the Revolving Commitment Period for the U.S. Revolving Facility in an aggregate principal amount at any one time outstanding which, when added to such Lender’s U.S. Revolving Credit Percentage of the U.S. L/C Obligations then outstanding, does not exceed the amount of such Lender’s U.S. Revolving Commitment then in effect. During the Revolving Commitment Period for the U.S. Revolving Facility the U.S. Borrower may use the U.S. Revolving Commitments by borrowing, prepaying and reborrowing the U.S. Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The U.S. Revolving Loans may be made only in Dollars and may from time to time be ~~Eurodollar~~Term SOFR Rate Loans or Base Rate Loans, as determined by the U.S. Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3; provided that no U.S. Revolving Loan shall be made as a ~~Eurodollar~~Term SOFR Rate Loan after the day that is one month prior to the Revolving Termination Date for any then outstanding U.S. Revolving Commitments under the U.S. Revolving Facility.

(b) Subject to the terms and conditions hereof, each Canadian Revolving Lender severally agrees to make revolving credit loans in Dollars or Canadian Dollars (“Canadian Revolving Loans”), as specified by the Canadian Borrower or the U.S. Borrower, to the Canadian Borrower or the U.S. Borrower, respectively, from time to time during the Revolving Commitment Period for the Canadian Revolving Facility in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Canadian Revolving Credit Percentage of the Canadian L/C Obligations then outstanding, does not exceed the amount of such Lender’s Canadian Revolving Commitment then in effect (provided that in the case of any Canadian Revolving Extensions of Credit made in Canadian Dollars, such amounts shall be valued at the Dollar Equivalent of such Canadian Dollars as of the relevant date of determination). During the Revolving Commitment Period for the Canadian Revolving Facility the Canadian Borrower and the U.S. Borrower may use the Canadian Revolving Commitments by borrowing, prepaying and reborrowing the Canadian Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Canadian Revolving Loans may be made from time to time by way of (i) ~~BA~~CDOR Rate Loans or Canadian Prime Rate Loans, in Canadian Dollars only or (ii) ~~Eurodollar~~Term SOFR Rate Loans or Base Rate Loans, in Dollars only, as determined by the Canadian Borrower or the U.S. Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3; provided that no Canadian Revolving Loan shall be made as a ~~BA~~CDOR Rate Loan or a ~~Eurodollar~~Term SOFR Rate Loan after the day that is one month prior to the Revolving Termination Date for any then outstanding Canadian Revolving Commitments under the Canadian Revolving Facility.

(c) The U.S. Borrower shall repay to the Administrative Agent for the ratable benefit of the applicable U.S. Revolving Lenders all U.S. Revolving Loans made pursuant to any U.S. Revolving Commitment on the Revolving Termination Date for such U.S. Revolving Commitment. The Canadian Borrower and the U.S. Borrower shall repay to the Administrative Agent for the ratable benefit of the applicable Canadian Revolving Lenders all Canadian Revolving Loans made to such Borrower pursuant to any Canadian Revolving Commitment on the Revolving Termination Date for such Canadian Revolving Commitment.

3.2. Procedure for Revolving Loan Borrowing.

(a) The U.S. Borrower may borrow under the U.S. Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the U.S. Borrower shall give the Administrative Agent an irrevocable Borrowing Notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of ~~Eurodollar~~Term SOFR Rate Loans, or (b) on the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of U.S. Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of ~~Eurodollar~~Term SOFR Rate Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the U.S. Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available U.S. Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of ~~Eurodollar~~Term SOFR Rate Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that borrowings of Base Rate Loans pursuant to Section 3.11 shall not be subject to the foregoing minimum amounts. Upon receipt of any such notice from the U.S. Borrower, the Administrative Agent shall promptly notify each U.S. Revolving Lender thereof. Subject to the terms and conditions hereof, each U.S. Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the U.S. Borrower at the Funding Office prior to 3:00 p.m., New York City time, on the Borrowing Date requested by the U.S. Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the U.S. Borrower by the Administrative Agent wiring (pursuant to instructions theretofore delivered to the Administrative Agent by the U.S. Borrower) the aggregate of the amounts made available to the Administrative Agent by the U.S. Revolving Lenders and in like funds as received by the Administrative Agent.

(b) The Canadian Borrower or the U.S. Borrower may borrow under the Canadian Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Canadian Borrower or the U.S. Borrower shall give the Administrative Agent a Borrowing Notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, Toronto time, (a) three Business Days prior to the requested Borrowing Date, in the case of ~~Eurodollar~~Term SOFR Rate Loans, (b) two Business Days prior to the requested ~~Borrowing~~borrowing, in the case of ~~BA~~CDOR Rate Loans, or (c) on the requested Borrowing Date, in the case of Base Rate Loans and Canadian Prime Rate Loans), specifying (i) the amount and Type of Canadian Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of ~~Eurodollar Loans and BA~~Term SOFR Rate Loans and CDOR Rate Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Canadian Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans or Canadian Prime Rate Loans, $1,000,000 or C$1,000,000, respectively, or a whole multiple thereof (or, if the then aggregate Available Canadian Revolving Commitments are less than $1,000,000 or the Dollar Equivalent at such time of C$1,000,000, such lesser amount) and (y) in the case of ~~Eurodollar~~Term SOFR Rate Loans or ~~BA~~CDOR Rate Loans, $1,000,000 or C$1,000,000, respectively, or a whole multiple of $1,000,000 or C$1,000,000, respectively, in excess thereof; provided that borrowings of Base Rate Loans or Canadian Prime Rate Loans pursuant to Section 3.11 shall not be subject to the foregoing minimum amounts. Upon receipt of any such notice from the Canadian Borrower or the U.S. Borrower, the Administrative Agent shall promptly notify each Canadian Revolving Lender thereof. Subject to the terms and conditions hereof, each Canadian Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Canadian Borrower or the U.S. Borrower at the Canadian Payment Office prior to 3:00 p.m., Toronto time, on the Borrowing Date requested by the Canadian Borrower or the U.S. Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Canadian Borrower or the U.S. Borrower by the Administrative Agent wiring (pursuant to instructions theretofore delivered to the Administrative Agent by Cedar Fair LP) the aggregate of the amounts made available to the Administrative Agent by the Canadian Revolving Lenders and in like funds as received by the Administrative Agent.

3.3. [~~reserved~~Reserved]

3.4. [~~reserved~~Reserved]

3.5. Commitment Fees, etc.

(a) (i) The U.S. Borrower agrees to pay to the Administrative Agent for the account of each U.S. Revolving Lender a commitment fee for the period from and including the ~~Restatement~~Amendment No. 6 Effective Date to the last day of the Revolving Commitment Period for the U.S. Revolving Facility computed at the Commitment Fee Rate on the average daily amount of the Available U.S. Revolving Commitment of such U.S. Revolving Lender, in each case, during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the applicable Revolving Termination Date for such U.S. Revolving Lender’s U.S. Revolving Commitment, commencing on the first of such dates to occur after the ~~Restatement~~Amendment No. 6 Effective Date.

(ii) Each of the Canadian Borrower and the U.S. Borrower agrees, jointly and severally, to pay to the Administrative Agent for the account of each Canadian Revolving Lender a commitment fee for the period from and including the ~~Restatement~~Amendment No. 6 Effective Date to the last day of the Revolving Commitment Period for the Canadian Revolving Facility computed at the Commitment Fee Rate on the average daily amount of the Available Canadian Revolving Commitment of such Canadian Revolving Lender, in each case, during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the applicable Revolving Termination Date for such Canadian Revolving Lender’s Canadian Revolving Commitment, commencing on the first of such dates to occur after the ~~Restatement~~Amendment No. 6 Effective Date.

(b) The Borrowers agree to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrowers and the Administrative Agent.

(c) The U.S. Borrower agrees to pay to the Lead Arrangers the fees in the amounts and on the dates previously agreed to in writing by Cedar Fair LP and the Lead Arrangers.

3.6. Reduction or Termination of Revolving Commitments. The U.S. Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate all or any portion of the U.S. Revolving Commitments or, from time to time, to reduce the amount of the U.S. Revolving Commitments; provided that no such termination or reduction of U.S. Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the U.S. Revolving Loans made on the effective date thereof, the U.S. Revolving Extensions of Credit of all U.S. Revolving Lenders would exceed the U.S. Revolving Commitments of all U.S. Revolving Lenders. The U.S. Borrower and the Canadian Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate all or any portion of the Canadian Revolving Commitments or, from time to time, to reduce the amount of the Canadian Revolving Commitments; provided that no such termination or reduction of Canadian Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Canadian Revolving Loans made on the effective date thereof, the Canadian Revolving Extensions of Credit of all Canadian Revolving Lenders would exceed the Canadian Revolving Commitments of all Canadian Revolving Lenders (provided that in the case of any Canadian Revolving Extensions of Credit made in Canadian Dollars, such amounts shall be valued at the Dollar Equivalent of such Canadian Dollars as of the relevant date of determination). Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the applicable Revolving Commitments then in effect (with such reduction being applied to Revolving Commitments under the applicable Revolving Credit Facility with an earlier Revolving Termination Date prior to being applied to reduce any Revolving Commitments under such Revolving Credit Facility with a later Revolving Termination Date); provided that in connection with the establishment of Replacement Revolving Commitments, the applicable Borrower may reduce the existing Revolving Commitments on a non-pro rata basis on terms reasonably satisfactory to the Administrative Agent. Except as set forth in the proviso to the immediately preceding sentence, any reduction of the Revolving Commitments under any Revolving Credit Facility with the same Revolving Termination Date shall be applied to reduce the Revolving Commitments of each Revolving Lender under such Revolving Credit Facility on a pro rata basis.

3.7. L/C Commitment.

(a) Subject to the terms and conditions hereof, each U.S. Issuing Lender, in reliance on the agreements of the U.S. L/C Participants set forth in Section 3.10(a), agrees to issue documentary or standby letters of credit (“U.S. Letters of Credit”) for the account of the U.S. Borrower on any Business Day during the Revolving Commitment Period for the U.S. Revolving Facility in such form as may be approved from time to time by such U.S. Issuing Lender; provided that (i) no U.S. Issuing Lender shall issue any U.S. Letter of Credit if, after giving effect to such issuance, (x) the U.S. L/C Obligations would exceed the U.S. L/C Sub Commitment or (y) the aggregate amount of the Available U.S. Revolving Commitments of all U.S. Revolving Lenders would be less than zero and (ii) no Issuing Lender shall be obligated to issue any U.S. Letter of Credit if, after giving effect thereto, the aggregate amount of L/C Obligations in respect of Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Letter of Credit Commitment. On the ~~Restatement~~Amendment No. 6 Effective Date, the Existing Letters of Credit will automatically, without any action on the part of any Person, be deemed to be ~~U.S.~~Existing Letters of Credit issued hereunder for the account of the U.S. Borrower for all purposes of this Agreement and the other Loan Documents. Each U.S. Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance, (y) the date which is five Business Days prior to the latest Revolving Termination Date of the U.S. Revolving Facility; provided that any U.S. Letter of Credit with a one year term may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date referred to in clause (y) above or (z) below) and (z) unless the U.S. Borrower has made arrangements satisfactory to the U.S. Issuing Lender (including to cash collateralize the applicable portion of such U.S. Letter of Credit or provide an undertaking to maintain sufficient available Replacement Revolving Commitments), the earliest Revolving Termination Date of any U.S. Revolving Commitment then in effect.

(b) On each Revolving Termination Date for any U.S. Revolving Commitment (and without any further action), and so long as any Replacement Revolving Commitments under the U.S. Revolving Facility shall not have terminated at or prior to such time, the participations in U.S. L/C Obligations in respect of all outstanding U.S. Letters of Credit shall be reallocated among the Replacement Revolving Lenders in accordance with their U.S. Revolving Credit Percentages as of such date (after giving effect to the termination of the applicable U.S. Revolving Commitments on such Revolving Termination Date) and the Lenders that hold U.S. Revolving Commitments terminating on such Revolving Termination Date shall be released from their L/C Participations in respect of such outstanding U.S. Letters of Credit.

(c) Subject to the terms and conditions hereof, each Canadian Issuing Lender, in reliance on the agreements of the Canadian L/C Participants set forth in Section 3.10(d), agrees to issue documentary or standby letters of credit (“Canadian Letters of Credit”) for the account of the Canadian Borrower or the U.S. Borrower on any Business Day during the Revolving Commitment Period for the Canadian Revolving Facility in such form as may be approved from time to time by such Canadian Issuing Lender; provided, that (i) no Canadian Issuing Lender shall issue any Canadian Letter of Credit if, after giving effect to such issuance, (x) the Canadian L/C Obligations would exceed the Canadian L/C Sub Commitment or (y) the aggregate amount of the Available Canadian Revolving Commitments of all Canadian Revolving Lenders would be less than zero and (ii) no Issuing Lender shall be obligated to issue any Canadian Letter of Credit if, after giving effect thereto, the aggregate amount of L/C Obligations in respect of Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Letter of Credit Commitment. Each Canadian Letter of Credit shall (i) be denominated in Canadian Dollars or Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the latest Revolving Termination Date of the Canadian Revolving Facility; provided that any Canadian Letter of Credit with a one year term may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date referred to in clause (y) above or (z) below) and (z) unless the Canadian Borrower or the U.S. Borrower has made arrangements satisfactory to the Canadian Issuing Lender (including to cash collateralize the applicable portion of such Canadian Letter of Credit or provide an undertaking to maintain sufficient available Replacement Revolving Commitments), the earliest Revolving Termination Date of any Canadian Revolving Commitment then in effect.

(d) On each Revolving Termination Date for any Canadian Revolving ~~Credit~~ Commitments (and without any further action), and so long as any Replacement Revolving Commitments under the Canadian Revolving Facility shall not have terminated at or prior to such time, the L/C Participations in respect of all outstanding Canadian Letters of Credit shall be reallocated among the Replacement Revolving Lenders in accordance with their Canadian Revolving Credit Percentages as of such date (after giving effect to the termination of the applicable Canadian Revolving Commitments on such Revolving Termination Date) and the Lenders that hold Canadian Revolving Commitments terminating on such Revolving Termination Date shall be released from their L/C Participations in respect of such outstanding Canadian Letters of Credit.

(e) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.8. Procedure for Issuance of Letter of Credit.

(a) The U.S. Borrower may from time to time request that a U.S. Issuing Lender issue a U.S. Letter of Credit by delivering to such U.S. Issuing Lender, with a copy to the Administrative Agent, at their addresses for notices specified herein, an Application therefor, completed to the satisfaction of such U.S. Issuing Lender, and such other certificates, documents and other papers and information as such U.S. Issuing Lender may request. Upon receipt of any Application, the applicable U.S. Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested U.S. Letter of Credit, and upon receipt of confirmation from the Administrative Agent that after giving effect to the requested issuance, the sum of Available U.S. Revolving Commitments and Available Canadian Revolving Commitments would not be less than zero, the applicable U.S. Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the U.S. Letter of Credit requested thereby (but in no event shall a U.S. Issuing Lender be required to issue any U.S. Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such U.S. Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the applicable U.S. Issuing Lender and the U.S. Borrower. The applicable U.S. Issuing Lender shall furnish a copy of such U.S. Letter of Credit to the U.S. Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. Each U.S. Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the U.S. Revolving Lenders, notice of the issuance of each U.S. Letter of Credit by it (including the amount thereof).

(b) The Canadian Borrower or such U.S. Borrower may from time to time request that a Canadian Issuing Lender issue a Canadian Letter of Credit by delivering to such Canadian Issuing Lender, with a copy to the Administrative Agent, at its address for notice specified herein, an Application therefor, completed to the reasonable satisfaction of such Canadian Issuing Lender, and such other certificates, documents and other papers and information as such Canadian Issuing Lender may reasonably request. Upon receipt of any such Application, the applicable Canadian Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Canadian Letter of Credit, and upon receipt of confirmation from the Administrative Agent that after giving effect to the requested issuance, the Available Canadian Revolving Commitments would not be less than zero, the Canadian Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Canadian Letter of Credit requested thereby by issuing the original of such Canadian Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Canadian Issuing Lender and the Canadian Borrower or the U.S. Borrower, as the case may be, (but in no event shall a Canadian Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by a Canadian Issuing Lender of a Canadian Letter of Credit, the Canadian Issuing Lender shall furnish a copy of such Letter of Credit to the Canadian Borrower, the U.S. Borrower and the Administrative Agent. Each Canadian Issuing Lender shall promptly furnish to the Administrative Agent, which the Administrative Agent shall in turn promptly furnish to the Canadian Revolving Lenders, notice of the issuance of each Canadian Letter of Credit by it (including the amount thereof).

(c) Notwithstanding anything in this Agreement to the contrary, (i) each U.S. Issuing Lender shall each have the right, by notice to the U.S. Borrower to decline to act as a U.S. Issuing Lender for any U.S. Letter of Credit that shall expire after the ~~Initial~~ Revolving Termination Date and (ii) each Canadian Issuing Lender shall each have the right, by notice to the Canadian Borrower and the U.S. Borrower to decline to act as a Canadian Issuing Lender for any Canadian Letter of Credit that shall expire after the ~~Initial~~ Revolving Termination Date.

3.9. Fees and Other Charges.

(a) (i) The U.S. Borrower will pay a fee on the aggregate drawable amount of all outstanding U.S. Letters of Credit at a per annum rate equal to the Applicable Margin with respect to ~~Eurodollar~~Term SOFR Rate Loans under the U.S. Revolving Facility, shared ratably among the U.S. Revolving Lenders in accordance with their respective U.S. Revolving Credit Percentages (or, if different Applicable Margins are in effect for ~~Eurodollar~~Term SOFR Rate Loans made pursuant to different U.S. Revolving Commitments, such fee shall be payable at the respective Applicable Margins then in effect based on the amount of U.S. Revolving Commitments entitled to such Applicable Margins and shall be shared ratably among the respective U.S. Revolving Lenders based on the amount of their respective U.S. Revolving Commitments providing for such Applicable Margins) and (ii) each of the Canadian Borrower and the U.S. Borrower will pay a fee on the aggregate drawable amount of all outstanding Canadian Letters of Credit issued at its request at a per annum rate equal to the Applicable Margin with respect to ~~Eurodollar~~Term SOFR Rate Loans under the Canadian Revolving Facility, shared ratably among the Canadian Revolving Lenders in accordance with their respective Canadian Revolving Credit Percentages (or, if different Applicable Margins are in effect for ~~Eurodollar~~Term SOFR Rate Loans made pursuant to different Canadian Revolving Commitments, such fee shall be payable at the respective Applicable Margins then in effect based on the amount of Canadian Revolving Commitments entitled to such Applicable Margins and shall be shared ratably among the respective Canadian Revolving Lenders based on the amount of their respective Canadian Revolving Commitments providing for such Applicable Margins), and, in the case of each of clauses (i) and (ii), payable quarterly in arrears on each L/C Fee Payment Date after the applicable issuance date.

(b) The U.S. Borrower and the Canadian Borrower, respectively, agree to pay to any U.S. Issuing Lender and any Canadian Issuing Lender, respectively, a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the respective L/C Obligations (excluding any portion thereof attributable to drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11) of the U.S. Borrower and the Canadian Borrower during the period from and including the ~~Restatement~~Amendment No. 6 Effective Date until, but excluding, the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such L/C Obligations, as well as such Issuing Lender’s customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued Fronting Fees shall be payable in arrears on each L/C Fee Payment Date, commencing on the first such date to occur after the ~~Restatement~~Amendment No. 6 Effective Date. Any such fees accruing after the date on which the applicable Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand therefor. All Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) In addition to the foregoing fees, the U.S. Borrower and the Canadian Borrower, respectively, shall pay or reimburse the U.S. Issuing Lender and the Canadian Issuing Lender, respectively, for such normal and customary costs and expenses as are incurred or charged by the applicable Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.10. L/C Participations.

(a) Each U.S. Issuing Lender irrevocably agrees to grant and hereby grants to each U.S. L/C Participant, and, to induce each U.S. Issuing Lender to issue U.S. Letters of Credit hereunder, each U.S. L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each U.S. Issuing Lender, on the terms and conditions set forth below, for such U.S. L/C Participant’s own account and risk an undivided interest equal to such U.S. L/C Participant’s U.S. Revolving Credit Percentage in each U.S. Issuing Lender’s obligations and rights under and in respect of each U.S. Letter of Credit issued hereunder and the amount of each draft paid by each U.S. Issuing Lender thereunder. Each U.S. L/C Participant unconditionally and irrevocably agrees with each U.S. Issuing Lender that, if a draft is paid under any U.S. Letter of Credit for which the applicable U.S. Issuing Lender is not reimbursed in full by the U.S. Borrower in accordance with the terms of this Agreement, such U.S. L/C Participant shall pay to the Administrative Agent upon demand of such U.S. Issuing Lender an amount equal to such U.S. L/C Participant’s U.S. Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The Administrative Agent shall promptly forward such amounts to each U.S. Issuing Lender.

(b) If any amount required to be paid by any U.S. L/C Participant to the Administrative Agent for the account of a U.S. Issuing Lender pursuant to Section 3.10(a) in respect of any unreimbursed portion of any payment made by such U.S. Issuing Lender under any U.S. Letter of Credit is not paid to the Administrative Agent for the account of such U.S. Issuing Lender on the Business Day such payment is due, such U.S. L/C Participant shall pay to the Administrative Agent for the account of such U.S. Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any U.S. L/C Participant pursuant to Section 3.10(a) is not made available to the Administrative Agent for the account of the applicable U.S. Issuing Lender by such U.S. L/C Participant on the third Business Day after such payment is due, such U.S. Issuing Lender shall be entitled to recover from such U.S. L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the U.S. Revolving Facility. A certificate of a U.S. Issuing Lender submitted to any U.S. L/C Participant with respect to any amounts owing under this Section 3.10 shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after a U.S. Issuing Lender has made payment under any U.S. Letter of Credit and has received from any U.S. L/C Participant its pro rata share of such payment in accordance with Section 3.10(a), the Administrative Agent or such U.S. Issuing Lender receives any payment related to such U.S. Letter of Credit (whether directly from the U.S. Borrower or otherwise, including proceeds of collateral applied thereto by such U.S. Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or such U.S. Issuing Lender, as the case may be, will distribute to such U.S. L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Administrative Agent or such U.S. Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or such U.S. Issuing Lender, such U.S. L/C Participant shall return to the Administrative Agent for the account of such U.S. Issuing Lender the portion thereof previously distributed to it by the Administrative Agent or such U.S. Issuing Lender, as the case may be.

(d) Each Canadian Issuing Lender irrevocably agrees to grant and hereby grants to each Canadian L/C Participant, and, to induce each Canadian Issuing Lender to issue Canadian Letters of Credit hereunder, each Canadian L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Canadian Issuing Lender, on the terms and conditions hereinafter stated, for such Canadian L/C Participant’s own account and risk, an undivided interest equal to such Canadian L/C Participant’s Canadian Revolving Credit

Percentage in each Canadian Issuing Lender’s obligations and rights under each Canadian Letter of Credit issued by the Canadian Issuing Lender hereunder and the amount of each draft paid by such Canadian Issuing Lender thereunder. Each Canadian L/C Participant unconditionally and irrevocably agrees with such Canadian Issuing Lender that, if a draft is paid under any Canadian Letter of Credit issued by such Canadian Issuing Lender for which the Canadian Issuing Lender is not reimbursed in full by the Canadian Borrower and the U.S. Borrower in accordance with the terms of this Agreement, such Canadian L/C Participant shall pay to the Administrative Agent upon demand of such Canadian Issuing Lender an amount in Dollars equal to such Canadian L/C Participant’s Canadian Revolving Credit Percentage of the amount of such draft applicable, or any part thereof, that is not so reimbursed (based on the Dollar Equivalent thereof at the time of drawing). The Administrative Agent shall promptly forward such amounts to the applicable Canadian Issuing Lender.

(e) If any amount required to be paid by any Canadian L/C Participant to a Canadian Issuing Lender pursuant to Section 3.10(d) in respect of any unreimbursed portion of any payment made by such Canadian Issuing Lender under any Canadian Letter of Credit is paid to the Administrative Agent for the account of such Canadian Issuing Lender on the Business Day such payment is due, such Canadian L/C Participant shall pay to the Administrative Agent, for the account of such Canadian Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Canadian Issuing Lender, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Canadian L/C Participant pursuant to Section 3.10(d) is not made available to the Administrative Agent, for the account of a Canadian Issuing Lender, by such Canadian L/C Participant within three Business Days after the date such payment is due, the Administrative Agent, on behalf of such Canadian Issuing Lender, shall be entitled to recover from such Canadian L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Canadian Revolving Facility for amounts due in Dollars. A certificate of the Administrative Agent on behalf of the Canadian Issuing Lender submitted to any Canadian L/C Participant with respect to any such amounts owing under this Section 3.10 shall be conclusive in the absence of manifest error.

(f) Whenever, at any time after a Canadian Issuing Lender has made payment under any Canadian Letter of Credit and has received from the Administrative Agent any Canadian L/C Participant’s pro rata share of such payment in accordance with Section 3.10(d), such Canadian Issuing Lender receives any payment related to such Canadian Letter of Credit (whether directly from the Canadian Borrower, the U.S. Borrower or otherwise, including proceeds of collateral applied thereto by such Canadian Issuing Lender), or any payment of interest on account thereof, such Canadian Issuing Lender will distribute to the Administrative Agent for the account of such Canadian L/C Participant (and thereafter, the Administrative Agent will promptly distribute to such Canadian L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Canadian Issuing Lender shall be required to be returned by the Canadian Issuing Lender, such Canadian L/C Participant shall return to the Administrative Agent for the account of such Canadian Issuing Lender the portion thereof previously distributed to it by such Canadian Issuing Lender or the Administrative Agent, as the case may be.

3.11. Reimbursement Obligation of the U.S. Borrower and Canadian Borrower.

(a) The U.S. Borrower agrees to reimburse each U.S. Issuing Lender, within one Business Day of the date on which such U.S. Issuing Lender notifies Cedar Fair LP of the date and amount of a draft presented under any U.S. Letter of Credit and paid by such U.S. Issuing Lender in substantial conformity with the terms of such U.S. Letter of Credit (as determined by such U.S. Issuing Lender in its reasonable discretion), for the amount of (a) such draft so paid and (b) any fees, charges or other costs or expenses incurred by such U.S. Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to the applicable U.S. Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on the Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 4.5(a) and (ii) thereafter, Section 4.5(e). Each drawing under any U.S. Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 9(f) shall have occurred and be continuing with respect to the U.S. Borrower, in which case the procedures specified in Section 3.10 for funding by U.S. L/C Participants shall apply) constitute a request by the U.S. Borrower to the Administrative Agent for a borrowing pursuant to Section 3.2(a) of Base Rate Loans in the Dollar Equivalent amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of U.S. Revolving Loans could be made, pursuant to Section 3.2(a), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from such U.S. Issuing Lender of such drawing under such U.S. Letter of Credit. All payments due from the U.S. Borrower hereunder in respect of U.S. Letters of Credit (and U.S. Reimbursement Obligations in connection therewith) shall be made in Dollars.

(b) Each of the Canadian Borrower and the U.S. Borrower agrees to reimburse each Canadian Issuing Lender, within one Business Day of the date on which such Canadian Issuing Lender notifies such Canadian Borrower or the U.S. Borrower of the date and amount of a draft presented under any Canadian Letter of Credit issued for such Borrower and paid by such Canadian Issuing Lender in substantial conformity with the terms of such Canadian Letter of Credit (as determined by the Canadian Issuing Lender in its reasonable discretion), for the amount of (a) such draft so paid and (b) any fees, charges or other costs or expenses incurred by such Canadian Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Canadian Payment Amount”). Each such payment shall be made to the applicable Canadian Issuing Lender at its address for notices specified herein in Dollars, based on the Dollar Equivalent amount thereof at the time of the applicable drawing and in immediately available funds. Interest shall be payable on the amount of each Canadian Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 4.5(d) and (ii) thereafter, Section 4.5(e). Each drawing under any Canadian Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 9(f) shall have occurred and be continuing with respect to the Canadian Borrower and the U.S. Borrower, in which case the procedures specified in Section 3.10 for funding by L/C Participants shall apply) constitute a request by the Canadian Borrower and the U.S. Borrower to the Administrative Agent for a borrowing pursuant to Section 3.2(b) of Base Rate Loans, in the Dollar Equivalent amount of such drawing based on the Dollar Equivalent amount thereof at the time of the applicable drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Canadian Revolving Loans could be made, pursuant to Section 3.2(b), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent received notice from the Canadian Issuing Lender of such drawing under such Canadian Letter of Credit. All payments due from the Canadian Borrower and the U.S. Borrower hereunder in respect of Canadian Letters of Credit (and Canadian Reimbursement Obligations in connection therewith) shall be made in Dollars.

3.12. Obligations Absolute. The obligations of the U.S. Borrower and Canadian Borrower under Section 3.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that either Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The U.S. Borrower and Canadian Borrower also agree with each Issuing Lender that no Issuing Lender shall be responsible for, and the Reimbursement Obligations of the U.S. Borrower and Canadian Borrower shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among either such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of either such Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The U.S. Borrower and Canadian Borrower agree that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the U.S. Borrower and Canadian Borrower and shall not result in any liability of such Issuing Lender to the U.S. Borrower and Canadian Borrower.

3.13. Letter of Credit Payments. If any draft shall be presented for payment (a) under any U.S. Letter of Credit, the applicable U.S. Issuing Lender shall promptly notify the U.S. Borrower of the date and amount thereof and (b) under any Canadian Letter of Credit, the applicable Canadian Issuing Lender shall promptly notify the Canadian Borrower and the U.S. Borrower of the date and amount thereof. The responsibility of the Issuing Lenders to the U.S. Borrower and Canadian Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.14. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.15. Replacement Revolving Commitments.

(a) Either the U.S. Borrower or the Canadian Borrower may at any time and from time to time by written notice to Administrative Agent elect to request the establishment of replacement revolving commitments (“Replacement Revolving Commitments”) under the U.S. Revolving Facility or the Canadian Revolving Facility in order to effectively extend the Revolving Termination Date for such Revolving Commitments. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which such Borrower proposes that the Replacement Revolving Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i) before and after giving effect to the establishment of such Replacement Revolving Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 6.2 shall be satisfied;

(ii) after giving effect to the establishment of any Replacement Revolving Commitments and any concurrent reduction in the aggregate amount of any other Revolving Commitments, the aggregate amount of Revolving Commitments shall not exceed the aggregate amount of the Revolving Commitments outstanding on the Replacement Revolving Facility Effective Date (after giving effect to the reduction in the Revolving Commitments on the Replacement Revolving Facility Effective Date);

(iii) no Replacement Revolving Commitments shall have a scheduled termination date prior to the Revolving Termination Date (or if later, the date required pursuant to any Replacement Revolving Facility Amendment);

(iv) all other terms applicable to such Replacement Revolving Commitments (other than provisions relating to fees and interest rates which shall be as agreed between the applicable Borrower and the Lenders providing such Replacement Revolving Commitments and provisions relating to Letters of Credit that do not change the obligations of any Lender that is not providing a Replacement Revolving Commitment) shall be substantially identical to, or less favorable to the Lenders providing such Replacement Revolving Commitments than, those applicable to the then effective U.S. Revolving Commitments (in the case of Replacement Revolving Commitments of the U.S. Borrower) or the Canadian Revolving Commitments (in the case of Replacement Revolving Commitments of the Canadian Borrower);

(v) there shall be no more than two Revolving Termination Dates in effect at any time under the U.S. Revolving Facility and no more than two Revolving Termination Dates in effect at any time under the Canadian Revolving Facility; and

(vi) the Loan Parties and the Collateral Agent shall enter into such amendments to the Security Documents as may be reasonably requested by the Collateral Agent in order to ensure that the Replacement Revolving Commitments are provided with the benefit of the applicable Security Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be requested by the Collateral Agent.

(b) The applicable Borrower may approach any Lender or any other Person that would be a permitted Assignee of a Revolving Commitment pursuant to Section 11.6 to provide all or a portion of the Replacement Revolving Commitments (a “Replacement Revolving Lender”); provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Commitment and the selection of Replacement Revolving Lender shall be subject to any consent that would be required pursuant to Section 11.6.

(c) The Replacement Revolving Commitments shall be established pursuant to an amendment to this Agreement among each applicable Borrower, the Administrative Agent and the Replacement Revolving Lenders providing such Replacement Revolving Commitments (a “Replacement Revolving Facility Amendment”) which shall be consistent with the provisions set forth in paragraph (a) above.

(d) On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Replacement Revolving Lenders with Replacement Revolving Commitments of such Replacement Revolving Commitment Series shall purchase from each of the other Lenders with Revolving Commitments, at the principal amount thereof and in the applicable currencies, such interests in the Revolving Loans outstanding on such Replacement Revolving Facility Effective Date as may be specified by the Administrative Agent and as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans under such Revolving Credit Facility will be held by the Lenders thereunder ratably in accordance with their applicable Revolving Credit Percentages.

SECTION 4. GENERAL PROVISIONS APPLICABLE

TO LOANS AND LETTERS OF CREDIT

4.1. Optional Prepayments.

(a) Subject to Sections 4.11 ~~and 4.17~~, the Borrowers may at any time and from time to time prepay the Loans under any Facility, as elected by the applicable Borrower(s), in whole or in part, without premium or penalty, upon irrevocable notice delivered by Cedar Fair LP to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of ~~Eurodollar Loans,~~Term SOFR Rate Loans, two Business Days prior thereto, in the case of CDOR Rate Loans and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of Base Rate Loans ~~and~~, Canadian Prime Rate Loans or RFR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of ~~Eurodollar~~Term SOFR Rate Loans, ~~BA~~CDOR Rate Loans, Base Rate Loans or, Canadian Prime Rate Loans or RFR Loan (and under which Facility such Loans are being prepaid); provided that if a ~~Eurodollar~~Term SOFR Rate Loan or ~~BA~~CDOR Rate Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the applicable Borrower(s) shall also pay any amounts owing pursuant to Section 4.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans ~~or~~, Canadian Prime Rate Loans or RFR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or C$1,000,000 or a whole multiple thereof. Any prepayment of Loans under any Facility pursuant to this Section 4.1 shall be applied on a pro rata basis to the Loans of each Lender under such Facility. Unless otherwise directed by the applicable Borrower, any such prepayment shall be applied in direct order of maturity of scheduled repayments of such Facility.

(b) (i) Notwithstanding anything to the contrary in Section 4.1(a) (which provisions shall not be applicable to this Section 4.1(b)), the Borrowers shall have the right at any time and from time to time to prepay Term Loans under any Facility from Lenders electing to participate in such prepayments at a discount to the par value of such Loans and on a non-pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 4.1(b); provided that (A) no Discounted Voluntary Prepayment shall be made unless (A) immediately after giving effect to such Discounted Voluntary Prepayment, (i) no Default or Event of Default has occurred and is continuing, (ii) the U.S. Borrower is in pro forma compliance with the covenant set forth in Section 8.1 (~~a~~regardless of whether it is otherwise required to be tested at such time)~~,~~ as of the most recently completed period for which the financial statements required by Section 7.1(a) and (b) were required to be delivered and (iii) the Available Liquidity shall be no less than (x) $75,000,000, if the Discounted Voluntary Prepayment is scheduled during the months of March, April and May of any given year, (y) $250,000,000, if the Discounted Voluntary Prepayment is scheduled during the months of August, September, October and November of any given year, and (z) $150,000,000, if the Discounted Voluntary Prepayment is scheduled during any other month of any given year, each on a Pro Forma Basis immediately after giving effect to such Discounted Voluntary Prepayment

(assuming maximum participation therein), (B) any Discounted Voluntary Prepayment shall be offered to all Lenders with Term Loans under the applicable Facility on a pro rata basis and (C) the Borrowers shall deliver to the Administrative Agent a certificate of the Chief Financial Officer of the U.S. Borrower stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 4.1(b) has been satisfied and (3) the aggregate principal amount of Term Loans so prepaid pursuant to such Discounted Voluntary Prepayment.

(ii) To the extent the Borrowers seeks to make a Discounted Voluntary Prepayment, the Borrowers will provide written notice to the Administrative Agent substantially in the form of Exhibit Q hereto (each, a “Discounted Prepayment Option Notice”) that the Borrowers desire to prepay Term Loans under a specified Facility in each case in an aggregate principal amount specified therein by the Borrowers (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of Term Loans shall not be less than $25,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for Term Loans, (B) a discount range (which may be a single percentage) selected by the U.S. Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of Term Loans (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 4.1(b)(ii), the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each Lender under the applicable Facility may specify by written notice substantially in the form of Exhibit R hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a prepayment price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of Term Loans under the applicable Facility specified by the Lenders in Lender Participation Notices, the Administrative Agent, in consultation with the Borrowers, shall calculate the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrowers if the Borrowers have selected a single percentage pursuant to Section 4.1(b)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrowers can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders under the applicable Facility who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Term Loans under the applicable Facility whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(iv) The Borrowers shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) under the applicable Facility offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 4.16), upon irrevocable notice substantially in the form of Exhibit S hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 P.M. New York City time, three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to, but not including, such date on the amount prepaid.

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 4.1(b)(iii) above) established by the Administrative Agent in consultation with the Borrowers.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the Borrowers may withdraw their offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

(viii) To the extent the Term Loans under any Facility are prepaid pursuant to this Section 4.1(b), scheduled amortization amounts for the Term Loans under such Facility ~~pursuant to Section 2.3~~ shall be reduced on a pro rata basis by the principal amount of the Term Loans so prepaid.

4.2. Mandatory Prepayments and Revolving Commitment Reductions.

~~(a) The Borrowers shall repay on the Restatement Effective Date the principal amount of all Loans outstanding under the Existing Credit Agreement (other than Converted U.S. Term Loans) and all accrued and unpaid interest and fees under the Existing Credit Agreement to the Restatement Effective Date.~~

(a) [Reserved].

(b) Subject to Section 4.16, if (x) any Indebtedness (other than Excluded Indebtedness) shall be issued or incurred by any Group Member or (y) any Refinancing Term Loans are borrowed, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of ~~the~~any then outstanding Term Loans as set forth in Section 4.2(e).

(c) [Reserved].

(d) [Reserved].

~~(c) If any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, unless (x) a Reinvestment Notice shall have been delivered by a Group Member within five Business Days of the receipt of such Net Cash Proceeds or (y) the Senior Secured Leverage Ratio on a Pro Forma Basis would be less than or equal to 2.0 to 1.0 as of the last day of the most recent quarter for which internal financial statements are available on the date any such Asset Sale or Recovery Event, such Net Cash Proceeds shall be applied by Cedar Fair LP on the tenth Business Day following receipt thereof toward the prepayment of the Term Loans in the amount and in the manner set forth in Section 4.2(e); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans in the amount and in the manner set forth in Section 4.2(e).~~

~~Notwithstanding the foregoing, the provisions of this Section 4.2(c) do not constitute a consent to the consummation of any Disposition not permitted by Section 8.5.~~

~~(d) If there shall be positive Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2017 (any such fiscal year, a “Subject Fiscal Year”), the Borrowers shall, on the relevant Excess Cash Flow Application Date for each such Subject Fiscal Year, apply an amount equal to the excess, if any, of (x) the Applicable ECF Percentage of Excess Cash Flow for such Subject Fiscal Year minus (y)(i) any voluntary prepayments of Term Loans pursuant to Section 4.1 during such Subject Fiscal Year (other than prepayments funded with the proceeds of Indebtedness) toward the prepayment of the Term Loans as set forth in Section 4.2(e) and (ii) all voluntary prepayments of Revolving Loans (other than prepayments funded with the proceeds of Indebtedness) during such Fiscal Year to the extent Revolving Commitments are permanently reduced by the amount of such prepayments. Each such prepayment shall, for each applicable Subject Fiscal Year, be made on the date (an “Excess Cash Flow Application Date”) that is not later than June 30 of the year following such Subject Fiscal Year.~~

(e) Amounts to be applied in connection with prepayments of the Term Loans made pursuant to Sections 4.2(b)~~, (c) and (d)~~ shall be applied ~~to the prepayment of U.S. Term B Loans and~~, to the extent required by the terms of any Extended Term Loans, Refinancing Term Loans or Incremental Term Loans, to the prepayment of any Extended Term Loans, Refinancing Term Loans or Incremental Term Loans, on a pro rata basis (based on the amount of Term Loans under each Facility requiring such a payment) to such other Term Loans. Amounts applied to prepay the Term Loans under any Facility shall be applied on a pro rata basis to repay the Term Loans under such Facility of each Lender. Unless otherwise directed by the Borrowers, any such prepayment shall be applied in direct order of maturity of scheduled repayments of such Facility.

(f) If at any time (i) the aggregate U.S. Revolving Extensions of Credit of all U.S. Revolving Lenders exceed the U.S. Revolving Commitments of all U.S. Lenders, the U.S. Borrower shall immediately repay the U.S. Revolving Loans and/or terminate or cash collateralize outstanding U.S. Letters of Credit in any such case, as and to the extent necessary to ensure that the U.S. Revolving Extensions of Credit of each U.S. Revolving Lender are less than or equal to the U.S. Revolving Commitments of such U.S. Revolving Lender or (ii) the aggregate Canadian Revolving Extensions of Credit of all Canadian Revolving Lenders exceed the Canadian Revolving Commitments of all Canadian Revolving Lenders (in the case of any Canadian Revolving Extensions of Credit made in Canadian Dollars, valued at the Dollar Equivalent of such Canadian Dollars as of the relevant date of determination), the Canadian Borrower and the U.S. Borrower shall immediately repay the Canadian Revolving Loans and/or terminate or cash collateralize outstanding Canadian Letters of Credit, in any such case, as and to the extent necessary to ensure that the Canadian Revolving Extensions of Credit of each Canadian Revolving Lender are less than or equal to the Canadian Revolving Commitments of such Canadian Revolving Lender (in the case of any Canadian Revolving Extensions of Credit made in Canadian Dollars, valued at the Dollar Equivalent of such Canadian Dollars as of the relevant date of determination).

4.3. Conversion and Continuation Options.

(a) Each of the Borrowers may elect from time to time to convert ~~Eurodollar~~Term SOFR Rate Loans to Base Rate Loans, and the Canadian Borrower and the U.S. Borrower may elect to convert ~~BA~~CDOR Rate Loans at the expiry of the relevant Interest Period to Canadian Prime Rate Loans, by giving the Administrative Agent at least three (in the case of ~~Eurodollar~~Term SOFR Rate Loans) or two (in the case of ~~BA~~CDOR Rate Loans) Business Days’ prior irrevocable notice of such election; provided that any such conversion of ~~Eurodollar~~Term SOFR Rate Loans and ~~BA~~CDOR Rate Loans may be made only on the last day of an Interest Period with respect thereto. Each of the Borrowers may elect from time to time to convert Base Rate Loans to ~~Eurodollar~~Term SOFR Rate Loans, and the Canadian Borrower and the U.S. Borrower may elect to convert Canadian Prime Rate Loans to ~~BA~~CDOR Rate Loans, by giving the Administrative Agent at least three Business Days’ prior irrevocable notice as to ~~Eurodollar~~Term SOFR Rate Loans, and two Business Days’ prior irrevocable notice as to ~~BA~~CDOR Rate Loans, of such election (which notice shall specify the length of the initial Interest

Period therefor); provided that no Base Rate Loan under a particular Facility may be converted into a ~~Eurodollar~~Term SOFR Rate Loan and no Canadian Prime Rate Loan may be converted into a ~~BA~~CDOR Rate Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent, or the Majority Facility Lenders (in the case of the applicable Facility) have determined in its or their sole discretion not to permit such conversions or (ii) if the applicable Interest Period selected by the applicable Borrower extends beyond the Revolving Termination Date of any Revolving Commitments then in effect under the applicable Revolving Credit Facility, in the case of any Revolving Loans thereunder, or the applicable maturity date, in the case of the Term Loans under any Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Each of the Borrowers may elect to continue any ~~Eurodollar~~Term SOFR Rate Loan as such and the Canadian Borrower and the U.S. Borrower may elect to continue any ~~BA~~CDOR Rate Loan as such upon the expiration of the then current Interest Period with respect thereto by giving at least three Business Days’ prior irrevocable notice as to ~~Eurodollar~~Term SOFR Rate Loans, and two Business Days’ prior irrevocable notice as to ~~BA~~CDOR Rate Loans, to the Administrative Agent in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no ~~Eurodollar~~Term SOFR Rate Loan or ~~BA~~CDOR Rate Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility (or any Revolving Commitments then in effect under such Facility); and provided further, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph (i) such ~~Eurodollar~~Term SOFR Rate Loans shall be continued for the same Interest Period as the then expiring Interest Period as of the last day of such then expiring Interest Period, except that if such continuation is not permitted pursuant to the first proviso in this Section 4.3(b) such Loans shall be repaid or (if not so repaid) converted automatically to Base Rate Loans and (ii) the face amount of such ~~BA~~CDOR Rate Loans shall be repaid or (if not so repaid) automatically converted to Canadian Prime Rate Loans, in each case on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(c) Neither the conversion nor the continuation of any Loan pursuant to any provision of this Agreement (i) creates a new Loan or other obligation or constitutes a novation of such Loan or (ii) constitutes or requires the repayment and/or readvance of any principal amount of such Loan. Rather, such conversion or continuation of any Loan merely constitutes a change in the manner in which interest is calculated and payable on such Loan in accordance with the interest rate options available under this Agreement.

4.4. Limitations on ~~Eurodollar~~Term SOFR Rate and CDOR Rate Tranches.

(a) Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of ~~Eurodollar~~Term SOFR Rate Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (i) after giving effect thereto, the aggregate principal amount of the ~~Eurodollar~~Term SOFR Rate Loans comprising each ~~Eurodollar Tranche~~borrowing of Term SOFR Rate Loans shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than twelve ~~Eurodollar Tranches~~borrowings of Term SOFR Rate Loans shall be outstanding at any one time.

(b) Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of ~~BA~~CDOR Rate Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (i) after giving effect thereto, the aggregate principal amount of any ~~BA~~CDOR Rate Loan shall be equal to C$1,000,000 or a whole multiple of C$1,000,000 in excess thereof and (ii) no more than eight ~~BA~~CDOR Rate Loans shall be outstanding at any one time.

4.5. Interest Rates and Payment Dates.

(a) (i) Each ~~Eurodollar~~Term SOFR Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the ~~Eurodollar~~Adjusted Term SOFR Rate determined for such Interest Period plus the Applicable Margin and (ii) each RFR Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to Adjusted Daily Simple SOFR plus the Applicable Margin in effect for such day.

(b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c) Each Canadian Prime Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Canadian Prime Rate in effect for such day plus the Applicable Margin in effect for such day.

(d) Each ~~BA~~CDOR Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to ~~the BA Rate~~CDOR determined for such Interest Period plus the Applicable Margin.

(e) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or an Event of Default exists under Section 9(a) or clauses (i) or (ii) of Section 9(f), such overdue amounts or, in the case of such an Event of Default, all outstanding Loans and Reimbursement Obligations (in either case, to the extent legally permitted), shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00%, (y) in the case of the U.S. Borrower’s Reimbursement Obligations, the rate applicable to such Base Rate Loans under the U.S. Revolving Facility plus 2.00%, or (z) in the case of the Canadian Borrower’s or the U.S. Borrower’s Reimbursement Obligations, (A) the rate applicable to Canadian Prime Rate Loans under the Canadian Revolving Facility plus 2.00% if denominated in Canadian Dollars and (B) the rate applicable to Base Rate Loans under the Canadian Revolving Facility plus 2.00% if denominated in Dollars, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to such (A) Base Rate Loans under the relevant Facility plus 2.00% for interest due in Dollars, and (B) Canadian Prime Rate Loans plus 2.00% for interest due in Canadian Dollars (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the U.S. Revolving Facility and/or the Canadian Revolving Facility plus 2.00% for amounts due in Dollars and the rate then applicable to Canadian Prime Rate Loans plus 2.00% for amounts due in Canadian Dollars), in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).

(f) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (e) of this Section 4.5 shall be payable from time to time on demand.

(g) If any provision of this Agreement or any of the other Loan Documents would obligate any Loan Party to make any payment of interest with respect to the Canadian Obligations or other amount payable to any Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Agent or such Lender of interest with respect to the Canadian Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Agent or such Lender of interest with respect to the Canadian Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) first, by reducing the amount or rates of interest required to be paid to the affected Agent or the affected Lender under Section 4.5(e); and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Agent or the affected Lender which would constitute interest with respect to the Canadian Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Agent or any Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the applicable Loan Party shall be entitled, by notice in writing to the affected Agent or the affected Lender, to obtain reimbursement from such Agent or such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Agent or such Lender to the applicable Loan Party. Any amount or rate of interest under the Canadian Obligations referred to in this Section 4.5(g) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolving Loans remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the ~~Restatement~~Amendment No. 6 Effective Date to the applicable maturity date therefor, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

(h) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

4.6. Computation of Interest and Fees.

(a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360 day year for the actual days elapsed, except that, with respect to (i) Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, (ii) Canadian Prime Rate Loans the rate of interest on which is calculated on the basis of the Canadian Prime Rate and (iii) ~~BA~~CDOR Rate Loans, the interest thereon shall be calculated on the basis of a 365 (or, except in the case of ~~BA~~CDOR Rate Loans, 366, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the applicable Borrower and the relevant Lenders of each determination of ~~a Eurodollar~~an Adjusted Term SOFR Rate or CDOR. Any change in the interest rate on a Loan resulting from a change in the Base Rate~~,~~ or Canadian Prime Rate or the ~~Eurocurrency Reserve Requirements~~ shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the applicable Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent, pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of Cedar Fair LP, deliver to Cedar Fair LP a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.6(a).

4.7. Inability To Determine Interest Rate. ~~If prior to the first day of any Interest Period~~(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 4.7, if:

(~~a~~i) the Administrative Agent ~~shall have determined~~determines (which determination shall be conclusive ~~and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market,~~absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Rate Loan or a CDOR Rate Loan, that adequate and reasonable means do not exist for ascertaining the ~~Eurodollar Rate or BA Rate~~Adjusted Term SOFR Rate or CDOR (including because the Relevant Screen Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR, or

(~~b~~ii) the Administrative Agent ~~shall have received notice from~~is advised by the Majority Facility Lenders in respect of the relevant Facility that ~~the Eurodollar Rate or BA Rate determined or to be determined~~(A) prior to the commencement of any Interest Period for a Term SOFR Rate Loan or a CDOR Rate Loan, the Adjusted Term SOFR Rate or CDOR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (~~as conclusively certified by such Lenders~~or Lender) of making or maintaining their ~~affected~~ Loans ~~during~~(or its Loan) included in such borrowing for such Interest Period~~,~~ or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such borrowing, the Administrative Agent shall give telecopy ~~or~~, telephonic or electronic notice thereof to the applicable Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (~~x~~A) any ~~Eurodollar Loans or BA~~Term SOFR Rate ~~Loans~~Loan under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ~~Base Rate Loans or~~a RFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 4.7(a)(i) or (ii) above, or a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 4.7(a)(i) or (ii) above, (B) any CDOR Rate Loan under the relevant Facility requested to be made on the first day of such Interest Period shall be made as a Canadian Prime Rate ~~Loans, respectively~~Loan, (~~y~~C) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to ~~Eurodollar Loans or BA~~Term SOFR Rate Loans shall be continued as ~~Base Rate Loans or~~RFR Loans so long as the Adjusted Daily Simple SOFR is not also the subject of Section 4.7(a)(i) or (ii) above, or a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 4.7(a)(i) or (ii) above, (D) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to CDOR Rate Loans shall be continued as Canadian Prime Rate Loans, ~~respectively, and~~ (~~z~~E) any outstanding ~~Eurodollar Loans or BA~~Term SOFR Rate Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period, to ~~Base Rate Loans or~~a RFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 4.7(a)(i) or (ii) above, or a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 4.7(a)(i) or (ii) above and (F) any outstanding CDOR Rate Loan under the relevant Facility shall be converted, on the last day of the then current Interest Period, to a Canadian Prime Rate ~~Loans, respectively~~Loan. Until such notice has been withdrawn by the Administrative Agent no further ~~Eurodollar~~Term SOFR Rate Loans or CDOR Rate Loans under the relevant Facility shall be made or continued as such, nor shall the Borrowers have the right to convert Loans under the relevant Facility to ~~Eurodollar~~Term SOFR Rate Loans or ~~BA~~CDOR Rate Loans.

~~(c) Solely with respect to the U.S. Term B Loans and any other Facility established after the Amendment No. 1 Effective Date (each an “Applicable Facility”), if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the LIBO Rate for each Applicable Facility that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 11.1, such amendment shall become effective as to each Applicable Facility without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Facility Lenders of each Applicable Facility stating that such Majority Facility Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.7(c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Borrowing Notice that requests the borrowing of or conversion of any borrowing to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective and (y) if any Borrowing Notice requests a Eurodollar Loan, such Loan shall be made as a Base Rate Loan; provided that, if such alternate rate of interest shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.~~

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Facility Lenders of each affected Facility.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.7.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or the CDOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause

(i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term SOFR Rate Loan or CDOR Rate Loan, or conversion to or continuation of Term SOFR Rate Loans or CDOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for (1) a Term SOFR Rate Loan into a request for a borrowing of or conversion to (A) a RFR Loan denominated in Dollars so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Loan if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (2) a CDOR Rate loan into a request for a borrowing of or conversion to a Canadian Prime Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate or the Canadian Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate or the Canadian Prime Rate. Furthermore, if any Term SOFR Rate Loan or CDOR Rate Loan is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Loan, then until such time as a Benchmark Replacement for such currency is implemented pursuant to this Section 4.7, (A) for Loans denominated in Dollars, any Term SOFR Rate Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) a RFR Loan so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in Canadian Dollars, any CDOR Rate Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute a Canadian Prime Rate Loan.

4.8. Pro Rata Treatment and Payments.

(a) All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim. All payments (including prepayments) to be made by the Borrowers, as applicable, hereunder with respect to the U.S. Facilities whether on account of principal, interest, fees or otherwise shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Funding Office, in Dollars and in immediately available funds. Any payment made by the Borrowers after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. All payments (including prepayments) to be made by each of the Canadian Borrower and the U.S. Borrower hereunder with respect to the Canadian Revolving Loans, whether on account of principal, interest, fees or otherwise, shall be made prior to 12:00 Noon, Toronto time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Canadian Payment Office, in Canadian Dollars or Dollars (as applicable) and in immediately available funds. Any payment made by the Canadian Borrower or the U.S. Borrower after 12:00 Noon, Toronto time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the relevant Canadian Revolving Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the ~~Eurodollar~~Term SOFR Rate Loans and ~~BA~~CDOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a ~~Eurodollar~~Term SOFR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a ~~BA~~CDOR Rate Loan becomes due and payable on a day other than a Business Day, such payment shall be made on the immediately preceding Business Day.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

(c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate for amounts in Dollars and the interbank offered rate quoted by the Administrative Agent for amounts in Canadian Dollars and (ii) a rate determined by the Administrative Agent or, with respect to the Canadian Revolving Loans, the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the applicable Borrower.

(d) Unless the Administrative Agent shall have been notified in writing by any Borrower prior to the date of any payment due to be made by any Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the applicable Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate for amounts in Dollars and the interbank offered rate quoted by the Administrative Agent for amounts in Canadian Dollars. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.

4.9. Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any Tax (except for any Non-Excluded Taxes or Other Taxes indemnifiable under Section 4.10 and any Excluded Taxes) with respect to this Agreement, any Letter of Credit, any Application or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender ~~that is not otherwise included in the determination of the Eurodollar Rate hereunder~~; or

(iii) shall impose on such Lender any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining ~~Eurodollar~~Term SOFR Rate Loans or ~~BA~~CDOR Rate Loans (or, in the case of clause (i) above, any Loan) or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify Cedar Fair LP (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such Person’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such Person’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Cedar Fair LP (with a copy to the Administrative Agent) of a written request therefor, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Person for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section 4.9 submitted by any Lender to Cedar Fair LP (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 4.9, the Borrowers shall not be required to compensate a Lender pursuant to this Section 4.9 for any incremental cost and expense directly attributable to such Lender’s failure to notify Cedar Fair LP of its claim within 6 months after such Lender becomes aware of such claim (e.g., late penalties). The obligations of the Borrowers pursuant to this Section 4.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.10. Taxes.

(a) All payments made under the Loan Documents by any Loan Party shall, except to the extent required by applicable law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (including interest, additions to tax and penalties related thereto), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (“Taxes”), excluding (i) net income taxes, capital taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender (which term shall include any Issuing Lender ~~and any Conduit Lender~~ for purposes of this Section 4.10) as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax (other than any such connection arising solely from such Agent or such Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, and/or engaged in any other transaction pursuant to, any Loan Documents), (ii) any Taxes that are attributable to such Lender’s failure to comply with the requirements of paragraph (e) of this Section, (iii) in case of a Foreign Lender, any United States federal withholding Taxes imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender’s assignor (if any) was entitled immediately prior to the assignment to such Lender, or such Lender was entitled immediately before it designated a new lending office, to receive additional amounts from any Loan Party with respect to such Non-Excluded Taxes pursuant to this Section 4.10(a) or (iv) any United States federal withholding Taxes imposed under FATCA (any such non-excluded Taxes, “Non-Excluded Taxes”, and any such excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, “Excluded Taxes”). If any Non-Excluded Taxes or Other Taxes are required to be withheld or deducted from or are otherwise imposed in respect of any amounts payable to any Agent or any Lender under any Loan Document, (i) the applicable withholding agent shall make such withholding or deduction, (ii) the applicable withholding agent shall pay such Non-Excluded Taxes or Other Taxes to the relevant Governmental Authority in accordance with applicable law and (iii) the amounts so payable to such Agent or such Lender shall be increased by the applicable Loan Party to the extent necessary to yield to such Agent or such Lender (after all deductions or withholdings, including those attributable to the additional amounts payable under this Section 4.10) interest or any such other amounts payable under the applicable Loan Document at the rates or in the amounts specified in such Loan Document.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Without limiting the provisions of subsection (a) or (b) above, each Borrower shall, jointly and severally, indemnify and hold harmless the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes (including any amounts attributable to Non-Excluded Taxes or Other Taxes payable under this Section 4.10) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the applicable Borrowers reasonably believe that such Taxes were not correctly or legally asserted, each Lender will use reasonable efforts (at the Borrowers’ expense) to cooperate with the Borrowers to obtain a refund of such taxes (which shall be repaid to the Borrowers in accordance with Section 4.10(f)) so long as such efforts would not, in the sole determination of such Lender result in any additional costs, expenses or risks or be otherwise disadvantageous to it. A certificate as to the amount of any such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Whenever any Taxes are payable or to be remitted with respect to any payments under the Loan Documents by any Loan Party, as promptly as possible after any payment of such Taxes to a Governmental Authority, the applicable Borrower shall send to each of the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt (or other documentary evidence of payment or remittance that is reasonably satisfactory to the Administrative Agent) showing payment or remittance thereof.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax or backup withholding tax under the law of any applicable jurisdiction with respect to any payments under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent at any time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation as prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent to permit such payments to be made without such withholding tax or backup withholding tax or at a reduced rate.

Without limiting the generality of the foregoing, any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the applicable Borrower or the Administrative Agent, but only if such Foreign Lender is legally eligible to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN-E or W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit F, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business and (y) duly completed copies of Internal Revenue Service Form W-8BEN-E or W-8BEN (or any successor forms),

(iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender that has sold a participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN-E or W-8BEN, a certificate in substantially the form of Exhibit F, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate, in substantially the form of Exhibit F, on behalf of such beneficial owner(s), or

(v) any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the applicable Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Any Lender that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the applicable Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of the applicable Borrower or the Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9 certifying that it is not subject to U.S. federal backup withholding.

Each Lender shall, from time to time after the initial delivery by Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered obsolete, expired or inaccurate, promptly (1) deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Foreign Lender’s status or that such Lender is entitled to an exemption from or reduction in withholding tax or backup withholding tax or (2) notify Administrative Agent and the applicable Borrower of its legal ineligibility to deliver any such forms, certificates or other evidence.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 4.10(e).

(f) If any Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section 4.10, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 4.10 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of such Agent or such Lender (including any Taxes) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of such Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, additions to tax, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph (f) shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

(g) Solely for purposes of FATCA, from and after the Restatement Effective Date, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) each Loan Document and any Loan made thereunder (including any Loan that was made under the Existing Credit Agreement) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(h) The agreements in this Section 4.10 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(i) For the avoidance of doubt, any payments made by the Administrative Agent to a Lender shall be treated as payments made by the applicable Loan Party.

4.11. Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~Term SOFR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~Term SOFR Rate Loan or ~~BA~~CDOR Rate Loan on the date specified in any notice delivered pursuant hereto or (c) the assignment of any ~~Eurodollar~~Term SOFR Rate Loan or ~~BA~~CDOR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 4.13, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense actually incurred by such Lender as a consequence of such event; provided that such loss, cost or expense shall be determined assuming that each Lender funded its loan by the last day of an Interest Period~~. In the case of a Eurodollar Loan or BA Rate Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate or BA Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan or BA Rate Loan, for the period that would have been the Interest Period for such Loan), disregarding any “floor” for the purpose of determining such amount, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in dollars of a comparable amount and period from other banks in the relevant interbank market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 4.11 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

4.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9 or 4.10(a) or (c) with respect to such Lender, it will, if requested by Cedar Fair LP, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 4.12 shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section 4.9 or 4.10(a) or (c).

4.13. Replacement of Lenders. The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 4.9 or 4.10(a) or (c) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 4.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.9 or 4.10(a) or (c), (iv) such replacement will eliminate or reduce future payments to be made under Section 4.10(a) or (c), as applicable, (v) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (vi) the applicable Borrower shall be liable to such replaced Lender under Section 4.11 if any ~~Eurodollar~~Term SOFR Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vii) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (viii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the applicable Borrower shall be obligated to pay the registration and processing fee referred to therein), (ix) until such time as such replacement shall be consummated, the applicable Borrower shall pay all additional amounts (if any) required pursuant to Section 4.9 or 4.10(a) or (c), as the case may be, and (x) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

4.14. Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 11.6(b), and a sub account therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of any Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

(d) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will promptly execute and deliver to such Lender a promissory note of such Borrower, evidencing any ~~U.S. Term B Loans,~~ Refinancing Term Loans of any Series and/or Extended Term Loans of any ~~Extended~~Extension Series of such Term Lender, substantially in the form of Exhibit G-1 (a “Term Note”), any U.S. Revolving Loans of such U.S. Revolving Lender, substantially in the form of Exhibit G-2 (a “U.S. Revolving Note”), or Canadian Revolving Loans of such Canadian Revolving Lender, substantially in the form of Exhibit G-3 (a “Canadian Revolving Note”; each Term Note, U.S. Revolving Note or Canadian Revolving Note, individually, a “Note”).

4.15. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain ~~Eurodollar~~Term SOFR Rate Loans or ~~BA~~CDOR Rate Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make (i) ~~Eurodollar~~Term SOFR Rate Loans, continue ~~Eurodollar~~Term SOFR Rate Loans as such and convert Base Rate Loans to ~~Eurodollar~~Term SOFR Rate Loans or (ii) ~~BA~~CDOR Rate Loans, continue ~~BA~~CDOR Rate Loans as such and convert Canadian Prime Rate Loans to ~~BA~~CDOR Rate Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as ~~Eurodollar~~Term SOFR Rate Loans or ~~BA~~CDOR Rate Loans, as the case may be, if any, shall be converted automatically to RFR Loans or Base Rate Loans (at the Borrowers’ election) or Canadian Prime Rate Loans, respectively, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a ~~Eurodollar~~Term SOFR Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

4.16. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 3.5(a);

(b) the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Majority Facility Lenders or other requisite Lenders have taken or may take any action hereunder, including any consent to any amendment, waiver or other modification pursuant to Section 11.1, except as provided in the last sentence of Section 11.1;

(c) if any or L/C Obligations are outstanding under a Revolving Credit Facility at the time a Lender becomes a Defaulting Lender under such Revolving Credit Facility then:

(i) all or any part of such L/C Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages under such Revolving Credit Facility but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit under such Revolving Credit Facility plus such Defaulting Lender’s pro rata share of such L/C Obligations does not exceed the total of all non- Defaulting Lenders’ Revolving Commitments under such Revolving Credit Facility and (y) the conditions set forth in Section 6.2 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the U.S. Borrower and the Canadian Borrower shall within one Business Day following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s Revolving Credit Percentage of such L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures satisfactory to the applicable Issuing Lender for so long as such L/C Obligations are outstanding and such Lender is a Defaulting Lender;

(iii) if the U.S. Borrower and the Canadian Borrower cash collateralize any portion of such Defaulting Lender’s Revolving Credit Percentage of the L/C Obligations pursuant to Section 4.16(c)(ii), the applicable Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.9(a) with respect to such Defaulting Lender’s Revolving Credit Percentage of the L/C Obligations during the period such Defaulting Lender’s Revolving Credit Percentage of the L/C Obligations is cash collateralized;

(iv) if the participations in L/C Obligations of the non-Defaulting Lenders is reallocated pursuant to Section 4.16(c)(i), then the fees payable to the Lenders pursuant to Section 3.9(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Credit Percentages in such L/C Obligations; or

(v) if all or any portion of such Defaulting Lender’s Revolving Credit Percentage of the L/C Obligations is neither cash collateralized nor reallocated pursuant to Section 4.16(c)(i) or

(ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 3.9(a) with respect to such Defaulting Lender’s Revolving Credit Percentage of the L/C Obligations shall be payable to the applicable Issuing Lender until and to the extent such portion of the L/C Obligations are cash collateralized and/or reallocated as provided above;

(d) so long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders under the applicable Revolving Credit Facility and/or cash collateral will be provided by the applicable Borrower in accordance with Section 4.16(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 4.16(c)(i) (and Defaulting Lenders shall not participate therein);

(e) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise), in lieu of being distributed to such Defaulting Lender, received by the Administrative Agent (A) may, at the Administrative Agent’s option, be applied for the account of such Defaulting Lender for the benefit of the Administrative Agent or the Issuing Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (B) may be retained by the Administrative Agent in its discretion and notwithstanding any contrary provision hereof, in a segregated account as cash collateral for and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent, in the case of each of clauses (A) and (B) above, in any order, in its discretion; and

(f) during any period in which a Lender is a Defaulting Lender, the U.S. Borrower or the Canadian Borrower may (in its discretion) apply all or any portion to be specified by such Borrower of any optional reduction of unused Revolving Commitments under Section 3.6 to the unused Commitments of any one or more Defaulting Lenders specified by such Borrower before applying any remaining reduction to all Lenders in the manner otherwise specified in Section 3.6.

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the applicable Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the or the Issuing Lender, as the case may be, shall have entered into arrangements with such Borrower or such Lender, satisfactory to such Issuing Lender, to defease any risk to it in respect of such Lender hereunder (it being understood that the Borrowers shall have the option to reallocate the participation of the applicable Lender as provided above with respect to Defaulting Lenders if the Issuing Lender require any such arrangements to eliminate their risk).

In the event that the Administrative Agent, the U.S. Borrower, the Canadian Borrower and each Issuing Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the participations in L/C Obligations of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitments and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders under the applicable Revolving Credit Facility as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Revolving Credit Percentage.

~~4.17. Soft-Call Premium. In the event that, at any time after the Amendment No. 1 Effective Date and on or prior to the six-month anniversary of the Amendment No. 1 Effective Date, (i) this Agreement is amended and such amendment to this Agreement has the effect of reducing the interest rate applicable to the U.S. Term B Loans (other than any waiver of default interest) or (ii) the Borrowers make any mandatory or voluntary prepayment of U.S. Term B Loans with the proceeds of any term loan Indebtedness under any credit facility (including, without limitation, any new or additional term loans under this Agreement) which term indebtedness has a lower Yield than the Yield of the U.S. Term B Loans, then, the Borrowers agree to pay to the Administrative Agent, (x) in the case of clause (i), for the account of each U.S. Term B Lender that agrees to such amendment a fee in an amount equal to 1.00% of such Lender’s U.S. Term B Loans outstanding on the effective date of such amendment and (y) in the case of clause (ii), for the account of each U.S. Term B Lender a fee in an amount equal to 1.00% of such Lender’s U.S. Term B Loans that are being prepaid as a result of such prepayment.~~

SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby represents and warrants to each Agent and each Lender that:

5.1. Financial Condition. The audited consolidated balance sheets of Cedar Fair LP and its Subsidiaries as at December 31, ~~2016~~2021, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte and Touche LLP, present fairly the consolidated financial condition of Cedar Fair LP and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements of Cedar Fair LP and its Subsidiaries, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected in the most recent financial statements referred to in this paragraph, other than any Specified Hedge Agreement entered into in accordance with the terms hereof.

5.2. No Change. Since December 31, ~~2019~~2021, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

5.3. Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation (or otherwise qualified as required by any applicable Requirement of Law) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the ~~Refinancing and the~~ extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 5.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 5.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to any Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

5.6. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

5.7. No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

5.8. Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, including, without limitation, the tangible and intangible personal property reflected as assets in their respective books and records free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 8.3 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9. Intellectual Property. Except to the extent the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) each Group Member owns, has the right to use or can acquire on reasonable terms adequate rights to use, all Intellectual Property reasonably necessary for the conduct of its business as currently conducted; (b) no Group Member has knowledge of any claim that has been asserted or is pending before any tribunal by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Borrower know of any valid basis for any such claim; and (c) to the knowledge of the Group Members, the use of Intellectual Property by each Group Member does not infringe misappropriate, dilute, or otherwise violate the rights of any Person.

5.10. Taxes. Each Group Member has filed or caused to be filed all material Tax returns that are required to be filed within the time periods required by applicable law and has paid all material Taxes whether or not shown on such Tax return (other than any Taxes the amounts or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Group Member), no Tax Lien (other than one permitted pursuant to Section 8.3) has been filed, and no claim (other than those being contested as aforesaid) is being asserted, with respect to any such Tax. Cedar Fair LP has been treated since its inception as an electing 1987 partnership within the meaning of Section 7704(g)(3) of the Code and not as an association taxable as a corporation under subchapter C of the Code. Each Group Member has withheld or collected, and remitted to the appropriate Governmental Authority when due, all taxes it is required to withhold or collect and remit within the time periods required by applicable law, except where the failure to do so could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There are no proposed Tax assessments, deficiencies, claims or audits against any Group Member that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

5.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

5.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of any Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

5.13. Pension and Benefit Plans.

(a) Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five year period. No Borrower or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither any Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that would exceed $~~25,000,000~~150,000,000 if any Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is Insolvent.

(b) The Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and any other Requirement of Law which to the knowledge of the Borrowers requires registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations, if any, of each Group Member required to be performed pursuant to a Requirement of Law in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) there are no outstanding disputes concerning the assets held under the funding agreements for the Canadian Pension Plans or the Canadian Benefit Plans and (ii) each Canadian Pension Plan is funded to the extent required by law both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not reasonably be expected to have a Material Adverse Effect and in any event, no such improvements will result in a solvency deficiency or a going concern unfunded liability in the affected Canadian Pension Plan which could reasonably be expected to have a Material Adverse Effect. All contributions or premiums required to be made or paid by each Group Member, if any, to the Canadian Pension Plans or the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all Requirements of Law, other than any such contributions and premiums in an aggregate amount not greater than C$1,000,000. All employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected and fully paid into such Canadian Pension Plan ~~Funds~~funds in a timely manner, other than any such withholdings, collections or payments in an aggregate amount not greater than C$1,000,000. All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any Requirement of Law to be filed or distributed have been filed or distributed in a timely manner. Each Group Member has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of Canadian Pension Plans, employment insurance and employee income taxes, other than any such contributions and withholdings in an aggregate amount not greater than C$1,000,000. Each Canadian Pension Plan is fully funded on both a going concern and on a solvency basis using actuarial methods and assumptions which are consistent with valuations last filed with applicable ~~Government~~Governmental Authorities and with generally accepted actuarial principles, save for any failure to be so fully funded which could not reasonably be expected to have a Material Adverse Effect.

5.14. Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

5.15. Subsidiaries. As of the Restatement Effective Date, (a) Schedule 5.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of Cedar Fair LP, except as created by the Loan Documents.

5.16. Use of Proceeds~~. The proceeds of the U.S. Term B Loans shall be used on the Restatement Effective Date, together with the proceeds of the Senior Notes, to repay in full all amounts under, and terminate, the Existing Credit Agreement, to pay related fees and expenses in connection with the Refinancing and for general corporate purposes~~. The proceeds of the Revolving Loans shall be used, together with the Letters of Credit, for general corporate purposes.

5.17. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

5.18. Accuracy of Information, etc~~.~~. No statement or information contained in this Agreement, any other Loan Document, the Lender Presentation or any other document, certificate or statement furnished by or on behalf of any Loan Party to any Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Cedar Fair LP to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, the Lender Presentation or in any other documents, certificates and statements furnished to any Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

5.19. Security Documents.

(a) Each Security Document (other than the Mortgage Amendments) is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties specified therein, a legal, valid and enforceable security interest and Lien in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock, as defined and described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Documents, when financing statements and other filings specified on Schedule 5.19(a) in appropriate form are filed in the offices specified on Schedule 5.19(a), the Guarantee and Collateral Agreement and the other Security Documents shall create a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party thereto in such Collateral and the proceeds thereof, as security for the Obligations referred to therein, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock (which may be subject to Liens for certain Statutory Prior Claims), Liens permitted by Section 8.3). As of the Restatement Effective Date, there are no Statutory Prior Claims that encumber any Pledged Stock except for certain inchoate Canadian Statutory Prior Claims in respect of amounts not yet past due that could affect the Capital Stock of the Canadian Borrower.

(b) Each existing Mortgage, as amended by the Mortgage Amendments executed and delivered after the Restatement Effective Date, will be effective to continue to create in favor of the Collateral Agent, for the benefit of the Secured Parties specified therein, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgage Amendments are filed or registered in the offices specified on Schedule 5.19(b), each such existing Mortgage, as amended by the Mortgage Amendments, shall continue to create a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof described in each of the existing Mortgages, as amended by the Mortgage Amendments, as security for the Obligations (as defined in the relevant existing Mortgage, as amended by the Mortgage Amendments), in each case prior and superior in right to any other Person, other than Liens permitted pursuant to clauses (a), (b), (e), (h), (i), (k) and (m) of Section 8.3 or consented to by the Collateral Agent. Schedule 1.1 to Amendment No. 6 lists, as of the ~~Restatement~~Amendment No. 6 Effective Date, each site of fee owned real property ~~and each leasehold interest in ground leases~~located in the United States with a fair market value in excess of $15,000,000 (as determined by the Borrower in good faith and reasonably acceptable to the Collateral Agent) held by Cedar Fair LP or any of its Subsidiaries.

5.20. Solvency. ~~As of the Restatement Effective Date, and after giving effect to the Refinancing, the U.S. Borrower and its Subsidiaries on a consolidated basis are Solvent.~~ Immediately after the effectiveness of Amendment No. ~~1~~6 on the Amendment No. ~~1~~6 Effective Date, the U.S. Borrower and its Subsidiaries on a consolidated basis are Solvent.

5.21. Regulation H. Except as disclosed to the Administrative Agent by Cedar Fair LP, no Mortgage encumbers improved real property that is located in an area that has been identified by the Federal Emergency Management Agency (or any successor agency) as an area having special flood hazards and in which flood insurance has been made available under the Flood Insurance Laws.Condition of the Property. Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, (i) the buildings, structures and improvements on the Mortgaged Properties are in good repair and free of material defects, ordinary wear and tear excepted, (ii) and except as set forth in any engineering reports with respect to the Mortgaged Properties delivered to the Administrative Agent in connection with this Agreement, and except for malfunctions consistent with the past practices of Cedar Fair LP and its Subsidiaries, all major building systems located within such buildings, structures and improvements (including, without limitation, the heating and air conditioning systems, the electrical systems, plumbing systems, and all liquid and solid waste disposal, septic and sewer systems) are in good working order and condition or in the process of repair or replacement and (iii) to the knowledge of each Borrower, the Mortgaged Property is in compliance in all material respects with all Requirements of Law and the Mortgaged Property is free from material damage caused by fire or other casualty that is not in the process of repair or restoration.

5.23. No Condemnation. No Group Member has received written notice that a condemnation or expropriation proceeding has been commenced and to each Borrower’s knowledge, none is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to any Mortgaged Property that, in any of the foregoing cases, could reasonably be expected to cause a Material Adverse Effect.

5.24. Operating Permits. Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, the Group Members have obtained all licenses, permits, registrations, certificates and other approvals, governmental and otherwise (including, without limitation, zoning, building code, land use and environmental), reasonably necessary for the use, occupancy and operation of the Mortgaged Property and the conduct of its business thereat, all of which are in full force and effect as of the date hereof in all material respects. To each Borrower’s knowledge, no event or condition currently exists which could result in the revocation, suspension, or forfeiture thereof which could reasonably be expected to cause a Material Adverse Effect.

5.25. Public Access. Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, all public roads and streets necessary for access to each Mortgaged Property for the current use thereof have been completed and are open for use by the public, except in the case of repairs or replacements from time to time made to such streets and roads.

5.26. Anti-Corruption Laws and Sanctions. The U.S. Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the U.S. Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the U.S. Borrower, its Subsidiaries and to the knowledge of the U.S. Borrower, its directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower being designated as a Sanctioned Person. None of (a) the U.S. Borrowers, any Subsidiary or to the knowledge of the

U.S. Borrowers, any of their respective directors, officers or employees, or (b) to the knowledge of the U.S. Borrowers, any agent of the U.S. Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 6. CONDITIONS PRECEDENT

6.1. Restatement Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder on the Restatement Effective Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.1):

(a) Loan Documents. The Administrative Agent shall have received (i) the Restatement Agreement, executed and delivered by the Administrative Agent, the Collateral Agent, each Issuing Lender, each Loan Party, the Required Lenders, each Revolving Lender and the Additional U.S. Term B Lender~~,~~ (as defined in this Agreement immediately prior to the Amendment No. 6 Effective Date), (ii) subject to Section 7.10(d), each other Loan Document required to be executed and delivered by each party thereto on the Restatement Effective Date, and (iii) if requested by any Lender pursuant to Section 4.14(d) at least three Business Days prior to the Restatement Effective Date, a promissory note or notes conforming to the requirements of such Section 4.14(d) and executed and delivered by a duly authorized officer of the relevant Borrower(s).

(b) Lien Searches. The Administrative Agent shall have received the results of recent lien searches for the Loan Parties in such jurisdictions as shall have been requested by the Administrative Agent.

(c) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Restatement Effective Date.

(d) Restatement Effective Date Certificate. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Restatement Effective Date, substantially in the form of Exhibit H, with appropriate insertions and attachments including the certificate of incorporation, formation or limited partnership of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate (or, in connection with the ~~Canadian~~ Loan Parties organized in Canada, a certificate of status or its equivalent) for each Loan Party from its jurisdiction of organization.

(e) Legal Opinions. The Administrative Agent shall have received the following executed customary legal opinions:

(i) the legal opinion of Simpson Thacher & Bartlett LLP, counsel to Cedar Fair LP and its Subsidiaries;

(ii) the legal opinion of Squire Sanders (US) LLP., Ohio counsel to Cedar Fair LP and its Subsidiaries;

(iii) the legal opinion of Fasken Martineau DuMoulin LLP, Ontario counsel to Cedar Fair LP and its Subsidiaries;

(iv) the legal opinion of Warner Norcross & Judd LLP, Michigan counsel to Cedar Fair LP and its Subsidiaries; and

(v) the legal opinion of McInnes Cooper, Nova Scotia counsel to Cedar Fair LP and its Subsidiaries.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(f) Filings, Registrations and Recordings. Subject to Section 7.10(d), each document (including any Uniform Commercial Code and Personal Property Security Act financing statement) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the applicable Secured Parties, a perfected Lien on the Collateral described in such Security Documents, prior and superior in right to any other Person (other than with respect to Liens permitted by Section 8.3), shall be in proper form for filing, registration or recordation, and, where permitted by law and feasible, shall have been filed, recorded or registered.

(g) Pledged Stock; Stock Powers; Pledged Notes. To the extent not delivered prior to the Restatement Effective Date, the Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement and the Canadian Security Documents (other than the Capital Stock of the Canadian Borrower which, to the extent not delivered prior to the Restatement Effective Date, will be delivered to the Collateral Agent no later than 30 days after the Restatement Effective Date (or such later date that the Collateral Agent may agree)), together with an undated stock or other transfer power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement or the Canadian Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(h) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of Cedar Fair LP.

(i) Patriot Act, etc. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act or the Proceeds of Crime Act requested by it at least three Business Days prior to the Restatement Effective Date.

(j) Financings and Other Transactions. The Administrative Agent shall be satisfied that, prior to or substantially concurrently with the initial extensions of credit hereunder (i) the Borrowers shall have received not less than $500,000,000 of gross proceeds from the issuance and sale of the New Senior Notes (as defined in this Agreement immediately prior to the Amendment No. 6 Effective Date) and (ii) the Refinancing (as defined in this Agreement immediately prior to the Amendment No. 6 Effective Date) shall be consummated.

(k) Flood. The Collateral Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and, if required, evidence of flood insurance as required by Section 7.5(b) and as required by applicable law and otherwise in form and substance reasonably acceptable to the Administrative Agent.

6.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by any Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied.

SECTION 7. AFFIRMATIVE COVENANTS

Each Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, such Borrower shall and shall cause each of its Subsidiaries to:

7.1. Financial Statements. Furnish to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Cedar Fair LP, ~~commencing with the fiscal year ending December 31, 2017,~~ a copy of the audited consolidated balance sheet of Cedar Fair LP and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (except for a “going concern” qualifications pertaining to impending maturities of any Indebtedness or a breach or anticipated breach of any financial covenants), by any independent certified (or, if applicable, chartered) public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Cedar Fair LP, ~~commencing with the fiscal quarter ending March 31, 2017~~ the unaudited consolidated balance sheet of Cedar Fair LP and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments)~~; and~~.

~~(c) (i) for so long as the Additional Restrictions Period is in effect, for each monthly fiscal period of Cedar Fair LP or (ii) following the Additional Restrictions Period, for each monthly fiscal period of Cedar Fair LP ending on or about May 31, June 30, July 31, August 31, September 30 and October 31 of each fiscal year of Cedar Fair LP a monthly performance report setting forth total attendance, revenues, revenue per capita, EBITDA and Liquidity (such Liquidity calculation to be provided until the earlier of the termination of the Additional Restrictions Period and December 31, 2022) for such fiscal month and showing a comparison to budget and to the same monthly period in the prior year, such monthly report to be delivered within 25 days after the end of each fiscal month for which such report is due.~~

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

The U.S. Borrower represents and warrants that the financial statements delivered pursuant to clauses (a) and (b) above will, at the time delivered to the Administrative Agent, have been filed with the SEC, and, accordingly, the U.S. Borrower hereby authorizes the Administrative Agent to make the financial statements to be provided under clauses (a) and (b) above, along with the Loan Documents and the list of Disqualified Lenders, available to Public-Siders. The Borrowers will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws.

7.2. Certificates; Other Information. Furnish to the Administrative Agent ~~(or~~for distribution to the Lenders (limited, in the case of clause (~~f~~c), to the ~~relevant Lender~~Revolving Lenders):

(a) [reserved];

(b) concurrently with the delivery of any financial statements pursuant to Section 7.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) in the case of quarterly or annual financial statements, ~~commencing with the fiscal quarter ending June 30, 2017, a~~a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Cedar Fair LP, as the case may be, and, if applicable, for determining the Applicable Margins and Commitment Fee Rate and (iii) in the case of annual financial statements, to the extent not previously disclosed to the Administrative Agent, a listing of any United States or Canadian registered or applied for Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (iii);

(c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of Cedar Fair LP, ~~commencing with the end of Cedar Fair LP’s fiscal year ending December 31, 2017,~~ a detailed consolidated budget for the fiscal year following such fiscal year then ended (including a projected consolidated balance sheet of Cedar Fair LP and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) if Cedar Fair LP is not then a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 45 days after the end of each fiscal quarter of Cedar Fair LP (or 90 days, in the case of the last fiscal quarter of any fiscal year), a narrative discussion and analysis of the financial condition and results of operations of Cedar Fair LP and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e) within five days after the same are sent, copies of all financial statements and reports that any Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that any Borrower may make to, or file with, the SEC or any other governmental or regulatory authority;

(f) promptly upon the Administrative Agent’s request, a copy of each Canadian Benefit Plan and Canadian Pension Plan (or, where any such Canadian Benefit Plan or Canadian Pension Plan is not in writing, a complete description of all material terms thereof) then in effect and, if applicable, all related trust agreements or other funding instruments and all amendments thereto then in effect, and all written interpretations thereof and written descriptions thereof that remain applicable and that have been distributed to employees or former employees of the Group Members; and

(g) promptly, such additional financial and other information as any Lender may through the Administrative Agent from time to time reasonably request.

(h) Documents required to be delivered pursuant to Section 7.1 or Section 7.2 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the U.S. Borrower posts such documents, or provides a link thereto on its website on the Internet at www.cedarfair.com, www.sec.gov or at such other website identified by the U.S. Borrower in a notice to the Agent and that is accessible by the Lenders without charge; or (ii) on which such documents are posted on the U.S. Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that upon written request by the Administrative Agent, the U.S. Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent; provided further that the Lenders shall be deemed to have received such information on the date such information is posted at the website pursuant to this clause (h).

7.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (including any material Tax obligations), except, with respect to material obligations the failure to pay or perform would not otherwise result in a Default or Event of Default, where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

7.4. Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.5. Maintenance of Property; Insurance. (a)(i) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) maintain with financially sound and reputable insurance companies insurance (and separately, if applicable, flood insurance) on all such property in at least such amounts and against at least such risks (but including in any event public liability, product liability, business interruption, and flood insurance) as are usually insured against in the same general area by companies engaged in the same or a similar business and otherwise satisfying the criteria set forth in the Security Documents.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the U.S. Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. ~~Notwithstanding the foregoing, any failure of the Borrowers and their Subsidiaries to be in compliance with this covenant during the period from October 31, 2021 through the date that is 30 days after the Amendment No. 4 Effective Date shall not constitute a Default or Event of Default (and any Default or Event of Default that has or would have occurred as a result of such non-compliance is hereby waived).~~

7.6. Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with Responsible Officers or comparable officers of any other Group Member and with their independent certified public accountants.

7.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority where the likelihood of an adverse determination is not remote, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Group Member (i) in which injunctive or similar relief is sought that, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Cedar Fair LP or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan, or (iii) the equivalent of any event or occurrence referred to in this paragraph under or with respect to any Canadian Pension Plan or Canadian Benefit Plan; and

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Cedar Fair LP or the relevant Subsidiary proposes to take with respect thereto.

7.8. Environmental Laws.

(a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws or reasonably requested by the Administrative Agent and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.9. [Reserved].

7.10. Additional Collateral, etc~~.~~.

(a) With respect to any Property acquired after the Restatement Effective Date by any Group Member (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 8.3(g)) as to which the Collateral Agent, for the benefit of the Secured Parties (in the case of any such Property owned by a Group Member other than an Excluded Foreign Subsidiary), does not have a perfected Lien, promptly, but in any event no later than 45 days after such event (or such longer period as the

Collateral Agent may agree in its reasonable direction), (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement and any other Security Document or such other documents as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the applicable Secured Parties (as set forth above), a security interest and Lien in such Property, in each case, in accordance with the terms and conditions of the applicable Security Documents and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the applicable Secured Parties (as set forth above), a perfected first priority security interest and Lien in such Property, including the filing of Uniform Commercial Code and Personal Property Security Act financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or any other Security Document or by law or as may be requested by the Collateral Agent.

(b) With respect to any fee ~~interest in any~~owned real property located in the United States having a ~~value (together with improvements thereof) of at least $10,000,000 or leasehold interest in any ground lease over real property having a value (together with improvements thereof) of at least $10,000,000, in each case,~~fair market value in excess of $15,000,000 (as determined by the Borrower in good faith and reasonably acceptable to the Collateral Agent) acquired after the ~~Restatement~~Amendment No. 6 Effective Date by any Loan Party (other than any such real property ~~or ground lease~~ subject to a Lien expressly permitted by Section 8.3(g)), promptly, but in any event no later than 90 days after such event (or such longer period as the Collateral Agent may agree in its reasonable direction), (i) execute and deliver a first priority Mortgage or supplemental debenture, in favor of the Collateral Agent, for the benefit of the Secured Parties free and clear of all Liens except for Liens permitted pursuant to clauses (a), (b), (e), (h), (i), (k) and (m) of Section 8.3 or consented to by the Collateral Agent (in the case of any such Property owned by a Loan Party), covering such real property ~~or ground lease, as applicable~~, (ii) deliver to the Collateral Agent, in respect of each such Mortgage, a Title Policy (A) in an amount reasonably satisfactory to the Collateral Agent, but in no event in an amount in excess of the fair market value of the applicable Property and fixtures as determined by the Borrower in good faith and reasonably acceptable to the Collateral Agent; provided that, to the extent any such Property is located in a jurisdiction which imposes mortgage recording taxes or similar fees, the relevant Mortgage shall not secure an amount in excess of the ~~Title Policy~~fair market value of the applicable Property and fixtures as determined by the Borrower in good faith and reasonably acceptable to the Collateral Agent; (B) insuring that the Mortgage insured thereby creates a valid first Lien on such Property free and clear of all Liens, except for Liens permitted pursuant to clauses (a), (b), (e), (h), (i), (k) and (m) of Section 8.3 or any Liens consented to by the Collateral Agent; (C) naming the Collateral Agent for the benefit of the applicable Secured Parties as the insured thereunder; (D) in the form of ALTA Loan Policy 2006 (or equivalent policies and, in the case of Property in the State of Michigan, Form 1992); (E) containing such endorsements and affirmative coverage as the Collateral Agent may reasonably request to the extent such endorsements may be issued at commercially reasonable rates; provided, however, that in no event shall a creditor’s rights endorsement be required, and (F) be issued by title companies reasonably satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent), (iii) deliver to the Collateral Agent evidence satisfactory to it that all premiums in respect of each such Title Policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid, (iv) deliver to the Collateral Agent, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and, if required, evidence of flood insurance as required by Section 7.5(b) and as required by applicable law and otherwise in form and substance reasonably acceptable to the Collateral Agent, (v) deliver to the Collateral Agent, a copy of, or a certificate as to coverage under the insurance policies required by Section 7.5 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgage endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties as additional insured in form and substance reasonably acceptable to the Administrative Agent, (vi) deliver to the title insurance company copies of existing surveys together with any affidavits, or new surveys, as may be reasonably necessary to cause the title insurance company to issue coverage over all general survey exceptions and to issue all endorsements reasonably requested by the Collateral Agent and (vii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent; provided, however, the U.S. Borrower or the applicable Loan Party shall not be obligated to ~~deliver a Leasehold Mortgage if it is unable to~~ obtain any required landlord consents, estoppels or collateral access letters ~~after using commercially reasonable efforts within such 90 days to obtain such landlord consents, estoppels or collateral access letters~~.

(c) With respect to any new Material Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Restatement Effective Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Material Subsidiary that ceases to be an Excluded Foreign Subsidiary or any existing Subsidiary that becomes a Material Subsidiary), promptly, but in any event no later than 45 days after such event (or such longer period as the Collateral Agent may agree in its reasonable discretion), (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement and each other Security Document or such other documents as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest and Lien in the Capital Stock of such new Subsidiary that is owned by any Group Member, subject to Liens for Statutory Prior Claims, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member~~,~~ and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and any other Security Document requested by the Collateral Agent to guarantee the Obligations and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest and Lien in the Collateral, subject to Liens expressly permitted by Section 8.3(g), with respect to such new Subsidiary, including the filing of Uniform Commercial Code and Personal Property Security Act financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any other Security Document or by law or as may be requested by the Collateral Agent~~, and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.~~.

(d) Within 90 days after the Restatement Effective Date (or such longer period as the Collateral Agent may agree in its reasonable discretion), Cedar Fair LP or the applicable Loan Party shall deliver either the items listed in paragraph (i) or the items listed in paragraph (ii) as follows:

(i) an opinion or email confirmation from local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Collateral Agent, to the effect that:

(1) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations (as defined in each Mortgage), including the Obligations evidenced by this Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(2) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement as amended by this Amendment and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(ii) with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Collateral Agent:

(A) with respect to each Mortgage encumbering a Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(B) with respect to each Mortgage Amendment, a date down endorsement (each, a “Title Endorsement,” collectively, the “Title Endorsements”) to the existing Title Policy relating to the Mortgage encumbering the Mortgaged Property subject to such Mortgage assuring the

Collateral Agent that such Mortgage, as amended by such Mortgage Amendment is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties free and clear of all Liens other than Liens permitted pursuant to clauses (a), (b), (e), (h), (i), (k) and (m) of Section 8.3 or otherwise consented to by the Collateral Agent and which shall increase the amount of title insurance for the Mortgaged Property to the fair market value (as determined by Cedar Fair LP in good faith as reasonably acceptable to the Collateral Agent) of such Mortgaged Property, and such Title Endorsement shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent;

(C) with respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to the Collateral Agent and the Secured Parties, (y) shall cover the enforceability of the respective Mortgage as amended by such Mortgage Amendment, the due authorization, execution and delivery of the Mortgage Amendment and (z) shall be in form and substance reasonably satisfactory to the Collateral Agent;

(D) with respect to each Mortgaged Property, such affidavits, certificates, information and instruments of indemnification (including without limitation, a so-called “gap” indemnification) as shall be required by the title company to induce the title company to issue the Title Endorsements; and

(E) evidence acceptable to the Collateral Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the Title Endorsements.

7.11. Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Collateral Agent and the applicable Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Agent or any other Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, each Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Collateral Agent or such Secured Party may be required to obtain from any Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

7.12. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Cedar Fair LP of its or any Subsidiaries) that exceeds $15,000,000 in the aggregate, unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors’ fees to directors who are not employees of a Group Member or any Affiliate of a Group Member, or (b) subject to the other provisions of this Agreement, any transaction between a Borrower and an Affiliate of such Borrower or a Subsidiary of such Borrower if such Borrower reasonably determines in good faith that such transaction is beneficial to such Borrower and its Subsidiaries taken as a whole and that such transaction shall not be entered into for the purpose of hindering the exercise by the Administrative Agent or the other Secured Parties of their rights or remedies under this Agreement and the other Loan Documents.

7.13. Changes in Fiscal Periods. Permit the fiscal year of Cedar Fair LP to end on a day other than December 31 or change Cedar Fair LP’s method of determining fiscal quarters.

7.14. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which Cedar Fair LP and its Subsidiaries were engaged on the Restatement Effective Date or that are reasonably related thereto or are reasonable extensions thereof.

SECTION 8. NEGATIVE COVENANTS

Each Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

~~8.1. Financial Covenants.~~

~~(a) Permit~~8.1. Financial Covenant. Solely to the extent that any Revolving Loans are outstanding at such time, permit the Senior Secured Leverage Ratio as at the last day of any fiscal quarter of Cedar Fair LP (i) in the case of any fiscal quarter of Cedar Fair LP, commencing with the first fiscal quarter of Cedar Fair LP of 2022 and ending ~~prior to~~on the last day of the ~~second~~first fiscal quarter of Cedar Fair LP of 2023, to exceed 4.50 to 1.00, (ii) in the case of the second fiscal quarter of Cedar Fair LP in 2023, to exceed 4.00 to 1.00 and (iii) in the case of any fiscal quarter ending on or after the last day of the third fiscal quarter of Cedar Fair LP in 2023, to exceed 3.75 to 1.00.

~~(b) [reserved].~~

~~(c) Permit Liquidity to be less than $125,000,000 at any time prior to the earlier of (x) the termination of the Additional Restrictions Period and (y) December 31, 2022.~~

8.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness (i) of Cedar Fair LP to any Subsidiary and (ii) of any Subsidiary to Cedar Fair LP or any other Subsidiary; provided, however, that ~~(A)~~ if the U.S. Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the U.S. Borrower or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of the Obligations pursuant to the terms of the Subordinated Intercompany Note~~, and (B) if any Loan Party is the payee on such Indebtedness, such Indebtedness must be pledged as Collateral as contemplated by Section 7.10~~.

(c) Guarantee Obligations incurred in the ordinary course of business by the U.S. Borrower or any Subsidiary Guarantor of obligations of the U.S. Borrower or any Subsidiary Guarantor;

(d) Indebtedness outstanding on the Restatement Effective Date and listed on Schedule 8.2(d) and any Permitted Refinancing Indebtedness in respect thereof;

(e) Indebtedness (including, without limitation, Capital Lease Obligations) (i) secured by Liens permitted by Section 8.3(g) in an aggregate principal amount not to exceed, at any one time outstanding the greater of (x) $~~75,000,000~~80,000,000 and (y) 15% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1 on or prior to the date of the most recent incurrence of Indebtedness pursuant to this clause (e)(i) and (ii) arising from leases entered into in connection with sale and leaseback transactions permitted by Section 8.10 and any Permitted Refinancing Indebtedness in respect thereof;

(f) Hedge Agreements permitted under Section 8.11;

(g) Subordinated Debt, Qualifying Senior Unsecured Debt or Qualifying Senior Secured Debt of Cedar Fair LP or any Subsidiary Guarantor so long as the Senior Secured Leverage Ratio as at the last day of any fiscal quarter of Cedar Fair LP does not exceed 3.75 to 1.00 on a Pro Forma Basis and; provided that (x) any Permitted Refinancing Indebtedness in respect thereof shall not be subject to the foregoing Senior Secured Leverage Ratio test, (y) ~~such Indebtedness incurred pursuant to this Section 8.2(g) shall not be incurred during the Additional Restrictions Period~~[reserved] and (z) that any such Subordinated Debt shall not be guaranteed by any Group Member (other than guarantees by any Subsidiary Guarantor, but only if and to the extent that any such guarantee is subordinated to the Obligations and the guarantees of the Obligations on the same terms as such Subordinated Debt is subordinated to the Obligations and the guarantees of the Obligations);

(h) Subordinated Debt, Qualifying Senior Unsecured Debt or Qualifying Senior Secured Debt of Cedar Fair LP or any Subsidiary Guarantor the Net Cash Proceeds of which are applied solely to the prepayment of Loans in accordance with Section 4.2(b) and any Permitted Refinancing Indebtedness in respect thereof; provided that any such Subordinated Debt shall not be guaranteed by any Group Member (other than guarantees by any Subsidiary Guarantor, but only if and to the extent that such guarantee is subordinated to the Obligations and the guarantees of the Obligations on the same terms as such Subordinated Debt is subordinated to the Obligations and the guarantees of the Obligations);

(i) earn out obligations, deferred compensation and purchase price adjustment obligations in connection with Permitted Acquisitions or Dispositions permitted by Section 8.5;

(j) Indebtedness represented by the Senior Notes and any guarantee thereof by any Subsidiary Guarantor ~~in an aggregate principal amount not to exceed $950,000,000~~, and any Permitted Refinancing Indebtedness incurred in respect thereof;

(k) Qualifying Senior Secured Debt and any Permitted Refinancing Indebtedness thereof in an aggregate principal amount not to exceed $525,000,000 at any time outstanding;

(l) Indebtedness of Cedar Fair LP or any of its Subsidiaries not otherwise permitted by this Section 8.2 in an aggregate principal amount not to exceed, at any one time outstanding, the greater of (x) $~~100,000,000~~110,000,000 and (y) 20% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1 on or prior to the date of the most recent incurrence of Indebtedness pursuant to this clause (l);

(m) Indebtedness of any Person assumed by Cedar Fair LP or any of its Subsidiaries in connection with a Permitted Acquisition or Indebtedness of a Person existing at the time it becomes a Subsidiary of Cedar Fair LP (and, in each case, not created at the time of or in contemplation of such acquisition) and any Permitted Refinancing Indebtedness in respect thereof in an aggregate principal amount not to exceed, at any one time outstanding, the greater of (x) $~~100,000,000~~110,000,000 and (y) 20% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1 on or prior to the date of the most recent incurrence of Indebtedness pursuant to this clause (m); and

(n) Qualifying Senior Unsecured Debt and any Permitted Refinancing Indebtedness thereof in an aggregate principal amount not to exceed $350,000,000 at any time outstanding.

For purposes of determining compliance with this Section 8.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above, Cedar Fair LP may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof in a manner that complies with this Section 8.2 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will at all times be deemed to be outstanding in reliance only on the exception in Section 8.2(a) and all Indebtedness outstanding in respect of the Senior Notes, and any Permitted Refinancing Indebtedness in respect thereof, will at all times be deemed to be outstanding in reliance on Section 8.2(j). In the event that a portion of Indebtedness or other obligations could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Indebtedness or other obligations as having been incurred pursuant to one or more of the other clauses of this Section 8.2 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.2.

8.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a) Liens securing Statutory Prior Claims and Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Cedar Fair LP or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, landlord’s, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; provided that such Liens have not been registered on title;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) zoning, entitlements and other land use and environmental restrictions or regulations imposed by a Governmental Authority, easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially and adversely affect the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Cedar Fair LP or any of its Subsidiaries;

(f) Liens in existence on the Restatement Effective Date listed on Schedule 8.3(f), securing Indebtedness permitted by Section 8.2(d);

(g) Liens (x) securing Indebtedness of Cedar Fair LP or any other Subsidiary incurred pursuant to Section 8.2(e) to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created upon or within 180 days following the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and

(iii) the amount of Indebtedness secured thereby is not increased and (y) securing Permitted Refinancing Indebtedness permitted by Section 8.2(e);

(h)	Liens created pursuant to the Security Documents;

(i) any interest or title of a lessor under any lease entered into by Cedar Fair LP or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(j) Liens securing Indebtedness permitted by Section 8.2(m), so long as (i) such Lien does not extend to or cover any other assets or property and (ii) such Lien was not created at the time of or in contemplation of the applicable Permitted Acquisition;

(k) Liens which are set forth as exceptions to the Title Policies; provided that such Liens are Permitted Liens or otherwise acceptable to the Collateral Agent;

(l) Liens not otherwise permitted by this Section 8.3 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed, at any one time outstanding, the greater of (x) $~~100,000,000~~110,000,000 and (y) 20% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1 on or prior to the date of the most recent incurrence of Liens pursuant to this clause (l); and

(m) Liens on the Collateral owned by Cedar Fair LP and the Subsidiary Guarantors on a pari passu secured basis with the Liens securing the Obligations or on a basis that is junior to the Liens securing the Obligations, in each case, securing the Senior Secured Notes due 2025 and any Permitted Refinancing Indebtedness in respect thereof and Indebtedness permitted by Section 8.2(g), 8.2(h) and 8.2(k), as applicable.

For purposes of determining compliance with this Section 8.3, in the event that any Lien meets the criteria of more than one of the categories of Liens described above, Cedar Fair LP may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such Lien or any portion thereof in a manner that complies with this Section 8.2 and will only be required to include the amount and type of such Lien in one or more of the above clauses; provided that all Liens created pursuant to the Security Documents will at all times be deemed to be outstanding in reliance only on the exception in Section 8.3(h) and all Liens outstanding in respect of the Senior Secured Notes, and any Permitted Refinancing Indebtedness in respect thereof, will at all times be deemed to be outstanding in reliance on Section 8.3(m). In the event that a portion of any Lien or other obligations could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the incurrence of such portion of such Lien or other obligations), the Borrower, in its sole discretion, may classify such portion of such Lien (and any obligations in respect thereof) as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Lien or other obligations as having been incurred pursuant to one or more of the other clauses of this Section 8.3 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time.

8.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

(a) any Subsidiary of the U.S. Borrower (other than the Canadian Borrower) may be merged, consolidated or amalgamated with or into the U.S. Borrower (provided that the U.S. Borrower shall be the continuing or surviving Person) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving Person);

(b) any Subsidiary of the U.S. Borrower incorporated under the laws of Canada or any province thereof may be amalgamated with or into the Canadian Borrower (provided that the Canadian Borrower shall be the continuing or surviving Person) or with or into any Subsidiary Guarantor incorporated under the laws of Canada or any province thereof (provided that the Subsidiary Guarantor shall be the continuing or surviving Person);

(c) any Subsidiary of the U.S. Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the U.S. Borrower or any Subsidiary Guarantor;

(d) any Subsidiary of the U.S. Borrower (other than a Subsidiary referred to in (b) above) may merge or amalgamate with another Person to effect a transaction permitted under Section 8.7(h); provided that the U.S. Borrower or a Subsidiary Guarantor (or a Person that becomes a Subsidiary Guarantor) shall be the continuing or surviving Person;

(e) transactions permitted under Section 8.5 shall be permitted; and

(f) so long as no Default exists or would result therefrom, the U.S. Borrower or Canadian Borrower may merge with any other Person; provided that the U.S. Borrower or Canadian Borrower, as applicable, shall be the continuing or surviving corporation.

8.5. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 8.4(b);

(d) subject to Section 8.7, (i) the sale or issuance of the Capital Stock of any Subsidiary of the U.S. Borrower to the U.S. Borrower or any Subsidiary Guarantor and (ii) the sale or issuance of the Capital Stock of any Subsidiary of the U.S. Borrower that is not a Subsidiary Guarantor to any other Subsidiary of the U.S. Borrower that is not a Subsidiary Guarantor;

(e) any Disposition (other than a Disposition of all of the assets of Cedar Fair LP and its Subsidiaries, taken as a whole); provided that (i) after giving effect to such Disposition and any required prepayment, if any, of ~~the~~any Term Loans ~~pursuant to Section 4.2(c)~~in connection therewith, Cedar Fair LP shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 8.1 (~~a~~regardless of whether it is otherwise required to be tested at such time) and (ii) at least 75% of the consideration received in respect of such Disposition is cash; provided, however, that for the purposes of this clause (e), each of the following shall be deemed to be cash: (A) any liabilities (as shown on the U.S. Borrower’s most recent consolidated balance sheet provided hereunder or in the footnotes thereto) of the U.S. Borrower or a Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the U.S. Borrower and all of the Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the U.S. Borrower or any Subsidiary from such transferee that are converted by the U.S. Borrower or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the U.S. Borrower or such Subsidiary from such transferee having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this subclause (C) that is at that time outstanding, not in excess of the greater of (x) 2% of Total Assets (measured as of the time of receipt of such Designated Non-Cash Consideration) and (y) $25,000,000, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration; and

(f) any exchange of assets for services and/or other assets of comparable or greater value; provided that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) the fair market value (as determined in good faith by the U.S. Borrower) of all assets Disposed of pursuant to this clause (f) shall not exceed ~~10.0~~15.0% of Total Assets (measured at the time of ~~each~~ such Disposition) in the aggregate in any fiscal year of the Borrowers and (iii) no Default or Event of Default exists or would result therefrom.

8.6. Restricted Payments. Declare or pay any dividends or distributions (other than dividends or distributions payable solely in common stock of the Person making such dividends or distributions) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower or any Subsidiary (collectively, “Restricted Payments”), except that:

(a) (i) any Subsidiary of the U.S. Borrower may make Restricted Payments to the U.S. Borrower or any Subsidiary Guarantor and (ii) any Subsidiary of the U.S. Borrower that is not a Subsidiary Guarantor may make Restricted Payments to any other Subsidiary of the U.S. Borrower;

(b) Cedar Fair LP may make repurchases of Capital Stock of current and former employees and officers of a Group Member or the Managing General Partner (or their family members, trusts for their benefit or their estates) in an amount not to exceed $~~5,000,000 from and after the Restatement Effective Date~~15,000,000 in any fiscal year;

(c) so long as (x) no Default or Event of Default has occurred or is continuing, and (y) after giving effect to such Restricted Payment, Cedar Fair LP shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 8.1 (~~a~~regardless of whether it is otherwise required to be tested at such time) as of the last day of the most recent quarter for which internal financial statements are available on the date any such Restricted Payment is made, Cedar Fair LP may purchase or redeem its Capital Stock (including related stock appreciation rights or similar securities) in an aggregate amount not to exceed ~~$100,000,000~~the greater of (i) $110,000,000 and (ii) 20% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1, in each case, in any fiscal year;

(d) so long as (x) no Default or Event of Default has occurred or is continuing, and (y) after giving effect to such Restricted Payment, Cedar Fair LP shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 8.1 (~~a~~regardless of whether it is otherwise required to be tested at such time) as of the last day of the most recent quarter for which internal financial statements are available on the date any such Restricted Payment is made, Cedar Fair LP and any of its Subsidiaries may make Restricted Payments in an aggregate amount not to exceed ~~$100,000,000~~the greater of (i) $110,000,000 and (ii) 20% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1, in each case, in any fiscal year;

(e) so long as no Default or Event of Default has occurred and is continuing and, on a Pro Forma Basis, the Consolidated Leverage Ratio would be less than or equal to ~~2.25~~3.50 to 1.00 as of the last day of the most recent fiscal quarter for which internal financial statements are available, Cedar Fair LP and its Subsidiaries may make unlimited Restricted Payments; and

(f) so long as (x) no Default or Event of Default has occurred and is continuing and (y) the Consolidated Leverage Ratio on a Pro Forma Basis would be less than or equal to 5.25 to 1.00 as of the last day of the most recent quarter for which internal financial statements are available on the date any such Restricted Payment is made, Cedar Fair LP and its Subsidiaries may make Restricted Payments in an aggregate amount equal to the portion, if any, of the Available Amount on such date that Cedar Fair LP elects to apply to this clause (f)~~, such election to be specified in a written notice of a Responsible Officer of Cedar Fair LP calculating in reasonable detail the Available Amount immediately prior to such election and the amount thereof elected to be so applied;~~.

~~provided that no Restricted Payment may be made pursuant to clauses (c), (d), (e) or (f) above during the Additional Restrictions Period; provided however that any Restricted Payment may be declared on or after the first day of the third fiscal quarter of the fiscal year ending December 31, 2022 so long as such Restricted Payment is not made during the Additional Restrictions Period.~~

For purposes of determining compliance with this Section 8.6, in the event that an item of Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, Cedar Fair LP may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Restricted Payment or any portion thereof in a manner that complies with this Section 8.6 and will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses. In the event that a portion of the Restricted Payments could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the making of such Restricted Payments), Cedar Fair LP, in its sole discretion, may classify such portion of such Restricted Payment as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Restricted Payments as having been incurred pursuant to one or more of the other clauses of this Section 8.6 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time.

8.7. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments in Cash Equivalents;

(c) Guarantee Obligations permitted by Section 8.2;

(d) loans and advances to officers and employees of any Group Member and the Managing General Partner in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $5,000,000 at any one time outstanding;

(e) Investments in fixed or capital assets useful in the business of Cedar Fair LP and any other Loan Party made by Cedar Fair LP or any of its Subsidiaries;

(f) (i) Cedar Fair LP’s Investments in its Subsidiaries (and such Subsidiaries’ Investments in their Subsidiaries) identified on Schedule 5.15, as such amounts are outstanding as of the Restatement Effective Date, (ii) intercompany Investments by any Group Member in Cedar Fair LP or any Person that, prior to such Investment, is a Borrower or a Subsidiary Guarantor and (iii) Investments by any Subsidiary of Cedar Fair LP that is not a Subsidiary Guarantor in any Subsidiary of Cedar Fair LP;

(g) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;

(h) Permitted Acquisitions and Investments acquired as part of any Permitted Acquisition or a part of a Disposition permitted under Section 8.5(e) or (f);

(i) Investments by Cedar Fair LP or a Subsidiary thereof in Subsidiaries that are not Subsidiary Guarantors in an aggregate amount (valued at cost) not to exceed, at any one time outstanding (net of any return representing a return of capital in respect of any such Investment), the greater of (x) $~~20,000,000~~55,000,000 and (y) ~~5~~10% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1 on or prior to the date of the most recent Investment made pursuant to this clause (i);

(j) in addition to Investments otherwise expressly permitted by this Section 8.7, Investments by Cedar Fair LP or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed, at any one time outstanding (net of any return representing a return of capital in respect of any such Investment), the greater of (x) $~~100,000,000~~110,000,000 and (y) 20% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1 on or prior to the date of the most recent Investment made pursuant to this clause (j).

(k) Investments in joint ventures in an aggregate amount (valued at cost) not to exceed, at any one time outstanding (net of any return representing a return of capital in respect of any such Investment), the greater of (x) $~~50,000,000~~55,000,000 and (y) 10% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1 on or prior to the date of the most recent Investment made pursuant to this clause (k);

(l) Investments in Foreign Subsidiaries in an aggregate amount (valued at cost) not to exceed, at any one time outstanding (net of any return representing a return of capital in respect of any such Investment), the greater of (x) $~~20,000,000~~55,000,000 and (y) ~~5~~10% of Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1 on or prior to the date of the most recent Investment made pursuant to this clause (l);

(m) so long as (x) no Default or Event of Default has occurred and is continuing and (y) the Consolidated Leverage Ratio on a Pro Forma Basis would be less than or equal to 5.25 to 1.00 as of the last day of the most recent fiscal quarter for which internal financial statements are available on the date any such Investment is made, Cedar Fair LP and its Subsidiaries may make Investments in an aggregate amount equal to the portion, if any, of the Available Amount on such date that Cedar Fair LP elects to apply to this clause (m)~~, such election to be specified in a written notice of a Responsible Officer of Cedar Fair LP calculating in reasonable detail the Available Amount immediately prior to such election and the amount thereof elected to be so applied~~; and

(n) so long as no Default or Event of Default has occurred and is continuing and, on a Pro Forma Basis, the Consolidated Leverage Ratio would be less than or equal to ~~2.25~~3.50 to 1.00 as of the last day of the most recent fiscal quarter for which internal financial statements are available, Cedar Fair LP and its Subsidiaries may make unlimited Investments~~;~~.

~~provided that during the Additional Restrictions Period, no Investment may be made pursuant to any of clauses (h), (j), (k), (m) or (n) unless the consideration payable by Cedar Fair LP and its Subsidiaries in connection therewith consists exclusively of Capital Stock of Cedar Fair LP that is not Disqualified Capital Stock.~~

For purposes of determining compliance with this Section 8.7, in the event that an item of Investment meets the criteria of more than one of the categories of Investments described above, Cedar Fair LP may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Investment or any portion thereof in a manner that complies with this Section 8.7 and will only be required to include the amount and type of such Investment in one or more of the above clauses. In the event that a portion of the Investments could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the making of such Investments), Cedar Fair LP, in its sole discretion, may classify such portion of such Investment as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Investments as having been incurred pursuant to one or more of the other clauses of this Section 8.7 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time.

8.8. Optional Payments of Certain Debt. Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any unsecured Indebtedness or Subordinated Indebtedness (or Permitted Refinancing Indebtedness in respect thereof) (other than (x) intercompany Indebtedness permitted by Section 8.2(b) or (y) ~~so long as the Additional Restrictions Period is not then in effect,~~ the Senior Unsecured Notes or any other Qualifying Senior Unsecured Debt, so long as no Event of Default has occurred and is continuing), except, when no Default or Event of Default has occurred and is continuing, (i) an unlimited amount so long as the Senior Secured Leverage Ratio on a Pro Forma Basis would be less than or equal to ~~3.25~~3.50 to 1.00 as of the last day of the most recent fiscal quarter for which internal financial statements are available at such time, (ii) with the proceeds of (or in exchange for) Permitted Refinancing Indebtedness or (iii) so long as the Consolidated Leverage Ratio on a Pro Forma Basis would be less than or equal to 5.25 to 1.00 as of the last day of the most recent fiscal quarter for which internal financial statements are available prior to the making of such payment, payments may be made in an aggregate amount equal to the portion, if any, of the Available Amount that Cedar Fair LP elects to apply pursuant to this clause (iii) ~~such election to be specified in a written notice of a Responsible Officer of Cedar Fair LP calculating in reasonable detail the Available Amount immediately prior to such election and the amount thereof elected to be so applied; provided that no such prepayment, repurchase, redemption, defeasance or segregation shall be permitted pursuant to clause (i) or (iii) above during the Additional Restrictions Period. Notwithstanding anything to the contrary set forth in this Section 8.8, the Borrowers shall be permitted to redeem in full their $450,000,000 aggregate principal amount of outstanding 5.375% senior notes due 2024 on or about December 17, 2021~~.

~~8.9. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Cedar Fair LP of its or any Subsidiaries) unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors’ fees to directors who are not employees of a Group Member or any Affiliate of a Group Member, or (b) subject to the other provisions of this Agreement, any transaction between a Borrower and an Affiliate of such Borrower or a Subsidiary of such Borrower if such Borrower reasonably determines in good faith that such transaction is beneficial to such Borrower and its Subsidiaries taken as a whole and that such transaction shall not be entered into for the purpose of hindering the exercise by the Administrative Agent or the other Secured Parties of their rights or remedies under this Agreement and the other Loan Documents.~~

For purposes of determining compliance with this Section 8.8, in the event that an optional prepayment meets the criteria of more than one of the categories described above, Cedar Fair LP may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of prepayment or any portion thereof in a manner that complies with this Section 8.8 and will only be required to include the amount and type of such prepayment in one or more of the above clauses. In the event that a portion of the prepayment could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the making of such prepayment), Cedar Fair LP, in its sole discretion, may classify such portion of such prepayment as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the prepayment as having been incurred pursuant to one or more of the other clauses of this Section 8.8 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time.

[Reserved].

8.10. Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, except that the Group Members may enter into sale and leaseback transactions so long as the aggregate fair market value of all property Disposed of in all such transactions does not exceed $400,000,000.

8.11. Hedge Agreements. Enter into any Hedge Agreement, except Hedge Agreements entered into to hedge or mitigate risks (including, without limitation, currency exchange risk) to which Cedar Fair LP or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (c) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of Cedar Fair LP or any Subsidiary, but, in each case, not for speculative purposes.

~~8.12. Changes in Fiscal Periods. Permit the fiscal year of Cedar Fair LP to end on a day other than December 31 or change Cedar Fair LP’s method of determining fiscal quarters.~~

[Reserved].

8.13. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) requirements that Qualifying Senior Secured Debt and Permitted Refinancing Indebtedness in respect thereof be secured by the same assets securing such Indebtedness and (d) restrictions on the maximum amount of loans and letters of credit hereunder included in any agreement governing Indebtedness that are not more restrictive than the provisions of this Agreement as in effect on the date such agreement is entered into (including with respect to any increase pursuant to Section 2.4 or 2.6).

8.14. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Cedar Fair LP to (i) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Cedar Fair LP or any Subsidiary Guarantor, (ii) make loans or advances to, or other Investments in, Cedar Fair LP or any Subsidiary Guarantor or (iii) transfer any of its assets to Cedar Fair LP or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of (A) any restrictions existing under the Loan Documents, (B) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary permitted hereby, (C) customary restrictions on transfer in connection with purchase money security interests and Capital Lease Obligations otherwise permitted under this Agreement (provided that such restrictions shall be limited to the assets that are the subject of such purchase money security interest or Capital Lease Obligation), (D) restrictions in Qualifying Senior Unsecured Debt, Qualifying Senior Secured Debt and Permitted Refinancing Indebtedness in respect of the foregoing so long as such restrictions are not more onerous, taken as a whole, to Cedar Fair LP and its Subsidiaries (as determined in good faith by Cedar Fair LP) than the terms of this Agreement and (E) restrictions in the ~~Existing~~ Senior Notes and ~~the Senior Notes and~~ any Permitted Refinancing Indebtedness thereof so long as, in the case of any Permitted Refinancing Indebtedness, such restrictions are not more onerous, taken as a whole, to Cedar Fair LP and its Subsidiaries (as determined in good faith by Cedar Fair LP) than the terms of this Agreement~~, the Existing Senior Notes~~ or the Senior Notes, as applicable.

~~8.15. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which Cedar Fair LP and its Subsidiaries were engaged on the Restatement Effective Date or that are reasonably related thereto or are reasonable extensions thereof.~~

SECTION 9. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement or action pursuant to clause (i) or (ii) of Section 7.4(a) (with respect to the Borrowers only), Section 7.7(a) or Section 8 of this Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, including any Mortgage (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 days; or

(e) any Group Member (i) defaults in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such

Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) defaults in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $~~25,000,000~~100,000,000; or

(f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future Insolvency Law or similar law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver, monitor, administrator, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of at least 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) of this paragraph (f); or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan in excess of $~~25,000,000~~100,000,000, (vi) any other event or condition shall occur or exist with respect to a Plan, (vii) any Loan Party terminates any applicable Canadian Pension Plan or Canadian Benefit Plan, (viii) any event providing grounds to terminate or wind up a Canadian Pension Plan or Canadian Benefit Plan in whole or in part by order of any applicable regulatory authority shall occur, (ix) any event or condition occurs which would permit the applicable regulator to appoint a trustee or similar Person to administer a Canadian Pension Plan or Canadian Benefit Plan, or (x) any Loan Party shall fail to make any contributions when due to a Canadian Pension Plan, a Canadian Benefit Plan or a Canadian multi-employer pension plan; and in each case in clauses (i) and (iii) through (x) of this paragraph (g), such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in liability of a Loan Party in an aggregate amount which would reasonably be expected to have a Material Adverse Effect; or

(h) one or more final monetary judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $~~25,000,000~~100,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement or Section 2 of the Canadian Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Group Member shall so assert in writing; or

(k) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any trustee or other fiduciary holding securities under an employee benefit plan of the Group Members ~~or the Current Holder Group~~, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than ~~40~~50% of the ~~economic or~~ voting interest in the outstanding Capital Stock of Cedar Fair LP; (ii) the holders of Capital Stock of the U.S. Borrower shall approve a plan of complete liquidation of the U.S. Borrower; or (iii) Cedar Fair LP shall cease to own, directly or indirectly, 100% of the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the economic and voting interest of the Canadian Borrower; or

(l) any Subordinated Debt or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement and the Canadian Guarantors under the other Security Documents in respect thereof, as the case may be, as provided in any Subordinated Debt Indenture or any other relevant document, or any Loan Party, the trustee in respect of any Subordinated Debt or the holders of at least 25% in aggregate principal amount of such Subordinated Debt shall so assert in writing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the U.S. Borrower and the Canadian Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to each Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the U.S. Borrower and the Canadian Borrower shall at such time deposit in an interest bearing cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit, with interest accruing thereon at the Administrative Agent’s prevailing rates for deposits of comparable amount, currency and term. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the U.S. Borrower and the Canadian Borrower hereunder and under the other Loan Documents and any Specified Agreements; provided that no amounts received from any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party. After all such Letters of Credit shall have expired or been fully drawn upon, all

Reimbursement Obligations shall have been satisfied and all other obligations of the U.S. Borrower and the Canadian Borrower hereunder and under the other Loan Documents and any Specified Agreements shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to Cedar Fair LP (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

SECTION 10. THE AGENTS

10.1. Appointment. Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints each Agent as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

10.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

10.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or any Specified Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or any Specified Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Specified Agreement or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Specified Agreement, or to inspect the properties, books or records of any Loan Party.

10.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.

10.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or Cedar Fair LP referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties.

10.6. Acknowledgements of Lenders and Issuing Lenders.

~~10.6. Non-Reliance on Agents and Other Lenders.~~(a) Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement or any Specified Agreement. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents or any Specified Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates. The Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates. Each Lender and Issuing Lender (i) represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business, and that it is capable of evaluating and understanding the terms, conditions and risks of becoming a Lender and/or Issuing Lender, as applicable, under this Agreement, including in the context of related transactions to be entered into by the Borrowers, and multiple roles to be performed by the Administrative Agent or its Affiliates, in connection herewith or therewith.

(b) (i) Each Lender and Issuing Lender hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing lender under this Section 10.6(b) shall be conclusive, absent manifest error.

(ii) Each Lender and Issuing Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

(iv) Each party’s obligations under this Section 10.6(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

10.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 10.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, any Specified Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.

10.8. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 4.10, each Lender (which shall include any Issuing Lender ~~and any Conduit Lender~~ for purposes of this Section 10.8) shall indemnify the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or

any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.8. The agreements in this Section 10.8 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

10.9. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.

10.10. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and Cedar Fair LP. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Secured Parties a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9(a) or Section 9(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by Cedar Fair LP (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any resignation by any Person serving as Administrative Agent as provided above shall also constitute such Person’s resignation as Collateral Agent.

10.11. Agents Generally. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such and each Lender agrees (i) that the use of the term “agent” herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied or express obligations arising under agency doctrine of any applicable law, and is used solely as a matter of market custom to reflect an exclusively administrative relationship between contracting parties, and (ii) that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby.

10.12. The Lead Arrangers, Co-Syndication Agents and Co-Documentation Agents. The Lead Arrangers, Co-Syndication Agents and Co-Documentation Agents in their capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and other Loan Documents.

10.13. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

10.14. Certain ERISA Matters

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Collateral Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i) none of the Administrative Agent, the Collateral Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent or Collateral Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Collateral Agent or any Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent, the Collateral Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 11. MISCELLANEOUS

11.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date or reduce the amount of any stated amortization payment in respect of any Term Loan ~~under Section 2.3~~, or, subject to Section 4.7 ~~with respect to each Applicable Facility~~, reduce the stated rate of any interest, fee or other amount payable hereunder (except (x) in connection with the waiver of applicability of any post default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility and (y) that any amendment or modification of defined terms used in the financial covenant or definitions in this Agreement shall not constitute a reduction in the rate of interest, fees or other amounts payable hereunder for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of “Required Lenders”, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all the Subsidiary Guarantors (other than the Canadian Borrower or U.S. Co-Borrower) from their obligations under the Guarantee and Collateral Agreement (other than as otherwise permitted hereby or thereby), in each case without the written consent of all Lenders; (iv) reduce the percentage specified in the definition of “Majority Facility Lenders” with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 10 without the written consent of each Agent adversely affected thereby; (vi) ~~[reserved]~~other than in connection with the incurrence of any debtor-in-possession financing, contractually subordinate any Facility in right of payment to any other Indebtedness for borrowed money or contractually subordinate the priority of the liens on the Collateral securing the Facilities to any lien securing Indebtedness for borrowed money, in each case, without the consent of each directly and adversely affected Lender, in each case, other than in connection with any Indebtedness with respect to which each then-existing Lender with respect to the applicable Facility is offered the opportunity (on a ratable basis) to provide such Indebtedness on the same terms and conditions as other lenders providing such Indebtedness; provided, however, that if any such existing Lender does not accept an offer to provide its pro rata share of such Indebtedness within five Business Days following such offer being made, such existing Lender shall be deemed to have declined such offer; (vii) amend, modify or waive any provision of Sections 3.7 to 3.14 or 4.16 without the written consent of each Issuing Lender affected thereby; (viii) alter the order of application of any mandatory prepayment to any Facility, without the written consent of the Majority Facility Lenders under each such Facility receiving a lesser prepayment; (ix) ~~amend, modify or waive any Loan Document so as to alter the ratable treatment of the Grantor Hedge Agreement Obligations (as defined in the Guarantee and Collateral Agreement), Grantor Cash Management Obligations (as defined in the Guarantee and Collateral Agreement) and the Borrower Credit Agreement Obligations in a manner adverse to any Qualified Counterparty with Obligations then outstanding without the written consent of any such Qualified Counterparty~~[reserved] or (x) amend, modify or waive any Loan Document, including Section 4.8, so as to alter the pro rata treatment of borrowings and payments hereunder following the occurrence and during the continuance of an Event of Default without the consent of each Lender adversely affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing for the period of such waiver; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i) in the proviso to the first sentence of this Section 11.1.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit outstanding at such time and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders~~; provided that no such amendment shall permit the Additional Extensions of Credit to (x) share with preference to the Term Loans under the U.S. Term B Facility in the application of mandatory prepayments without the consent of the Majority Facility Lenders under the U.S. Term B Facility or (y) share with preference to the Term Loans under any other Facility in the application of mandatory prepayments without the consent of the Majority Facility Lenders.~~.

Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the applicable Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Term Loans, any Refinancing Term Loans, any Extended Term Loans or any Replacement Revolving Commitments on substantially the same basis as the Term Loans or Revolving Loans, as applicable, or correct any ambiguity, omission or inconsistency.

Cedar Fair LP shall be permitted to replace any Lender that fails to consent to any amendment, waiver or consent to any Loan Document requested by a Borrower ~~(a “Non-Consenting Lender”)~~ in respect of which the consent of all (or all affected) Lenders or all Lenders under a particular Facility is required, and supported by, as applicable, the Required Lenders or the Majority Facility Lenders, with a replacement financial institution; provided that (i) no later than thirty (30) days after the date on which the consent of as applicable, the Required Lenders or the Majority Facility Lenders was obtained with respect to such amendment, waiver or consent, Cedar Fair LP shall notify the Lender of Cedar Fair LP’s intention to replace such Lender, (ii) such replacement does not conflict with any applicable Requirement of Law, (iii) ~~(x)~~ the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and (y) at any time ~~following the Amendment No. 1 Effective Date and on or prior to the six month anniversary of the Amendment No. 1 Effective Date, in the case of any amendment effected pursuant to Section 4.17, the Borrowers shall pay a fee equal to 1.00% of the replaced Lender’s U.S. Term B Loans~~, (iv) the Borrowers shall be liable to such replaced Lender under Section 4.11 if any ~~Eurodollar~~Term SOFR Rate Loan or ~~BA~~CDOR Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be approved by the Administrative Agent and, if such replaced Lender is a Revolving Lender, approved by the Issuing Lenders under the applicable Revolving Facility (which approvals shall not be withheld or delayed unreasonably), (vi) the replaced Lender and the replacement financial institution shall be obligated to effect such replacement in accordance with the provisions of Section 11.6 (provided that the Administrative Agent agrees to waive the processing and recordation fee referred to therein in respect of a replacement pursuant to this paragraph of Section 11.1), (vii) until such time as such replacement shall be consummated, the applicable Borrower shall pay all additional amounts (if any) required pursuant to Section 4.9 or 4.10, as the case may be, (viii) any such replacement shall not be deemed to be a waiver of any rights that (A) any Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender or (B) the replaced Lender shall have against any Borrower, the Administrative Agent or any other Lender, (ix) the provisions of Section 11.5 shall continue to benefit the replaced Lender, and (x) the replacement financial institution has agreed to the respective amendment, waiver or consent in connection with such replacement.

~~Notwithstanding the foregoing (but without limiting clauses (iv), (vii) and (ix) above), on the Amendment No. 1 Effective Date, without any further action by any party hereto, each U.S. Term B Loan held by each Amendment No. 1 Non-Consenting Lender shall be automatically assigned to the Purchasing U.S. Term B Lender, effective as of the Amendment No. 1 Effective Date immediately upon receipt by the Administrative Agent, for the account of such Amendment No. 1 Non-Consenting Lender of (i) an amount in immediately available funds, from the Purchasing U.S. Term B Lender equal to the principal amount of such Amendment No. 1 Non-Consenting Lender’s U.S. Term B Loan and (ii) an amount in immediately available funds, from the Borrowers, equal to all accrued and unpaid interest on such Amendment No. 1 Non-Consenting Lender’s U.S. Term B Loan to but excluding the Amendment No. 1 Effective Date.~~

11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth on Schedule 11.2 in the case of the Borrowers, the Administrative Agent and the Issuing Lenders and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto; provided that any notice, request or demand to or upon any Agent, any Issuing Lender or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices involving a Lender pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or Cedar Fair LP may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

11.5. Payment of Expenses; Limitation of Liability; Indemnity.

~~11.5. Payment of Expenses.~~(a) Each Borrower agrees (~~a~~i) to pay or reimburse each Agent for all its reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to Cedar Fair LP on or prior to the ~~Restatement~~Amendment No. 6 Effective Date (in the case of amounts to be paid on the ~~Restatement~~Amendment No. 6 Effective Date) and from time to time thereafter on a monthly basis or such other periodic basis as such Agent shall deem appropriate, and (~~b~~ii) to pay or reimburse each Lender and Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement (including in any work-out or restructuring), the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in house counsel) to each Lender and of counsel to such Agent ~~and~~.

(~~c~~b) Each Borrower agrees to pay, indemnify, and hold each Lender and Agent and their respective officers, directors, employees, affiliates, agents, advisors, trustees and ~~con-trolling~~controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (regardless of whether any Loan Party is or is not a party to any such actions or suits) and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, non-compliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (~~c~~b), collectively, the “Indemnified Liabilities”); provided that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided, further, that this Section 11.5(~~c~~b) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages or other similar costs or expenses, arising from any non-Tax claim.

(c) Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, (i) all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against ~~any Indemnitee and~~the Administrative Agent, any Lead Arranger, Co-Syndication Agent or Co-Documentation Agent, any Issuing Lender and any Lender, and their respective officers, directors, employees, affiliates, agents, advisors, trustees and controlling persons (each such Person being called a “Lender-Related Person”), (ii) any claim against any ~~Indemnitee~~Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof~~.~~ and (iii) for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet).

(d) All amounts due under this Section 11.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section 11.5 shall be submitted to Cedar Fair LP, at the address of the Borrowers set forth in Section 11.2, or to such other Person or address as may be hereafter designated by Cedar Fair LP in a written notice to the Administrative Agent. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

11.6. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any such Borrower without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.6 and (iii) no assignment shall be permitted to an Ineligible Institution.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) Cedar Fair LP; provided that no consent of Cedar Fair LP shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund or, if an Event of Default specified in paragraph (a) or clause (i) or (ii) of paragraph (f) under Article 9 has occurred and is continuing, any other Person; provided further that Cedar Fair LP shall be deemed to have consented to any assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ~~five~~fifteen (~~5~~15) Business Days after a Responsible Officer having received written notice thereof; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for (x) an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment, except in the case of an assignment of a Revolving Commitment or (y) any assignment by the Administrative Agent (or its affiliates); and

(C) in the case of any assignment of a Revolving Commitment, each Issuing Lender under the applicable Facility.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (or, in the case of Term Loans, $250,000) unless each of Cedar Fair LP and the Administrative Agent otherwise consent; provided that (1) no such consent of Cedar Fair LP shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 payable to the Administrative Agent (unless waived by the Administrative Agent in its sole discretion); and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5); provided that nothing in this Section 11.6 shall be construed as (y) creating any new Loan or other Obligation and shall not constitute a novation of such Loan or other Obligation or (z) constitute or require the repayment and/or re-advance of any principal of any Loan or other Indebtedness, it being the intention of the parties that only an assignment of Obligations held by, and of the rights and obligations of, a Lender are contemplated hereby, which Obligations shall continue to be the same, and not new, Obligations. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 11.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the U.S. Borrower shall maintain at one of their respective offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest) of the Loans and L/C Obligations owing to, each Lender under the Facility for which it has been appointed agent pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.6 and any written consent to such assignment required by paragraph (b) of this Section 11.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. The Register shall be available for inspection by any Borrower, the Administrative Agent or any Lender (but only to the extent that such Lender may inspect the name and address of such Lender and the Commitments and principal amount of Loans and L/C Obligations owing to such Lender as recorded in the Register) at any reasonable time and from time to time upon reasonable prior notice.

(c) (i)Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (other than an Ineligible Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) in no event shall any such participation be sold to a Person that, directly or indirectly, is primarily engaged in the ownership or operation of amusement parks, water parks, theme parks or other similar properties. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section 11.6, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 to the same extent (subject to the requirements and limitations therein, including the requirements to provide the documentation under Section 4.10(e), provided that a Participant shall deliver the requirement documentation solely to the participating Lender), and the requirements of Sections 4.12 and 4.13) as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender; provided that such Participant shall be subject to Section 11.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 4.9 or 4.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (A) the sale of the participation to such Participant is made with Cedar Fair LP’s prior written consent (not to be unreasonably withheld or delayed) or (B) the entitlement to such greater payment (x) results from any change in any Requirement of Law occurring after the Participant became a Participant or (y) arises after the occurrence and during the continuance of an Event of Default.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 11.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

~~(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers or the Administrative Agent and without regard to the limitations set forth in Section 11.6(b); provided that in no event shall any such assignment be made to a Person that, directly or indirectly, is primarily engaged in the ownership or operation of amusement parks, water parks, theme parks or other similar properties. Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.~~

~~(g) Notwithstanding the other provisions of this Section 11.6, no Assignment and Assumption shall be required in connection with Amendment No. 1 Assignments, so long as they otherwise comply with Section 11.1, and such assignments shall become effective as to any Amendment No. 1 Non-Consenting Lender upon the receipt by the Administrative Agent (who shall promptly distribute the same to the applicable Amendment No. 1 Non-Consenting Lender) of the amounts set forth in the last sentence of Section 11.1 for the account of such Amendment No. 1 Non-Consenting Lender.~~

11.7. Adjustments; Set off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided, further, that no amounts received from any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), which amount is not paid when due, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower; provided that no amounts set off with respect to any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party. Each Lender agrees promptly to notify Cedar Fair LP and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.8. Counterparts; Electronic Execution.

(a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. ~~Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Cedar Fair LP and the Administrative Agent.~~

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered hereunder), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and Issuing Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender or Issuing Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers and each other Loan Party hereby (A) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders and Issuing Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s or Issuing Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of any Borrower or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

11.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.12. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof (each a “New York Court”);

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT NEW YORK COURTS DO NOT HAVE JURISDICTION OVER THE SUBJECT MATTER OF SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

11.13. Acknowledgments. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Agent or Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrowers, on one hand, and the Agents and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and Lenders or among the Borrowers and the Agents and Lenders.

11.14. Releases of Guarantees and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 11.1) to take any action requested by Cedar Fair LP having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents shall have been paid in full, the Commitments have been terminated, no Letters of Credit shall be outstanding (unless any such Letter of Credit has been cash collateralized at 105% of its face amount) the Collateral shall be automatically released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c) The Lenders irrevocably agree that:

(i) any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (w) pursuant to clause (b) above, (x) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any of the Borrowers or any Subsidiary Guarantor, (y) subject to Section 11.1, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (z) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under its guarantee pursuant to clause (ii) below; and

(ii) any Subsidiary Guarantor shall be automatically released from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the ~~Existing Senior Notes or the~~ Senior Notes.

(d) The Administrative Agent and Collateral Agent shall also, at the Borrowers’ expense, release the Mortgages on any item of real property that is not a Mortgaged Property and that was subject to a Mortgage under the Existing Credit Agreement.

11.15. Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section 11.15, to any actual or prospective Transferee, to any pledgee referred to in Section 11.6(d) or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

11.16. WAIVERS OF JURY TRIAL. THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.17 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

11.18. Canadian Borrower. The Canadian Borrower hereby irrevocably appoints Cedar Fair, LP as the borrowing agent and attorney in fact for the Canadian Borrower which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by the Canadian Borrower that such appointment has been revoked. The Canadian Borrower hereby irrevocably appoints and authorizes Cedar Fair LP (i) to provide the Agents with all notices with respect to Loans and Letters of Credit obtained for the benefit of the Canadian Borrower and all other notices, consents and instructions under this Agreement, and (ii) to take such action as Cedar Fair LP deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. The handling of the accounts of each Borrower in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of each Borrower in the most efficient and economical manner and at their request, and no Agent or Lender shall incur liability to either Borrower or any other Person as a result thereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the accounts in a combined fashion and represents that the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each Borrower hereby agrees to indemnify each Agent and Lender and hold each Agent and Lender harmless against any and all liability, expense, loss incurred or claim of damage or injury asserted against any Agent or Lender by such Borrower or any other Group Member or any other Person whosoever, arising from or incurred by reason of (a) the handling of the accounts of the Borrowers as herein provided, (b) the reliance of the Agent and the Lenders on any instructions of Cedar Fair LP or (c) any other action taken by any Agent or any Lender hereunder or under the other Loan Documents.

11.19. Judgment Currency. If in the recovery by any Secured Party of any amount owing hereunder in any currency, judgment can only be obtained in another currency, and because of changes in the exchange rate of such currencies between the date of judgment and payment in full of the amount of such judgment the amount of recovery under the judgment differs from the full amount owing hereunder, the applicable Borrower shall pay any such shortfall to the applicable Secured Party, and such shortfall can be claimed by the applicable Secured Party against such Borrower as an alternative or additional cause of action.

11.20. No Fiduciary Duty, etc~~.~~. The Borrowers acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that no Agent or Lender will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Agent and Lender is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other Person. The Borrowers agree that it will not assert any claim against any Agent or Lender based on an alleged breach of fiduciary duty by such Agent or Lender in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrowers acknowledge and agree that no Agent or Lender is advising the Borrowers as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrowers shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent or Lender shall have any responsibility or liability to the Borrowers with respect thereto.

The Borrowers further acknowledge and agree, and acknowledge their subsidiaries’ understanding, that each Agent and Lender is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Agent or Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and other companies with which you may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Agent or Lender or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Borrowers acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that each Agent and Lender and their Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. No Agent or Lender will use confidential information obtained from you by virtue of the transactions contemplated by the Loan Documents or its other relationships with you in connection with the performance by such Agent or Lender of services for other companies, and no Agent or Lender will furnish any such information to other companies. You also acknowledge that no Agent or Lender has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to you, confidential information obtained from other companies.

11.21. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.

11.22. Canadian Anti-Money Laundering Legislation. Each Borrower acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), each Lender may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

11.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.24. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a preceding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.